Exhibit 3.4

Execution Copy

FOURTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

KOSMOS ENERGY HOLDINGS

a Cayman Islands Exempted Company limited by guarantee but not having a share capital

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1	Definitions	2
Section 1.2	Construction	2

ARTICLE 2
ORGANIZATION

Section 2.1	Formation	2
Section 2.2	Name	2
Section 2.3	Registered Office; Principal Office; Other Offices	2
Section 2.4	Purposes	3
Section 2.5	Foreign Qualification	3
Section 2.6	Term	3
Section 2.7	No State Law Partnership	3
Section 2.8	Title to Company Assets	3

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties	3

ARTICLE 4
MEMBERS;
CREATION AND TRANSFER OF MEMBERSHIP INTERESTS

Section 4.1	Members	4
Section 4.2	Membership Interests	4
Section 4.3	Dispositions of Membership Interests	10
Section 4.4	Admission of Additional Members	10
Section 4.5	Preemptive Rights For New Securities Issued By The Company	10
Section 4.6	Creation and Issuance of Additional Units of Membership Interests	13
Section 4.7	Information	15
Section 4.8	Liability to Third Parties	15
Section 4.9	Cessation of Membership	16
Section 4.10	Spouses of Members	16

ARTICLE 5
RESTRICTIONS ON DISPOSITIONS OF MEMBERSHIP INTERESTS

Section 5.1	Restrictions On Dispositions	16
Section 5.2	Permitted Dispositions	18

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

i

EXHIBITS:

A	Defined Terms
B-1	Series A Convertible Preferred Unit Designation
B-2	Series B Convertible Preferred Unit Designation
B-3	Series C Convertible Preferred Unit Designation
C	Memorandum of Association and Articles of Association
D-1	Form of Common Unit Certificate
D-2	Form of Profits Unit Certificate
E-1	Form of Series A Convertible Preferred Unit Certificate
E-2	Form of Series B Convertible Preferred Unit Certificate
E-3	Form of Series C Convertible Preferred Unit Certificate
F	Form of Addendum Agreement
G	Form of Instrument of Transfer
H	Form of Substitution of Proxy
I	Registration Rights Agreement

SCHEDULES:

I	Members
II	Managers
III	Independent Third Party Valuation Firms
IV	Illustrative Distributions

v

FOURTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
KOSMOS ENERGY HOLDINGS

a Cayman Islands Exempted Company limited by guarantee but not having a share capital

This FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF KOSMOS ENERGY HOLDINGS, dated as of October 9, 2009, is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below) executing this Agreement.

RECITALS:

WHEREAS, the initial Members entered into that certain Operating Agreement of the Company (the “Original Agreement”) as of March 9, 2004 (the “Effective Date”);

WHEREAS, the Original Agreement was amended pursuant to that certain First Amendment to Operating Agreement of the Company dated as of February 20, 2005 (the “First Amendment”);

WHEREAS, the Original Agreement, as amended by the First Amendment, was amended and restated in its entirety on June 13, 2007 (the “First Amended and Restated Agreement”);

WHEREAS, the First Amended and Restated Agreement was amended and restated in its entirety on September 18, 2007 (the “Second Amended and Restated Agreement”);

WHEREAS, the Second Amended and Restated Agreement was amended and restated in its entirety on June 18, 2008, and was further amended by the Amendment No. 1 to the Third Amended and Restated Operating Agreement` of the Company on December 18, 2008 (as amended, the “Third Amended and Restated Agreement”);

WHEREAS, pursuant to Section 15.5 of the Third Amended and Restated Agreement, the Members executing this Agreement desire to amend and restate the Third Amended and Restated Agreement; and

WHEREAS, this Agreement will be in force and effect and become binding on the current Members of the Company and their respective spouses by the execution hereof by the required signatories to effect the amendment and restatement of the Third Amended and Restated Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and obligations set forth herein, the Third Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1             Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A or, if not defined in Exhibit A, in the Articles, the Contribution Agreement, the Series A Convertible Preferred Unit Designation in the form attached hereto as Exhibit B-1 (the “Series A Convertible Preferred Unit Designation”), the Series B Convertible Preferred Unit Designation in the form attached hereto as Exhibit B-2 (the “Series B Convertible Preferred Unit Designation”), or the Series C Convertible Preferred Unit Designation in the form attached hereto as Exhibit B-3 (the “Series C Convertible Preferred Unit Designation”).

Section 1.2             Construction. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited, and (e) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE 2
ORGANIZATION

Section 2.1             Formation. The Company has been organized as a Cayman Islands exempted company limited by guarantee but not having a share capital by the filing of the Memorandum and the Articles in the forms attached hereto as Exhibit C (the Memorandum and the Articles, collectively the “Certificate”) under and pursuant to the Act. All Members shall be deemed to have notice of, and be bound by, the terms and conditions set forth in the Memorandum and the Articles.

Section 2.2             Name. The name of the Company is “Kosmos Energy Holdings,” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Supermajority Holders may select.

Section 2.3             Registered Office; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the Cayman Islands shall be the office of the initial registered agent named in the Memorandum of Association or such other office in the Cayman Islands (which need not be a place of business of the Company) as the Board (as defined below) may designate in the manner provided by the Act (the initial office or such other designated office, the “Registered Office”). The principal office of the Company shall be at such place outside of the Cayman Islands as the Board may designate. The Company may have such other offices as the Board may designate.

Section 2.4            Purposes. The purposes of the Company are to engage in any business or activity that is permitted by applicable Law.

Section 2.5            Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than the Cayman Islands, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign company in that jurisdiction if such qualification is required. At the request of the Board, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign company in all such jurisdictions in which the Company may conduct business, provided that no Investor shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

Section 2.6            Term. The Company commenced upon the filing of the Memorandum with the Registrar and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 14.

Section 2.7            No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.8            Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties. Each of the Members severally, but not jointly, represents and warrants to the Company and the other Members that:

(a)           such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary action;

(b)           this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights; and

(c)           the execution, delivery, and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder, any agreement or other instrument to which such Member is a party.

ARTICLE 4
MEMBERS; CREATION AND TRANSFER OF MEMBERSHIP INTERESTS

Section 4.1             Members. The Members of the Company as of the date hereof are the Persons named in Schedule I hereto.

Section 4.2             Membership Interests.

(a)             Classes. The Membership Interests of the Company shall be divided into two classes of units referred to herein as “Common Units” and “Preferred Units”. The Company is hereby authorized to issue 100,000,000 Common Units (which amount includes 30,000,000 Common Units issuable upon conversion of the Series A Convertible Preferred Units, 20,000,000 Common Units issuable upon conversion of the Series B Convertible Preferred Units and 8,849,555 Common Units issuable upon the conversion of the Series C Convertible Preferred Units) plus such additional number of Common Units as are needed from time to time to comply with the anti-dilution provisions set forth in the Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred Unit Designation, the Series C Convertible Preferred Unit Designation and the provisions of Section 15.12 of this Agreement. The Company is authorized to issue 100,000,000 Preferred Units.

(i)            Of the authorized Preferred Units, (A) 30,000,000 are hereby designated as the “Series A Convertible Preferred Units” and shall have the preferences, rights, qualifications, limitations and restrictions set forth in the Series A Convertible Preferred Unit Designation and elsewhere in this Agreement, (B) 20,000,000 are hereby designated as the “Series B Convertible Preferred Units” and shall have the preferences, rights, qualifications, limitations and restrictions set forth in the Series B Convertible Preferred Unit Designation and elsewhere in this Agreement, and (C) 8,849,555 are hereby designated as the “Series C Convertible Preferred Units” and shall have the preferences, rights, qualifications, limitations and restrictions set forth in the Series C Convertible Preferred Unit Designation and elsewhere in this Agreement. The Series B Convertible Preferred Units shall have a Threshold Value of $15.00 and the Series C Convertible Preferred Units shall have a Threshold Value of $18.25; provided, however, that Series B

Convertible Preferred Units and Series C Convertible Preferred Units shall not constitute “profits interests” as described in Section 4.2(c).

(ii)           Of the authorized Common Units, 840,000 are designated the $0.85 Units; 2,350,000 are designated the $5.00 Units; 1,100,000 are designated the $10.00 Units; 2,333,333 are designated the $15.00 Units; 1,566,667 are designated the $27.50 Units; 2,500,000 are designated the $40.00 Units; 2,500,000 are designated the $65.00 Units; 2,500,000 are designated the $90.00 Units, 2,660,000 are designated the Management Units and 2,500,000 are designated the C1 Units (the “C1 Units”). Membership Interests shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.

(iii)          Of the aggregate authorized number of $5.00 Units, 2,133,426 have been issued on or prior to the date hereof with a Threshold Value of $5.00 and 216,574 have been issued on or prior to the date hereof with a Threshold Value of $15.00 (the “$5.00 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $5.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a “Threshold Value” applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $5.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of five dollars ($5.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(iv)          Of the aggregate authorized number of $10.00 Units, 1,011,374 have been issued on or prior to the date hereof with a Threshold Value of $10.00 and 88,626 have been issued on or prior to the date hereof with a Threshold Value of $15.00 (the “$10.00 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $10.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $10.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of ten dollars ($10.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(v)           Of the aggregate authorized number of $15.00 Units, 2,333,333 have been issued on or prior to the date hereof with a Threshold Value of $15.00 (the “$15.00 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $15.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $15.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of fifteen dollars ($15.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(vi)          Of the aggregate authorized number of $27.50 Units, 1,368,333 have been issued on or prior to the date hereof with a Threshold Value of $27.50 (the “$27.50 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $27.50 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $27.50 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of twenty-seven dollars and fifty cents ($27.50) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(vii)         Of the aggregate authorized number of $40.00 Units, 1,947,999 have been issued on or prior to the date hereof with a Threshold Value of $40.00 (the “$40.00 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $40.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $40.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of forty dollars ($40.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(viii)        Of the aggregate authorized number of $65.00 Units, 1,789,999 have been issued on or prior to the date hereof with a Threshold Value of $65.00 (the “$65.00 Units”). Subject to Article 10, the Committee may from time to time designate and issue additional series of Profits Units (up to the number of authorized $65.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $65.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of sixty-five dollars ($65.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(ix)           Of the aggregate authorized number of $90.00 Units, 1,789,999 have been issued on or prior to the date hereof with a Threshold Value of $90.00 (the “$90.00 Units”). Subject to Article 10, the Committee May from time to time designate and issue additional series of Profits Units (up to the number of authorized $90.00 Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interests” as provided in Section 4.2(d) below, but not less than $90.00 (taking into account the adjustments to Book Value contemplated in clause (iii) of subparagraph (b) of the definition thereof). The Threshold Value for each additional series of Profits Units shall equal the sum of ninety dollars ($90.00) plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each such additional Profits Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(x)            Management Units that are forfeited to or repurchased by the Company after the Effective Date and reissued pursuant to Article 10 with a Threshold Value (of zero or greater) are, upon such reissuance, designated Profits Units. Subject to Article 10, the Committee may from time to time designate and issue additional series of such Profits Units (up to the number of forfeited or repurchased Management Units), each of which shall be designated by its Threshold Value. The Committee shall designate a Threshold Value applicable to each such additional series of Profits Units to the extent necessary to cause such Profits Units to constitute “profits interest” as provided in Section 4.2(d) below. The “0.85 Units,” which are a series of 840,000 Profits Units, 839,999 of which were issued prior to the date hereof upon forfeiture of or repurchase by the Company of

Management Units as contemplated herein, have a Threshold Value of $0.85. The Threshold Value for each additional series of Profits Units shall equal the amount that would, in the reasonable determination of the Board, be distributed with respect to the issuance of such additional series, if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 7.1(a).

(xi)           Of the aggregate authorized number of Cl Units, 2,500,000 have been issued on or prior to the date hereof. The Cl Units shall have a Threshold Value of $18.25.

(xii)          Profits Units (including those issued pursuant to clause (x)) that have been repurchased by or forfeited to the Company may be reissued subject to the requisite Committee approval and other terms and conditions of this Agreement, including the respective requirements of Section 4.2(a)(iii) through (x) with respect to Threshold Value and the provisions of Article 10. For the avoidance of doubt, any Profits Units (including those issued pursuant to clause (x)) that have been repurchased by or forfeited to the Company may be reissued in accordance with this Agreement with a Threshold Value that is different from the Threshold Value (if any) of the Units so repurchased or forfeited, subject to the provisions of Section 4.2(a)(iii) through (x), as applicable.

(b)           Unit Certificates. Ownership of Units may be evidenced by unit certificates, but membership in the Company shall be exclusively evidenced and determined by entry in the Register of Members. The forms of unit certificates representing Common Units and Profits Units are set forth as Exhibit D-1 and Exhibit D-2, respectively; and the forms of unit certificates representing Series A Convertible Preferred Units, Series B Convertible Preferred Units, and Series C Convertible Preferred Units are set forth as Exhibit E-1, Exhibit E-2 and Exhibit E-3, respectively. Notwithstanding the preceding sentence, certificates issued prior to the date hereof representing $5.00 Units (as defined in the First Amended and Restated Agreement) or Class B-1 Units (as defined in the Second Amended and Restated Agreement) issued prior to the date hereof shall, from and after the date hereof, represent $5.00 Units; certificates issued prior to the date hereof representing $10.00 Units (as defined in the First Amended and Restated Agreement) or Class C-1 Units (as defined in the Second Amended and Restated Agreement) issued prior to the date hereof shall, from and after the date hereof, represent $10.00 Units; and certificates issued prior to the date hereof representing Class A Threshold Units (as defined in the Second Amended and Restated Agreement) issued prior to the date hereof shall, from and after the date hereof, represent $0.85 Units. Additional forms of certificates shall be approved by the Board from time to time in the event additional classes or series of Membership Interests are created in accordance with this Agreement. The Company shall issue one or more certificates to each Member, which certificates need not bear a seal of the Company but shall be signed by the Chief Executive Officer, President or any Vice President and by the Secretary or any Assistant Secretary certifying the number, class and series of Units represented by such certificate. The unit certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board may from time to time by resolution select. In the event any Officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer, transfer agent or registrar at the date of issue. The unit certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The Board may determine the conditions upon which a new unit certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all loss or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. Each unit certificate and the Register of Members shall bear a legend on the face thereof in the following form:

“TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK.”

and shall bear a legend on the reverse side thereof substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

and, if representing a Profits Unit or a Management Unit, shall include the following sentence at the end of the legend on the reverse side thereof:

“THIS SECURITY IS SUBJECT TO FORFEITURE TO AND/OR REPURCHASE BY THE COMPANY UNDER THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.”

(c)           Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records at its principal executive offices. In addition to the legend required by Section 4.2(b) above, each Member agrees that the Register of Members and each unit certificate heretofore or hereafter issued by the Company shall also bear such other legends as may be required pursuant to the Contribution Agreement. Any such legend shall be removed by the Company upon the request (which shall include customary representations and opinions of counsel if reasonably requested by the Company) of a Member when such legend is no longer applicable.

(d)           The Profits Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable Law). Accordingly, the capital account associated with each such Unit at the time of its issuance shall be equal to zero dollars. The Company and the holders of such Units shall file all federal income tax returns consistent with such characterization.

Section 4.3            Dispositions of Membership Interests. No Member, nor any spouse of a Member, Personal Representative of a Member or legal representative, agent or Assignee of a Member, may Dispose of all or any portion of such Member’s Membership Interest and Units, except to the extent expressly provided in Article 5. The Members agree that the restrictions contained in this Agreement are fair and reasonable and in the best interests of the Company and the Members.

Section 4.4            Admission of Additional Members. Any Person that acquires Units pursuant to a Disposition of Units to such Person by a Member in accordance with Article 5 and the other provisions of this Agreement or pursuant to an issuance to such Person by the Company in accordance with this Agreement or the Contribution Agreement shall automatically be admitted as a Member without further action by the Company. No other Person (including an Assignee) that acquires a Membership Interest and Units shall be admitted to the Company as a Member in connection with a Disposition or an issuance by the Company, without the consent of the Supermajority Holders. An Assignee, in its capacity as such, of a Membership Interest and Units shall only be entitled to receive allocations and distributions pursuant to Article 7 and shall not have any other rights or powers of a Member, including any voting rights. Until an Assignee becomes a Member, the transferring Member from which such Assignee received its Membership Interest shall continue to be a Member and have the power to exercise any rights or powers as a Member, but shall not have the right to receive allocations or distributions pursuant to Article 7. Any increase in the number of Members must be notified to the Registrar within 30 days of such increase.

Section 4.5            Preemptive Rights For New Securities Issued By The Company.

(a)           Except in the case of Excluded Securities (as hereinafter defined), the Company shall not, and shall cause its Subsidiaries not to, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any Membership Interests or Units of, or other equity interests in, the Company or any Subsidiary of the Company, or any ights to acquire any such Membership Interests or Units or other equity interests, whether or not immediately exercisable and whether evidenced by an option, warrant, convertible security or other instrument or agreement (collectively, “New Securities”), unless in each case the Company shall have first offered or caused such Subsidiary to offer (the “Preemptive Offer”) to sell such New Securities at the same price and upon the same terms and conditions (including, in the event that such New Securities are issued in a unit together with other securities, the purchase of such other securities) (the “Offered New Securities”) to each Investor Unitholder (other than a Non-Consenting Investor if such issuance, sale, exchange or agreement pursuant to this Section 4.5 is for the purpose of raising the funding for the activity to which the Non-Consent Event related) and each Management Unitholder that (i) owns Convertible Preferred Units, (ii) is a Member and (iii) is an Accredited Investor by delivery to such Unitholders of written notice of such offer stating the Company or Subsidiary, as the case may be, proposes to sell such Offered New Securities, the number or amount of the Offered New Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 15 days from the date it is delivered to the Unitholders eligible to receive such notice (the “Preemptive Offer Period”).

(b)           Each Unitholder being offered the Offered New Securities (an “Offeree”) shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for (i) the number or amount of such Offered New Securities up to its Proportionate Percentage of the group of such Offerees (excluding from such calculation any Unvested Management Units) of the total number or amount of Offered New Securities proposed to be issued and (ii) the number or amount of such Offered New Securities up to its Proportionate Percentage as determined below (excluding from such calculation any Unvested Management Units) of the Offered New Securities not subscribed for by other Offerees as specified in its Preemptive Offer Acceptance Notice pursuant to clause (i) above. Any Offered New Securities not subscribed for by an Offeree pursuant to clause (i) of the immediately preceding sentence shall be deemed to be reoffered to and accepted by the Offerees exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the number or amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages of the group of such Offerees electing to subscribe for Offered New Securities pursuant to such clause (ii) (excluding from such calculation any Unvested Management Units) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated, to the extent required, until either (x) all of the Offered New Securities are deemed accepted by the Offerees or (y) the full number and amount of Offered New Securities subscribed for in all of the Preemptive Offer Acceptance Notices have been accepted. The Company shall notify each Offeree accepting Offered New Securities hereunder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered New Securities which such Offeree has subscribed to purchase, the closing date for the sale of such Offered New Securities (which closing shall be at a reasonable place and time within 45 days from the expiration of the applicable Preemptive Offer Period) and such other details (consistent with the Preemptive Offer) necessary and reasonable in order to effectuate the sale of the Offered New Securities; provided, however, the Company may elect not to sell the Offered New Securities if the Unitholders do not collectively subscribe for all the Offered New Securities; provided further, however, that if the Company elects not to sell any Offered New Securities to the Unitholders, the Company shall not be entitled to sell any Offered New Securities to any other Persons unless such Offered New Securities are again offered to the Unitholders under the procedures specified in this Section 4.5.

(c)           If Preemptive Offer Acceptance Notices are not given by the eligible Unitholders for all the Offered New Securities, the Company shall have 45 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered New Securities as to which Preemptive Offer Acceptances Notices have not been given by the Unitholders (the “Refused New Securities”) to any other Persons, but only upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such other Persons or less favorable, individually or in the aggregate, to the Company than those set forth in the Preemptive Offer. Upon the closing, which shall occur at a reasonable time and place within such 45 day period and shall include full payment to the Company, of the sale to such other Persons of the Refused New Securities, the accepting Unitholders shall purchase from the Company, and the Company shall sell to the accepting Unitholders, the Offered New Securities with respect to which the Preemptive Offer Acceptance Notices were delivered by the accepting Unitholders, at the terms specified in the Preemptive Offer, In each case, any Offered New Securities not purchased by the accepting Unitholders or any other Persons in accordance with this Section 4.5 within 45 days after the expiration of the Preemptive Offer Period may not be sold or otherwise disposed of until they are again offered to the Unitholders under the procedures specified in this Section 4.5.

(d)           The rights of the Investor Unitholders and Management Unitholders under this Section 4.5 shall not apply to the following New Securities (the “Excluded Securities”):

(i)           the issuance of Profits Units to Participants (as defined in Article 10) pursuant to this Agreement or pursuant to a similar plan or arrangement approved by the Supermajority Holders;

(ii)          the issuance of any Management Units;

(iii)         New Securities issued as consideration to the sellers in connection with an acquisition by the Company in a bona fide arms length transaction, the terms of which have been approved by the Supermajority Holders;

(iv)        New Securities issued upon the exercise or conversion of any New Securities issued in compliance with this Section 4.5;

(v)         New Securities issued in a Qualified Public Offering;

(vi)        New Securities issued as a dividend or upon any split or other pro-rata subdivision or combination of the New Securities;

(vii)       New Securities issued to any Person that is not an Investor Unitholder or an Affiliate of any Investor Unitholder, so long as the Supermajority Holders have approved the waiver of the pre-emptive rights with respect to such issuance;

(viii)      New Securities held by a Subsidiary of the Company which securities are transferred to the Company by such Subsidiary;

(ix)         New Securities of a Subsidiary of the Company issued to the Company or a direct or indirect wholly owned Subsidiary of the Company;

(x)          Convertible Preferred Units issued pursuant to the Contribution Agreement and Common Units issued upon the conversion of those Convertible Preferred Units and Cl Units issued pursuant to the Contribution Agreement;

(xi)         New Securities of the IPO Corporation into which Units are converted in connection with an IPO Conversion; and

(xii)        New Securities issued to holders of securities previously issued pursuant to Section 4.6, which New Securities are issued to such holders pursuant to the terms of such securities previously issued pursuant to Section 4.6.

Section 4.6            Creation and Issuance of Additional Units of Membership Interests. The Requisite Holders are hereby expressly authorized to amend this Agreement to provide, out of the undesignated and unissued Preferred Units, for the authorization and issuance of one or more series of Preferred Units, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board and submitted to and approved by the Requisite Holders (a “Series Designation”), including the following:

(i)           the designation of such series and the number of Units to constitute such series;

(ii)          whether the Units of such series shall have voting rights, in addition to any voting rights provided by Law, and, if so, the terms of such voting rights, which may be general or limited;

(iii)         the distributions, if any, to be made on such series, whether any such distributions shall be cumulative, and, if so, from what dates, the conditions and dates upon which such distributions shall be made, the preferences or relation which such distributions shall bear to the distributions payable on any Units of any other class or series of Units; and the allocations of profits and losses, if any, to be made on such series, and from what dates, the conditions and dates upon which allocations shall be made, the preferences or relation which such allocations shall bear to the allocations to be made on any Units of any other class or series of Units;

(iv)        whether the Units of such series shall be subject to repurchase by the Company or forfeiture, and, if so, the times, prices and other applicable terms and conditions of such repurchase or forfeiture;

(v)         the amount or amounts payable upon Units of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(vi)          whether the Units of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or repurchase of the Units of such series for retirement or other company purposes and the terms and provisions relative to the operation thereof;

(vii)         whether the Units of such series shall be convertible into, or exchangeable for, Units of any other class or series of Units and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

(viii)        the limitations and restrictions, if any, to be effective while any Units of such series are outstanding upon the making of distributions on, and upon the repurchase, redemption or other acquisition by the Company of, the Common Units or any other class or series of Units;

(ix)           the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Units, including additional Units of such series or of any other series or class of Units; and

(x)            whether the Units of such series shall be entitled to preemptive rights (other than with respect to Excluded Securities).

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Units, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding and may include the right to consent to specified Company actions and other negative controls, the right to receive information and other affirmative rights and the right to increase the size of the Board pursuant to Section 8.2(a) to provide for the designation pursuant to Section 8.2(b) of one or more additional Managers by the holders of such Preferred Units; provided, however, that in no event shall the number of additional Managers permitted to be designated by the holders of such Preferred Units exceed the lesser of (i) 50% of the total number of Managers as of the date of the issuance of such Preferred Units (after giving effect to the number of directors which the holders of such Preferred Units are entitled to elect) and (ii) the number of Managers as would be allocated to such holders, (A) if such Preferred Units are convertible into Common Units, on a pro rata basis based on the number of Common Units held by such holders of Preferred Units on a fully-diluted basis as compared to the number of Common Units held by all other holders of Preferred Units on a fully-diluted basis, in each case with fully-diluted being calculated by taking into account the number of Common Units into which all outstanding Preferred Units issued on or before the issuance of such Preferred Units pursuant to this Section 4.6 (but including such Preferred Units issued pursuant to this Section 4.6) would be converted at the then applicable conversion ratios and all then outstanding Vested Units and C1 Units, and (B) if such Preferred Units are not so convertible, on a pro rata basis based on the amount paid to the Company for such Preferred Units in relation to the amounts paid by all other holders of Preferred Units (including the Convertible Preferred Units) for their Preferred Units on or before the issuance of such Preferred Units issued pursuant to this Section 4.6. All Units of any one series of Preferred

Units shall be identical in all respects with all other Units of such series, except that Units of any one series issued at different times may differ as to the dates from which distributions thereon shall be cumulative and except for such other differences as are otherwise permitted by Law. Notwithstanding anything to the contrary contained herein, no Convertible Preferred Units shall be issued or issuable other than pursuant to the Contribution Agreement, unless otherwise agreed to by the Supermajority Holders.

Section 4.7            Information.

(a)          No Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by the Act; and to the extent a Member is so entitled to such information, such Member shall be subject to the provisions of Section 4.7(b). Each Manager shall have access to all information regarding the Company subject to the provisions of Section 4.7(b).

(b)         Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to Managers, Officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member (collectively, for purposes of this Section 4.7(b), “Representatives”), each of which Representatives shall be bound by the provisions of this Section 4.7(b), (ii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing, (iii) any disclosure may be made by an Investor Unitholder of the terms of a Member’s investment in the Company pursuant to the Contribution Agreement or this Agreement and the performance of that investment to the extent in compliance with applicable Law (whether in the Member’s fundraising materials or otherwise); (iv) any disclosure may be made of Confidential Information to a Member’s partners, members, stockholders, prospective partners, members, stockholders or Affiliates or their authorized representatives, each of whom shall be bound by the provisions of this Section 4.7(b) as if a Member, (v) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement, and (vi) Confidential Information may be disclosed by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided that, prior to making such disclosure, the Member or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure, and provided further that the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required.

Section 4.8            Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a Member except to the extent provided in the Memorandum.

Section 4.9             Cessation of Membership. A Member shall automatically cease to be a Member upon Disposition of all of such Member’s Units in accordance with this Agreement and the removal of such Member’s name from the Register of Members. Immediately upon any such Disposition, the Managers shall cause such Member’s name to be removed from the Register of Members.

Section 4.10           Spouses of Members. Spouses of the Members that are natural persons do not become Members as a result of such marital relationship. Each spouse of a Member shall be required to execute an Addendum Agreement in the form of Exhibit F to evidence their agreement and consent to be bound by the terms and conditions of this Agreement as to their interest, whether as community property or otherwise, if any, in the Membership Interests and Units owned by such Member.

ARTICLE 5
RESTRICTIONS ON DISPOSITIONS OF MEMBERSHIP INTERESTS

Section 5.1             Restrictions On Dispositions.

(a)            Anything in this Agreement to the contrary notwithstanding, no issuance or Disposition of Membership Interests and Units otherwise permitted or required by this Agreement shall be made unless such issuance or Disposition is in compliance with federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act. If any such issuance or Disposition is made pursuant to an exemption from such laws, rules and regulations, such Disposition shall be made only upon the transferee first having delivered to the Company a favorable written opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws; provided, however, that no such opinion of counsel shall be required for (A) a Disposition by a Member to a Permitted Transferee if, in each case, the Permitted Transferee agrees in writing to be subject to the terms and conditions hereof to the same extent as if such Permitted Transferee were a Member; (B) a sale duly made in compliance with Rule 144, or if the Member would be permitted to Dispose of the securities without restriction pursuant to paragraph (b) of Rule 144 (it being agreed that the Company shall have the right to receive evidence reasonably satisfactory to it regarding compliance with such Rule prior to the registration of any such transfer), (C) a Disposition pursuant to an effective registration statement, (D) an issuance of Units by the Company pursuant to the Contribution Agreement or (E) an issuance of Management Units or Profits Units by the Company pursuant to this Agreement.

(b)            Anything in this Agreement to the contrary notwithstanding, unless otherwise agreed to in writing by the Company and the Supermajority Holders, no Disposition of Membership Interests and Units otherwise permitted or required by this Agreement shall be effective unless and until any transferee who is not already a party to this Agreement (and such transferee’s spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached hereto as Exhibit F (an “Addendum Agreement”) in which such transferee (and such transferee’s spouse, if applicable) agrees to be bound by this Agreement and the Certificate and to observe and comply with this Agreement and the Certificate and with all obligations and restrictions imposed on the Members hereby and thereby. Such transferee shall become a Management Unitholder if the transferor was a Management Unitholder and shall become an Investor Unitholder if the transferor was an Investor Unitholder; provided, however, that each Permitted Transferee of a Disposition that is then (i) an Investor Unitholder, shall become or remain an Investor Unitholder for all purposes of this Agreement or (ii) a Management Unitholder or spouse thereof, shall become or remain a Management Unitholder for all purposes of this Agreement. Any Person who is not already a party to this Agreement and acquires Units pursuant to the Contribution Agreement or Management Units or Profits Units pursuant to this Agreement shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Addendum Agreement and shall become a Management Unitholder. If any Person acquires Units, notwithstanding such Person’s failure to execute and deliver an Addendum Agreement in accordance with the preceding sentence, whether such acquisition resulted by operation of Law or otherwise, such Person (and such Person’s spouse) and such Units shall be subject to this Agreement and the Certificate.

(c)         Dispositions of Membership Interests and Units may only be made in strict compliance with all applicable terms of this Agreement and the Articles, and any purported Disposition of Membership Interests and Units that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Unitholders. The parties hereto agree that the restrictions contained in this Article 5 are fair and reasonable and in the best interests of the Company and its Members and Unitholders.

(d)         All Units held by any Subsidiary of the Company shall not be deemed outstanding for any purpose under this Agreement.

(e)         Prior to the termination of this Article 5 (other than Section 5.1(a)) pursuant to Section 15.6, all newly issued Units shall only be issued to Persons who are or become party to this Agreement by execution of an Addendum Agreement; provided, however, that any such acquiror’s (and such acquiror’s spouse’s) execution and delivery of an Addendum Agreement shall not constitute admission to the Company as a Member (unless such newly issued Units were acquired pursuant to the Contribution Agreement or are Management Units or Profits Units acquired pursuant to this Agreement) unless and until such transferee is duly admitted as a Member in accordance with this Agreement and the Articles; provided further that each such acquiror who (i) is an employee or consultant of the Company shall become a Management Unitholder for all purposes of this Agreement, (ii) is an Investor Unitholder shall remain an Investor Unitholder with respect to such newly acquired Units and (iii) is not an employee or consultant of the Company shall have such designation, if any, as shall be determined by the Board, with the concurrence of the Supermajority Holders.

(f)          No Disposition of Membership Interests and Units may be made pursuant to this Article 5 by a Management Unitholder prior to the later of (i) the fifth anniversary of the Prior Closing and (ii) the earlier to occur of (A) the seventh anniversary of the Prior Closing and (B) exhaustion of the Total Commitment (as defined in the Contribution Agreement), except for such Dispositions made in accordance with Sections 5.2, 5.7, 5.8, 5.9, 11.2 or 11.3; provided, however, that the restrictions imposed on Dispositions by Management Unitholders pursuant to this Section 5.1(f) shall cease to be of further force and effect upon the earliest to occur of the following (i) the consummation of a Qualified Public Offering, (ii) the consummation of an Approved Sale pursuant to Section 5.7 and (iii) the occurrence of a Liquidation Event, provided further, however, that (not including Dispositions made in accordance with Sections 5.2, 5.7, 5.8, 5.9, 11.2 or 11.3), from the Prior Closing until June 30, 2008, or following June 30, 2009, each Management Unitholder may make a one-time Disposition of (1) Series A Convertible Preferred Units, (2) Vested Management Units, (3) vested $0.85 Units, (4) vested $5.00 Units, (5) vested $10.00 Units, or (6) any combination thereof in accordance with the provisions of this Article 5 in a total amount not to exceed the lesser of (x) $5.0 million (determined based on a bona fide offer to acquire such Units) or (y) an amount equaling 10% of the aggregate fair market value (determined based on a bona fide offer to acquire such Units) of all Units held by such Management Unitholder calculated on a Fully-Diluted Basis, (a “Management Unitholder Disposition”). For the avoidance of doubt, any Units acquired pursuant to a Management Unitholder Disposition may not be Disposed of by the transferee pursuant to a subsequent Management Unitholder Disposition.

(g)         Notwithstanding anything to the contrary herein, Preferred Units issued pursuant to Section 4.6 shall not be subject to Sections 5.2 through 5.8 except to the extent provided in the applicable Series Designation.

(h)         Dispositions made in accordance with this Agreement shall be effected by such documents and instruments as are necessary to comply with the Act and other applicable Cayman Islands Law, including the form of instrument of transfer attached hereto as Exhibit G or such other form of instrument of transfer approved by the Board.

Section 5.2            Permitted Dispositions.

(a)           Subject to the provisions of Section 5.1, a Management Unitholder may at any time make a Disposition of any or all of his Units to any Person who is a Permitted Transferee with respect to the transferor Management Unitholder, and such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 5.2, except for a Disposition of such acquired Units back to such original transferor Management Unitholder. Any Units transferred by a Management Unitholder to a Permitted Transferee of such Management Unitholder shall be deemed to continue to be owned by such Management Unitholder for purposes of Sections 11.1 and 11.2 hereof and as a condition to any such transfer, such Permitted Transferee must agree to comply with the provisions of Sections 11.1 and 11.2 as if such Units were owned by such Management Unitholder.

(b)           Subject to the provisions of Section 5.1, an Investor Unitholder may at any time or times make a Disposition of any or all of its Units to any Person who is a Permitted Transferee with respect to the transferor Investor Unitholder (and each such Permitted Transferee may in turn make any such Disposition to another Person who is a Permitted Transferee with respect to the initial transferor Investor Unitholder upon the same terms and conditions).

(c)          A Disposition of any kind or character otherwise prohibited by this Agreement may be permitted if approved by the Supermajority Holders.

(d)         Any conversion of Convertible preferred Units in accordance with the Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred Unit Designation or the Series C Convertible Preferred Unit Designation shall be a permitted Disposition.

(e)         Any transfer of Units pursuant to Sections 11.1, 11.2 or 11.3 shall be a permitted Disposition.

(f)         Any transfer of Management Units by a Management Unitholder to the Company shall be a permitted Disposition.

(g)         Any transfer of Units to a Permitted Transferee made pursuant to this Section 5.2 and any other Disposition permitted by this Section 5.2 shall not be subject to the terms of Sections 5.3 through 5.6 hereof.

(h)         Any conversion of Units in connection with an IPO Conversion pursuant to Section 5.9(a) shall be a permitted Disposition.

(i)           Notwithstanding the provisions of this Section 5.2, a Member may not make a Disposition of Membership Interests or Units to a Permitted Transferee if such Disposition has as a purpose the avoidance of (or is otherwise undertaken in contemplation of avoiding the) restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 5.2(i) is to prohibit the Disposition of Membership Interests or Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Membership Interests or Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 5.2 had such change in such relationship occurred prior to such Disposition).

(j)          Each Member that is an entity that was formed for the sole or principal purpose of directly or indirectly acquiring Membership Interests or Units or an entity whose principal asset is its Membership Interests or Units, or direct or indirect interests in Membership Interests or Units, agrees that it will not permit dispositions of equity interests in such Member in a single transaction or series of related transactions if such dispositions collectively would result in equity interests in such Member representing a majority of the economic or voting interests in such Member being owned or Controlled by a Person or Persons that do not own an equity interest in such Member as of the Effective Date (or, if such Membership Interests or Units were Disposed of in accordance with this Article 5, then as of the date of such Disposition) unless such Member requires such dispositions of such equity interests to be treated as a Disposition of Membership Interests or Units hereunder.

(k)           Any Disposition of Units previously issued pursuant to Section 4.6 shall be a Permitted Disposition except to the extent restricted pursuant to the applicable Series Designation.

Section 5.3            Notice Of Right Of First Refusal .

(a)          If a Management Unitholder or an Investor Unitholder receives a bona fide written offer from any Person, including any other Unitholder (a “Third Party Offer”) for the purchase of all or a part of his or its Units (other than Profits Units and Unvested Management Units) that such Unitholder desires to accept, such Unitholder (the “Offeror Unitholder”) agrees to give written notice of such Third Party Offer (the “Notice of Right of First Refusal”) to the Secretary of the Company and, within five business days after receipt of the Notice of Right of First Refusal by the Company, the Company will send a copy of the Notice of Right of First Refusal to the Investor Unitholders and the Management Unitholders (other than the Offeror Unitholder). The notice must set forth such Management Unitholder’s or Investor Unitholder’s intention to make a Disposition, the name and address of the proposed transferee (the “Third Party”), the number and class of Units to be sold (the “Offered Units”), the price per Unit (the “Offer Price”), all details of the payment terms and all other terms and conditions of the proposed Disposition, including that such Units must be sold free and clear of all liens and encumbrances (other than liens and encumbrances arising under this Agreement or applicable securities laws). A Third Party Offer may not contain provisions related to any property of the Offeror Unitholder other than the Units (excluding Profits Units and Unvested Management Units) held by the Offeror Unitholder, and the Offer Price shall be expressed only in terms of cash (in U.S. dollars). The Offer Price may differ in order to reflect differences in the Preferred Return Amount and the Liquidation Preference with respect to the Convertible Preferred Units that are Offered Units and the Threshold Value with respect to the Series B Convertible Preferred Units, the Series C Convertible Preferred Units and the Cl Units. The Offeror Unitholder shall deliver such Notice of Right of First Refusal to the Company no less than thirty (30) days prior to the date of the proposed Disposition. Any proposed Disposition not satisfying the terms of this Section 5.3 (e.g., a Third Party Offer in which not all of the proposed consideration is cash or a Third Party Offer to purchase Profits Units) may not be made unless otherwise expressly permitted pursuant to the provisions of this Article 5 other than Sections 5.3, 5.4 or 5.5.

(b)         The date that the Notice of Right of First Refusal is received by the Company shall constitute the “First Refusal Notice Date.” The Company shall be obligated to promptly determine the First Refusal Notice Date following its receipt of a Notice of Right of First Refusal, and a copy of the Notice of Right of First Refusal together with a letter indicating the First Refusal Notice Date shall be promptly given by the Company to all applicable Investor Unitholders within five (5) Business Days of the determination of the First Refusal Notice Date.

Section 5.4             Rights Of First Refusal For Certain Units Held By Management Unitholders.

(a)            Primary Right Of First Refusal. The Company shall have the sole and exclusive option for a period of ten (10) days following the First Refusal Notice Date to accept, on the terms specified in the Notice of Right of First Refusal, any Offered Units (other than Convertible Preferred Units) that are held by an Offeror Unitholder that is a Management Unitholder. The Company may exercise such option by giving written notice of exercise to the Offeror Unitholder and to all Investor Unitholders prior to the termination of the Company’s 10-day option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of Units to be acquired by the Company and a reasonable place and time within 90 days after the date thereof for the closing of the purchase and sale of the Offered Units.

(b)                                 Secondary Right of First Refusal. If, pursuant to Section 5.4(a), the Company elects to purchase less than all of such Offered Units (other than Convertible Preferred Units), the other Management Unitholders shall have the exclusive option from the 11th to the 20th day following the First Refusal Notice Date to accept all or any portion of such Offered Units in accordance with the provisions of the Notice of Right of First Refusal. Such other Management Unitholders may, by agreement, allocate among themselves the right to acquire such part of such Offered Units. In the absence of such an agreement among such other Management Unitholders, each Management Unitholder will be entitled to give written notice to the Offeror Unitholder, to the Company and to the other Management Unitholders, from the eleventh day to the fifteenth day following the First Refusal Notice Date, of such Management Unitholder’s election (“Election Notice”) to acquire all or any part of its Proportionate Percentage (calculated solely with respect to such Management Unitholders and excluding Unvested Management Units) of such Offered Units that are not being acquired by the Company including a statement of the maximum number of Offered Units that such Management Unitholder is willing to purchase.

Any Offered Units (other than Convertible Preferred Units) not subscribed for pursuant to Section 5.4(b) by the Management Unitholders other than the Offeror Unitholder shall be deemed to be re-offered to and accepted by such Management Unitholders exercising their rights to purchase Offered Units with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to such Management Unitholders and excluding Unvested Management Units) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated, to the extent required, until either (x) all of such Offered Units are accepted by such Management Unitholders or (y) the maximum number of Offered Units that such Management Unitholders indicated they are willing to purchase have been deemed accepted. The Company shall notify each such Management Unitholder within five days following the expiration of the 20-day period described in Section 5.4(b) of the number or amount of Offered Units which such Management Unitholder has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 45 days nor more than 90 days after the First Refusal Notice Date.

(c)                                  Third Right of First Refusal. If, pursuant to Sections 5.4(a) and (b), the Company and the other Management Unitholders elect to purchase less than all of such Offered Units, the Investor Unitholders shall have the exclusive option from the 20th to the 30th day following the First Refusal Notice Date to accept all or any portion of such Offered Units in accordance with the provisions of the Notice of Right of First Refusal. The Investor Unitholders may, by

agreement, allocate among themselves the right to acquire such part of the Offered Units. In the absence of such an agreement among the Investor Unitholders, each Investor Unitholder will be entitled to give a written Election Notice to the Offeror Unitholder, to the Company and to the other Investor Unitholders, from the twentieth day to the twenty-fifth day following the First Refusal Notice Date, of such Investor Unitholder’s election to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Investor Unitholders) of the Offered Units that are not being acquired by the Company or the other Management Unitholders including a statement of the maximum number of Offered Units that such Investor Unitholder is willing to purchase.

Any Offered Units (other than Convertible Preferred Units) not subscribed for pursuant to Section 5.4(c) by the Investor Unitholders shall be deemed to be re-offered to and accepted by the Investor Unitholders exercising their rights to purchase Offered Units with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Investor Unitholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated, to the extent required, until either (x) all of such Offered Units are accepted by the Investor Unitholders or (y) the maximum number of Offered Units that Investor Unitholders indicated they are willing to purchase have been deemed accepted. The Company shall notify each Investor Unitholder within five days following the expiration of the 30-day period described in Section 5.4(c) of the number or amount of Offered Units which such Investor Unitholder has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 45 days nor more than 90 days after the First Refusal Notice Date.

(d)                                 The purchase price and terms for the Offered Units (other than Convertible Preferred Units) purchased by the Company, the other Management Unitholders or the Investor Unitholders, as the case may be, shall be the price and terms set forth in the applicable Third Party Offer. Upon delivery of the purchase price, the Offeror Unitholders shall have no further rights as holders of Offered Units and shall immediately cause all certificate(s) evidencing Offered Units to be surrendered for transfer to the Company or the purchasing other Management Unitholders or Investor Unitholders, as the case may be.

(e)                                  If the Company, the other Management Unitholders and the Investor Unitholders do not purchase all of such Offered Units, the remaining Offered Units or any portion thereof (other than Convertible Preferred Units) may be sold by the Offeror Unitholder at any time within ninety (90) days after the date of the Third Party Offer, subject to the provisions of Section 4.4, 5.1 and Section 5.6 hereof. Any such sale shall not be at less than the price or upon terms and conditions more favorable, individually or in the aggregate, to the purchaser than those specified in the Third Party Offer. If any such remaining Offered Units (or any portion thereof) are not so transferred within such 90-day period, such Units may not be sold by the Offeror Unitholder without complying again in full with the provisions of this Agreement.

Section 5.5                                   Rights Of First Refusal For Convertible Preferred Units and For Certain Other Units Held By Investor Unitholders.

(a)                                  Right Of First Refusal. The Investor Unitholders and the Management Unitholders other than an Offeror Unitholder (the “Other Unitholders”) shall have the option for a period of twenty (20) days following the First Refusal Notice Date to acquire, on the terms specified in the Notice of Right of First Refusal, any Convertible Preferred Units that are held by an Offeror Unitholder. The Other Unitholders may, by agreement, allocate among themselves the right to acquire such part of such Offered Units. In the absence of such an agreement among the Other Unitholders, each Other Unitholder will be entitled to give a written Election Notice to the Offeror Unitholder, to the Company and to the remaining Other Investor Unitholders, on or before the twenty-first day following the First Refusal Notice Date, of such Other Investor Unitholder’s election to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Convertible Preferred Units of the Other Unitholders) of the Offered Units that are not being acquired by the Other Unitholders including a statement of the maximum number of Offered Units that such Other Unitholder is willing to purchase. Any Offered Units not subscribed for pursuant to this Section 5.5(a) by the Other Unitholders shall be deemed to be re-offered to and accepted by the Other Unitholders exercising their rights to purchase Offered Units with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Convertible Preferred Units of the Other Unitholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated, to the extent required, until either (x) all of the Offered Units are accepted by the Other Unitholders or (y) the maximum number of Offered Units that Unitholders indicated they are willing to purchase have been deemed accepted. If the Other Unitholders have elected to purchase all of the Offered Units, the Company shall notify each Other Unitholder within five days following the expiration of the period described in this Section 5.5(a) of the number or amount of Offered Units which such Unitholder has subscribed to purchase and shall set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 30 days nor more than 60 days after the First Refusal Notice Date. The purchase price for the Offered Units purchased by the Other Unitholders shall be the price set forth in the applicable Third Party Offer. Upon delivery of the purchase price, the Offeror Unitholders shall have no further rights as holders of the Offered Units and shall immediately cause all certificate(s) evidencing the Offered Units to be surrendered for transfer to the purchasing Other Unitholders.

(b)                                 If the Other Unitholders have not elected to purchase all of the Offered Units, then the Other Unitholders shall not have the right to purchase the Offered Units and the Offered Units may be sold by the Offeror Unitholder to the applicable Third Party at any time within ninety (90) days after the date of the Third Party Offer, subject to the provisions of Section 5.1 and Section 5.6 hereof. Any such sale shall not be at less than the price or upon terms and conditions more favorable to the purchaser than those specified in the Third Party Offer. If any remaining Offered Units (or any portion thereof) are not so transferred within such 90-day period, such Units may not be sold by the Offeror Unitholder without complying in full again with the provisions of this Agreement.

(c)                                  If the Offered Units are Common Units held by an Offeror Unitholder that is an Investor Unitholder, the provisions of Sections 5.5(a) and 5.5(b) shall apply mutatis mutandis to the sale of such Offered Units; provided, however, that the term “Other Unitholders” shall mean only the Investor Unitholders other than the Offeror Unitholder and the “Proportionate Percentages” of such Other Unitholders shall be calculated with respect to the Convertible Preferred Units and Common Units of such Other Unitholders.

Section 5.6                                   Certain Rights Of Inclusion.

(a)                                  No Unitholder shall sell or otherwise effect the Disposition of any Units (in one or a series of transactions) to a third party (excluding for such purpose Dispositions pursuant to Section 5.2, Dispositions to existing Unitholders pursuant to Sections 5.4 or 5.5, Dispositions subject to Section 5.7, Dispositions pursuant to Section 5.8 and Dispositions in connection with a Qualified Public Offering or a Qualified Merger) unless the terms and conditions of such Disposition have been approved in accordance with Section 8.4 (if any such approval is required) and include an offer, on the same terms as the offer to the selling Unitholder (the “Selling Unitholder”), to each of the other Unitholders (collectively, the “Tag Offerees”), to include at the option of each Tag Offeree (subject to the restrictions set forth in Section 5.1(f) relating to Management Unitholders), in the sale or other Disposition to the third party, a number of Units owned by each Tag Offeree determined in accordance with this Section 5.6. If Units proposed to be transferred by the Selling Unitholder consist of more than one series, class or type of securities, the Selling Unitholder shall have the right to sell or otherwise effect the Disposition under this Agreement of each such series, class or type provided that such Selling Unitholder complies with the provisions of this Section 5.6. If the Units proposed to be transferred by the Selling Unitholder consist of more than one series, class or type of securities and a Tag Offeree does not hold securities of each such series, class or type, then such Tag Offeree shall have an Inclusion Right (as defined below) only with respect to each such series, class or type that such Tag Offeree holds that is either the same series, class or type that is proposed to be transferred by the Selling Unitholder or that is convertible into such series, class or type at any time at the option of the holder thereof, in each case in compliance with the provisions of this Section 5.6; provided, however, that if the Units proposed to be transferred pursuant to Section 5.6 consist only of Convertible Preferred Units and such Units represent 75% or more of the outstanding Convertible Preferred Units, such Tag Offeree shall be entitled to include a number of Common Units (excluding Unvested Units) held by such Tag Offeree determined in accordance with Section 5.6 and shall be entitled to receive as consideration for such Common Units the same proportion of the aggregate consideration from such Disposition that such Tag Offeree would have received for such Common Units if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 7.1(a) of this Agreement as in effect immediately prior to such Disposition (giving effect to applicable orders of priority), it being understood among the parties that such allocation may result in no consideration being payable for a particular series, class or type of securities.

(b)                                 The Selling Unitholder shall cause the third party offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Units from the Tag Offerees as required by this Section 5.6 and a time and place designated for the closing of such purchase, which time shall not be less than 20 days after delivery of such notice and no more than 60 days after such delivery date) and shall send written notice of such third party offer (the “Inclusion Notice”) to each of the Tag Offerees in the manner specified in Section 15.2 hereof. The per Unit purchase price proposed to be paid by the third party transferee may differ in order to reflect differences in the Preferred Return Amount and the Liquidation Preference with respect to the Convertible Preferred Units that are requested to be sold and the Threshold Value with respect to the Series B Convertible Preferred Units, Series C Convertible Preferred Units, C1 Units and vested Profits Units that are requested to be sold.

(c)                                  Subject to Section 5.6(a), each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of notice to the Selling Unitholder at any time within ten (10) calendar days after receipt of the Inclusion Notice, together with the Selling Unitholder, to sell pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, that number of Units requested to be included by such Tag Offeree; provided, however, that if the proposed third party transferee is unwilling to purchase all of the Units requested to be sold by all exercising Tag Offerees together with the Selling Unitholder, then each Tag Offeree shall have the right to sell pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, a number of such Tag Offeree’s and Selling Unitholder’s Units equal to such Tag Offeree’s Proportionate Percentage (based on the Units held by the Selling Unitholder and Tag Offerees exercising their Inclusion Rights, excluding Unvested Management Units, which Proportionate Percentages shall be calculated separately with respect to any Profits Units held by the Selling Unitholder and such Tag Offerees) of each class, series and type of Units proposed to be transferred pursuant to this Section 5.6 as provided in the next succeeding sentence. For purposes of this Section 5.6, if any Units proposed to be transferred pursuant to this Section 5.6 (other than Convertible Preferred Units) are of a series, class or type of securities that is convertible into Common Units, then the definition of “Proportionate Percentage” for purposes of this Section 5.6(c) shall be read as if the references therein to “Convertible Preferred Units” were to such other convertible securities and the references therein to “Conversion Ratio” were to the applicable conversion ratio of such other convertible securities; and provided further, that, if such Units are not so convertible, then the definition of “Proportionate Percentage” for purposes of this Section 5.6(c) shall be read as if the references therein to “Common Units” were to such other non-convertible securities and the parentheticals therein were deleted. If any Tag Offeree has exercised its Inclusion Rights and the proposed third party transferee is unwilling to purchase all of the Units proposed to be transferred by the Selling Unitholder and all exercising Tag Offerees (determined in accordance with the first sentence of this Section 5.6(c)), then the Selling Unitholder and each exercising Tag Offeree shall reduce, on a pro rata basis with respect to each series, class and type of such Units, based on their respective Proportionate Percentages of each such class, series and type of such Units, the amount of such Units that each otherwise would have sold so as to permit the Selling Unitholder and each exercising Tag Offeree to sell the amount of Units (determined in accordance with such reduced Proportionate Percentages) that the proposed third party transferee is willing to purchase.

(d)                                 The Tag Offerees and the Selling Unitholder shall sell to the proposed transferee all, or at the option of the proposed transferee, any part of the Units proposed to be transferred by them, at not less than the price and upon the terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed transferee than those in the Inclusion Notice at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Tag Offerees, the Selling Unitholder, and the proposed transferee shall agree. If the Units proposed to be transferred by the Selling Unitholder and all exercising Tag Offerees (determined in accordance with Section 5.6(c)) consist of more than one series, class or type of securities, the aggregate proposed consideration being offered with respect to such Units shall be allocated among such Units as if such consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 7.1(a) of this Agreement and as in effect immediately prior to such closing (giving effect to applicable orders of priority), it being understood among the parties that such allocation may result in no consideration being payable for a particular series, class or type of securities.

(e)                                  If the proposed third party transferee of Units proposed to be transferred by a Selling Unitholder is unwilling to purchase any Units from a Tag Offeree even after any pro rata reduction pursuant to the last sentence of Section 5.6(c) (a “Non-Included Tag Offeree”), such Non-Included Tag Offeree may elect to require such Selling Unitholder to purchase from such Non-Included Tag Offeree, for cash (in U.S. dollars), Units having a purchase price equal to the aggregate purchase price such Non-Included Tag Offeree would have received in connection with the closing of such sale by the Selling Unitholder if such Non-Included Tag Offeree had been able to exercise its Inclusion Rights (but only to the extent of its Proportionate Percentage) with respect to such sale. The closing of such sale to the Selling Unitholder shall occur concurrently with or immediately following such sale by the Selling Unitholder.

Section 5.7                                   Drag-Along Rights.

(a)                                  Subject to the provisions of Section 5.7(f), at any time an Investor Unitholder may propose a Drag-Along Transaction with a Person or group of Persons who are not Permitted Transferees of the Company or any Investor Unitholder and if such proposed Drag-Along Transaction (i) is a Non-Cash Transaction that does not satisfy the requirements of the Selling Proviso or a Cash Transaction and in either case has been approved in writing by the Super- Requisite Holders or (ii) is a Non-Cash Transaction that satisfies the requirements of the Selling Proviso and has been approved in writing by the Requisite Holders (any such Drag-Along Transaction approved in accordance with clause (i) or (ii), an “Approved Sale”), and if the Approved Sale is structured as (I) a merger, conversion, Unit exchange, consolidation, transfer by way of continuation of the Company, or a sale of all or substantially all of the assets of the Company, each Member and Unitholder entitled to vote thereon shall vote in favor of the Approved Sale and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or transfer by way of continuation or asset sale (it being acknowledged that such vote shall result in such Approved Sale not constituting a Liquidation Event), or (II) a sale of all the Units, the Unitholders shall agree to sell all of their Units which are the subject of the Approved Sale, on the terms and conditions of such Approved Sale. The Members and Unitholders shall promptly take all necessary and desirable actions in connection with the consummation of the Approved Sale, including using their reasonable best efforts to obtain the Board’s consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale (subject to clause (c)(v) below) and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 5.7(c) below. The Members and Unitholders shall be permitted to sell their Units pursuant to an Approved Sale without complying with any other provisions of Article 5 of this Agreement.

(b)                                 The Investor Unitholders that have initiated an Approved Sale pursuant to Section 5.7(a), shall represent and warrant, severally and not jointly, to the other Unitholders that no additional consideration has been or is to be paid or provided by such prospective purchaser or any other Person to such Investor Unitholder or its Affiliates, pursuant to or in connection with such Approved Sale, directly or indirectly, and that the Approved Sale is not made as part of or in connection with any other transaction pursuant to which such Investor Unitholder will receive any additional consideration other than based upon such Investor Unitholder’s ownership of Units. The foregoing provision shall not be deemed to prohibit a Drag Along Transaction to any Person merely because such Person has, is currently having or intends to have a business relationship with one or more Unitholders.

(c)                                  The obligations of the Unitholders pursuant to this Section 5.7 are subject to the satisfaction of the following conditions:

(i)                                upon the consummation of the Approved Sale, each Unitholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 7.1(a) of this Agreement as in effect immediately prior to the consummation of such Approved Sale (giving effect to applicable orders of priority and after giving effect to the provisions of Section 7.1(b), (e) and (f) and Section 7.4) and if a Unitholder receives consideration from such Approved Sale in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such Unitholder is entitled in accordance with such rights and preferences, then such Unitholder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Unitholders in accordance with such rights and preferences, it being understood that this Section 5.7 may result in no consideration being payable for a particular series, class or type of Units; and provided, further, that if any holder of Management Units or Profits Units would be required to pay amounts to the Company pursuant to Section 7.1(e) if such Drag-Along Transaction had been structured as a sale of assets followed by the dissolution and winding up of the Company then such holders shall pay such amounts to the other holders of Units in connection with such Drag-Along Transaction;

(ii)                             if any Unitholders of a class of Units are given an option as to the form and amount of consideration to be received, all Unitholders will be given the same option; and each Management Unitholder shall receive the same form of consideration (or option as to form of consideration) and the same proportion of forms of consideration as the Investor Unitholders (except to the extent prohibited by Law);

(iii)                               all holders of options, warrants or similar rights to acquire Units (“Unit Equivalents”) that are then currently exercisable will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Unit Equivalents are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Unitholders;

(iv)                              no Unitholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, and the like) and no Unitholder shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale, to the extent such costs are incurred for the benefit of all Unitholders, and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Unitholder for its sole benefit will not be considered costs of the transaction hereunder), provided that a Unitholder’s liability for such expenses shall be capped at the total purchase price received by such Unitholder for its Units;

(v)                                 no Unitholder shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow of consideration proportionate to the amount receivable under this Section 5.7, provided that such escrowed consideration shall not exceed 50% of the amount receivable under this Section 5.7) in connection with the Approved Sale, other than those required to be made pursuant to Section 5.7(b) to other Unitholders and those representations, warranties and indemnities concerning each Unitholder’s valid ownership of Units, free of all liens and encumbrances (excluding those arising under applicable securities laws), and each Unitholder’s authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement to which such Unitholder is a party or its assets are bound; and

(vi)                              if some or all of the consideration received in connection with the Approved Sale is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the unanimous resolution of all Managers comprising the Board; provided that if the Board does not or is unable to make such a determination of fair market value, such determination of fair market value shall be made by an investment banking firm of recognized national standing selected by a majority of Managers comprising the Board, and such firm shall be engaged and paid by the Company. The determination of fair market value of such investment banking firm (or, if such investment bank determines a range of fair market values, the mid-point of such range) shall be final and binding on all parties.

(d)                                 If the Company and any of the Unitholders or their representatives, enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or transfer by way of continuation or other reorganization), each Unitholder who is not an Accredited Investor (without regard to Rule 501(a)(iv)) will, at the request and election of the Investor Unitholders which are pursuing an Approved Sale, either at the election of the Company (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Unitholders or (ii) agree to accept cash in lieu of any securities such Unitholder would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 5.7(c)(vi).

(e)                                  The Persons initiating an Approved Sale shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective Drag Along Transaction by taking all customary and other actions reasonably requested by such Persons or such potential acquirors, including without limitation, making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors and making its employees reasonably available for interviews.

(f)                                    At any time after the seventh anniversary of the Initial Funding, Blackstone may propose a Drag-Along Transaction with a Person or group of Persons who are not Permitted Transferees of the Company or any Investor Unitholder and if such proposed Drag-Along Transaction is approved in writing by at least five of the seven then serving members of the Board (or at least a majority of the then serving members of the Board if such approval is sought at any time after the eighth anniversary of the Initial Funding) such Drag-Along Transaction shall be deemed to be an Approved Sale and subject to the provisions of Section 5.7 (a) through (e); provided, however, that (i) Warburg shall have the one time right to block a Drag-Along Transaction that is a Cash Transaction proposed by Blackstone pursuant to this Section 5.7(f) (a “Blocking Right”) and (ii) Blackstone shall not be entitled to propose a Drag-Along Transaction pursuant to this Section 5.7(f) unless it then holds at least 33% of the outstanding Convertible Preferred Units and has not become a Non-Consenting Investor with respect to any, and has funded its Pro Rata Portion of all, Exploration and Appraisal Capital Calls that have been validly made and not rescinded prior to the time of such proposal. At any time prior to the sixth anniversary of the Initial Funding, Blackstone shall have the one time right to block a Drag- Along Transaction that is a Cash Transaction proposed by Warburg pursuant to Section 5.7(a) (a “Blocking Right”); provided, however, that Blackstone shall not be entitled to exercise such Blocking Right at any time that it is designated a Non-Consenting Investor. The exercise by Warburg or Blackstone of its Blocking Rights shall be subject to the following provisions:

(i)                                     The Investor Unitholders that have proposed a Drag-Along Transaction pursuant to Section 5.7(a) or Section 5.7(f), as the case may be (in either case, the “Dragging Investors”), shall notify the other Investor Unitholders (the “Blocking Investors”) in writing (the “Drag-Along Notice”) of such proposed Drag-Along Transaction, including the identity of the proposed acquiror, a good faith estimate of the minimum sale price and the proposed form of consideration. Within ten Business Days of receipt of such notice by the Blocking Investors, the Blocking Investors who are entitled to exercise a Blocking Right pursuant to this Section 5.7(f), if any, shall be entitled to exercise such Blocking Right by delivering a written notice (the “Blocking Notice”) to the Company and the Dragging Investors of such exercise, which notice shall specify a minimum sale price per Unit (which Unit price may differ to reflect differences in the Preferred Return Amount and Liquidation Preference with respect to the Convertible Preferred Units and the Threshold Value with respect to Series B Convertible Preferred Units, Series C Convertible Preferred Units and Profits Units) (the “No-Drag Price”) for the proposed Drag-Along Transaction.

(ii)                                  For a period of 90 days immediately following delivery by the Blocking Investors of the Blocking Notice (the “Negotiation Period”), the Dragging Investors shall endeavor in good faith to negotiate and execute definitive documentation providing for the sale of the Company to the proposed acquiror specified in the Drag-Along Notice for aggregate consideration equal to or greater than the No-Drag Price. In addition, either the Dragging Investors or the Blocking Investors shall be entitled to engage an independent third party valuation firm, mutually acceptable to the Dragging Investors and the Blocking Investors (the “Valuation Expert”), to render an opinion whether the No Drag Price equals or exceeds a feasible price for the Drag-Along Transaction, assuming such transaction is negotiated in good faith and at arms’ length. In the event that the Dragging Investors and the Blocking Investors are unable to agree on a Valuation Expert who is willing to serve, then the Dragging Investors and the Blocking Investors shall each rank the firms set forth on Schedule III hereto (excluding any firm that no longer exists) in order of preference (with number 1 being the most preferred) and the Valuation Expert shall be the firm with the lowest number after adding together the rankings of the Dragging Investors and the Blocking Investors and that is willing to serve. If more than one firm is assigned the lowest aggregate number, then the Valuation Expert shall be selected by lot from all such firms that were assigned such number and are willing to serve. Each of the Company and the Investors agrees to make available to the Valuation Expert such books, records and other information and personnel of it and its Affiliates which the Valuation Expert may reasonably request in order to render its opinion.

(iii)                               If the Dragging Investors are not able to execute definitive documentation providing for such sale at or above the No-Drag Price prior to the expiration of the Negotiation Period or if the Valuation Expert renders an opinion prior to the expiration of the Negotiation Period that the No Drag Price does not equal or exceed a feasible price for the Drag-Along Transaction, then the Blocking Right exercised by the Blocking Investors pursuant to the Blocking Notice shall be considered effective, the proposed Drag-Along Transaction shall not constitute an Approved Sale and the Dragging Investors shall not be entitled to propose or consummate a Drag Along Transaction for a period of 12 months following the expiration of the Negotiation Period without the prior written consent of the Blocking Investors.

(iv)                              Notwithstanding the effectiveness of any Blocking Right exercised in accordance with this Section 5.7(f), the Dragging Investors shall be permitted to effect a Disposition of Units to the proposed acquiror at a price per Unit that is less than the No-Drag Price per Unit subject to and in accordance with the provisions of Section 5.6; provided, however, that the Blocking Investors shall not be permitted to be Tag Offerees or to exercise Inclusion Rights with respect to such sale unless the proposed acquiror desires to purchase a number of Units that is greater than the number of Units that the

Dragging Investor is willing to sell to such proposed acquiror, in which event the Blocking Investors shall be permitted to sell Units (subject to and in accordance with the provision of Section 5.6) to such proposed acquiror (but only in excess of the amount of Units the Dragging Investor desires to sell) at the same price per Unit as will be received by the Dragging Investors for their Units purchased by the proposed acquiror.

Section 5.8                                   Involuntary Transfers.

(a)                                  In the event of an Involuntary Transfer of any Units by a Management Unitholder, such Management Unitholder or his successor or transferee of Units in such Involuntary Transfer, as applicable, shall give written notice (an “Involuntary Transfer Notice”) to the Company promptly after the occurrence of the event which caused such Involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Company shall have the option for 90 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase all such Units within such 90-day period at their fair market value. As used herein, “fair market value” shall mean such reasonable and fair value as determined in the manner contemplated by Section 5.7(c)(vi).

(b)                                 The closing of the purchase by the Company of securities pursuant to this Section 5.8 shall occur on the date specified by the Company. The provisions of Sections 11.2(c), 11.2(d) and 11.2(e) shall apply to such repurchased securities as if such securities were Available Units (as defined in Section 11.2) to be purchased.

Section 5.9                                   Conversion to IPO Corporation.

(a)                                  In connection with any proposed Qualified Public Offering approved in accordance with this Agreement, the Company may, at the election of the Requisite Holders, amend the Certificate to provide for a share capital, convert to a Delaware corporation in accordance with Section 18-216 of the Delaware Act or transfer by way of continuation to a company (having a share capital and whose owners of equity securities have limited liability) incorporated under the laws of Bermuda, in accordance with the Act and applicable Bermuda Law (in each case, the “IPO Corporation”), in each case for the express purpose of an initial offering of the securities of such IPO Corporation for sale to the public in a registered public offering pursuant to the Securities Act that is a Qualified Public Offering (an “IPO Conversion”). In connection therewith, (i) each outstanding Common Unit (including each Management Unit, each Profits Unit and each Cl Unit) shall be converted into a number of shares of common stock, if any, of the IPO Corporation having substantially similar rights and subject to substantially similar restrictions as the applicable Common Units (including Management Units, Profits Units and Cl Units) that are provided for in this Agreement (but excluding the provisions of Article 7) equal to the product of (x) one and (y) a fraction having (A) a numerator equal to the dollar amount that would be paid with respect to such Common Unit if an amount equal to the pre-IPO value of the Company (determined in good faith by the Board) (the “Pre-IPO Value”) were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (B) a denominator equal to the dollar amount that would be paid with respect to a Series A Convertible Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (z) a fraction having a numerator equal to the amount set forth in clause (i)(y)(B) above and a denominator equal to the public offering price in the Qualified Public Offering of one share of common stock of the IPO Corporation (which price shall be estimated at the time of the IPO Conversion and adjusted upon consummation of the Qualified Public Offering), and (ii) each outstanding Preferred Unit shall be converted into a number of shares of preferred stock, if any, of the IPO Corporation having substantially similar rights, preferences, limitations and qualifications as the Preferred Units that are provided for in this . Agreement including the Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred’ Unit Designation, the Series C Convertible Preferred Unit Designation and any applicable Series Designation (but excluding the provisions of Article 7 of this Agreement) equal to the product of (x) one and (y) a fraction having (A) a numerator equal to the dollar amount that would be paid with respect to such Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (B) a denominator equal to the dollar amount that would be paid with respect to a Series A Convertible Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (z) a fraction having a numerator equal to the amount set forth in clause (ii)(y)(B) above and a denominator equal to the public offering price in the Qualified Public Offering of one share of common stock of the IPO Corporation (which price shall be estimated at the time of the IPO Conversion and adjusted upon consummation of the Qualified Public Offering), subject to the preferred stock converting into common stock and cash upon consummation of the Qualified Public Offering as contemplated by Section 4 of the Series A Convertible Preferred Unit Designation, Section 4 of the Series B Convertible Preferred Unit Designation, Section 4 of the Series C Convertible Preferred Unit Designation or any applicable section of a Series Designation, as the case may be, it being understood that the Preference Amount of the shares (whether one share, more than one share or a fraction of a share) of preferred stock into which such Preferred Unit is converted pursuant to this sentence is intended to be equal to the Preference Amount of such Preferred Unit immediately prior to such conversion. Solely for the purpose of determining the number of shares of common stock of the IPO Corporation issuable pursuant to clause (i) above, all Unvested Units shall be deemed to be Vested Units. In determining the amounts that would be distributed pursuant to Section 7.1(a)(iii) for purposes of clauses (i) and (ii) above, there shall be given effect to the other applicable provisions of Article 7.

(b)                                 The Company shall give each Member and Unitholder at least thirty (30) days’ prior written notice of any IPO Conversion as to which the Company intends to exercise its rights under Section 5.9(a). If the Company elects to exercise its rights under Section 5.9(a), the Members and Unitholders shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company in connection with consummating the IPO Conversion (including, without limitation, the voting of any Preferred Units or Common Units or as Members (including any voting as Members as may be necessary to effect a transfer by continuation or to authorize a share capital, whether by amendment to the Certificate, this Agreement or otherwise) to approve such IPO Conversion).

(c)                                  Each of the parties hereto agrees to sell any or all fractional shares of the IPO Corporation owned by such party (after taking into account all shares of the IPO Corporation held by such party) to the IPO Corporation, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the fair market value of such fractional shares, as determined in good faith by the Board.

Section 5.10                          Specific Performance.  Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money the damage to the Company or the Unitholder(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 5, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Unitholder(s) shall not have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against him at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 5 and to prevent any Disposition of Units in contravention of any terms of this Article 5, and waives any defenses thereto, including, without limitation, the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.

Section 5.11                            Government Compliance.  In connection with any closing of a Disposition pursuant to this Article 5, each of the parties to this Agreement shall (i) use all reasonable efforts to take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals to facilitate the consummation of such Disposition, and (ii) use reasonable efforts to delay any closing dates pursuant to this Article 5 to the extent required to allow any party to take such actions.

ARTICLE 6
CAPITAL CONTRIBUTIONS

Section 6.1                                   Initial Contributions.  Contemporaneously with the execution by each Member of the Original Agreement, each such Member made the initial Capital Contributions described for that Member in Annex A and Annex B to the Contribution Agreement hereto.

Section 6.2                                   Subsequent Contributions.  The Members and the Company acknowledge that certain of the Members are parties to the Contribution Agreement pursuant to which each such Member has committed to purchase a number of Convertible Preferred Units or Common Units from time to time in accordance with the terms and subject to the conditions set forth in the Contribution Agreement. Each Member that is a party to the Contribution Agreement agrees to purchase additional Units on such terms and conditions as are set forth in such Contribution Agreement. Except as set forth in the Contribution Agreement, no Member shall have any obligation to make additional Capital Contributions to the Company.

Section 6.3                                   Return of Contributions.  Except as otherwise provided in Article 7, (a) a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions, (b) an unrepaid Capital Contribution is not a liability of the Company or of any Member, and (c) a Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 6.4                                   Advances by Members.  If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the consent of the Board may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 6.4 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of repayment, and shall not constitute a Capital Contribution.

Section 6.5                                   Capital Account.  A Capital Account shall be established and maintained for each Unitholder. Each Unitholder’s Capital Account (a) shall be increased by (i) the amount of money contributed by that Unitholder to the Company, (ii) the Book Value of property contributed by that Unitholder to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to that Unitholder of Profits and any other items of income or gain allocated to that Unitholder, and (b) shall be decreased by (i) the amount of money distributed to that Unitholder by the Company, (ii) the Book Value of property distributed to that Unitholder by the Company (net of liabilities secured by the distributed property that the Unitholder is considered to assume or take subject to under Code Section 752), and (iii) allocations to that Unitholder of Losses and any other items of loss or deduction allocated to such Unitholder. The Capital Accounts shall also be increased or decreased (i) to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value and (ii) upon the exercise of any noncompensatory warrant pursuant to the requirements of Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)(4) and 1,704-1(b)(2)(iv)(s), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations. On the transfer of all or part of a Unitholder’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Unitholder in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(1). A Unitholder that has more than one class of Units shall have a single Capital Account that reflects all such Units; however, the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to Management Units, each class or series of Profits Units, and Cl Units, respectively.

ARTICLE 7
DISTRIBUTIONS AND ALLOCATIONS

Section 7.1                                   Distributions. Subject in each case to restrictions imposed by Law, distributions to the Unitholders with respect to the Units shall be made by the Company as follows:

(a)                                  During the term of the Company, cash or other property available for distribution may be distributed from time to time as the Board may determine, but any such distribution shall be made in the following order of priority:

(i)                                     First, with respect to the Convertible Preferred Units, in proportion to the Preferred Return Amount with respect to each of the Convertible Preferred Units, until the entire Preferred Return Amount with respect to all Preferred Units has been reduced to zero.

(ii)                                  Second, with respect to the Convertible Preferred Units, in proportion to the unpaid Liquidation Preference with respect to each of the Convertible Preferred Units, until the entire unpaid Liquidation Preference with respect to all Convertible Preferred Units has been reduced to zero.

(iii)                               Third, to the Unitholders in accordance with their respective Percentage Interests.

(b)                                 Notwithstanding any of the preceding provisions of this Section 7.1, if any Unitholder becomes a Non-Consenting Investor in accordance with Section 4.1 of the Contribution Agreement with respect to an Exploration and Appraisal Capital Call, a Development Funding Capital Call or an Acquisition Capital Call relating to an Approved Project or with respect to an Overhead Funding Capital Call, the Preferred Return Amount otherwise distributable to such Non-Consenting Investor pursuant to this Section 7.1 shall be reduced by the relevant amount specified in Section 4.1(h) or 4.1(i) of the Contribution Agreement (subject to adjustment, in the case of an Overhead Funding Capital Call, as provided in Section 4.1(i) of the Contribution Agreement), and the aggregate amount of such reduction instead shall be distributed to such other Unitholders in the proportions in which such other Unitholders fund the relevant Capital Call.

(c)                                  In addition to the distributions provided for in the preceding provisions of this Section 7.1, as soon as practicable following the close of each taxable year (and such other times as to allow the Members to pay estimated taxes) the Company shall distribute to each Unitholder the excess, if any, of (i) the Applicable Percentage of the Cumulative Taxable Income allocated to each Unitholder over (ii) the cumulative amount of all distributions made pursuant to this Section 7.1 with respect to such Unitholder for that taxable year and all prior taxable years. Any distribution made pursuant to this Section 7.1(c) shall be treated as an advance and shall be subtracted from the amounts otherwise thereafter distributable or payable to such Unitholder pursuant to any provision of this Agreement until the total amount of such distribution has been so subtracted.

(d)                                 All distributions made under this Section 7.1 shall be made to the Unitholders of record on the record date established by the Board or, in the absence of any such record date, to the Unitholders owning the applicable Units on the date of the distribution.

(e)                                  Notwithstanding any of the preceding provisions of this Section 7.1, upon the dissolution and winding up of the Company but prior to making any distributions pursuant to Section 7.1(a)(iii) after the event triggering such dissolution and winding up, if (i) a distribution has theretofore been made with respect to a Management Unit or a Profits Unit (a “Prior Distribution”), (ii) subsequent to the Prior Distribution the Company issued additional Preferred Units as contemplated by Section 4.2(a) or issued additional units of Membership Interests pursuant to Section 4.6, and (iii) as a result of Losses sustained by the Company after such issuance the amount of such Prior Distribution exceeds the amount (the “Corrected Amount”) that would otherwise have been distributed with respect to such Management Unit, such Cl Unit or such Profits Unit had such Losses been taken into account as a reduction in the amount available to be paid in connection with such Prior Distribution, the distributions otherwise to be made to the holder of such Management Unit or such Profits Unit pursuant to Section 7.1(a)(iii) shall be reduced by the excess of the amount of such Prior Distribution over the Corrected Amount, and if the distributions otherwise to be made to the holder of such Management Unit or such Profits Unit pursuant to Section 7.1(a)(iii) are insufficient to be reduced by the full amount of such excess, such holder and any predecessor holder of such Units at the time of any such Prior Distribution shall be obligated to contribute to the Company in cash the amount of any remaining excess. The amount of any such reduction or contribution required pursuant to this Section 7.1(e) shall be available for distribution in accordance with Section 7.1(a).

(f)                                    Notwithstanding any of the preceding provisions of this Section 7.1, if a Member is or was an employee of the Company’s Subsidiaries and it is determined by a final, nonappealable order of a court of competent jurisdiction that such Member was responsible for the violation by the Company or any of its Subsidiaries of any Corruption Laws or the FCPA Policy, or had actual knowledge of any such violation and did not notify the Board within 30 days after learning of such violation, then such Member shall be obligated to contribute to the Company an amount in cash equal to the aggregate amount of all distributions made to such Member with respect to any Units at any time pursuant to this Agreement. The obligation of a Member to contribute such amount to the Company shall be enforceable by the Company against such Member regardless of whether such Member has ceased to be a Member or has ceased to be a party to this Agreement or any other Agreement with the Company or has ceased to be subject to the FCPA Policy. The amount of any contribution required pursuant to this Section 7.1(f) shall be available for distribution in accordance with Section 7.1(a).

(g)                                 The distributions contemplated by Section 7.1(a) are illustrated by the examples attached hereto as Schedule IV.

Section 7.2                                   Allocations of Profits and Losses.

(a)                                  For each taxable year of the Company, Profits and Losses and all items included in the computation thereof shall be allocated among the Unitholders in such a manner that, as of the end of each taxable year and to the extent possible, the Capital Account of each Unitholder shall be equal to the excess (which may be negative) of:

(i)                                     the amount that would be distributed to such Unitholder under this Agreement if (x) all Company assets were sold for cash equal to their Book Values at the end of such taxable year, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Book Value of the assets securing such liability) and all Unitholders’ obligations to make contributions to the Company upon such a hypothetical sale and dissolution of the Company were satisfied in full in cash, and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 7.1(a), over

(ii)                                  the sum of (x) the amount, if any, that such Unitholder would be obligated to contribute to the capital of the Company as determined immediately after the hypothetical sale described in Section 7.2(a)(i), (y) such Unitholder’s share of the Minimum Gain determined pursuant to Section 7.2(c)(iii) computed immediately prior to the hypothetical sale described in Section 7.2(a)(i), and (z) such Unitholder’s share of Unitholder Nonrecourse Debt Minimum Gain determined pursuant to Section 7.2(c)(iv) computed immediately prior to the hypothetical sale described in Section 7.2(a)(i);

(b)                                 provided that Losses shall not be allocated pursuant to this Section 7.2(a) to the extent that such allocation would cause a Unitholder to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such taxable year. Net Loss in excess of the limitation set forth in this Section 7.2(a) shall be allocated to the Unitholders who do not have deficit balances in their Adjusted Capital Accounts in proportion to their relative Adjusted Capital Account balances.

(c)                                  Notwithstanding the foregoing, prior to making any allocation pursuant to the provisions of Section 7.2(a), the following allocations shall be made in the following order:

(i)                                     Nonrecourse Deductions shall be allocated among the Unitholders in accordance with the Percentage Interests.

(ii)                                  Unitholder Nonrecourse Deductions attributable to Unitholder Nonrecourse Debt shall be allocated to the Unitholders bearing the Economic Risk of Loss for such Unitholder Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Unitholder bears the Economic Risk of Loss for such Unitholder Nonrecourse Debt, the Unitholder Nonrecourse Deductions attributable to such Unitholder Nonrecourse Debt shall be allocated among the Unitholders according to the ratio in which they bear the Economic Risk of Loss. This Section 7.2(b)(ii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                               Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Unitholders under this Section 7.2(c)(iii)), items of income and gain shall be allocated to each Unitholder in an amount equal to such Unitholder’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 7.2(c)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(iv)                              Notwithstanding any provision hereof to the contrary except Section 7.2(c)(iii) (dealing with Minimum Gain), if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain for a taxable year (or if there was a net decrease in Unitholder Nonrecourse Debt Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Unitholders under this Section 7.2(c)), items of income and gain shall be allocated to each Unitholder in an amount equal to such Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 7.2(c)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(v)                                 Notwithstanding any provision hereof to the contrary except Sections 7.2(c)(iii) and (iv) (dealing with Minimum Gain and Unitholder Nonrecourse Debt Minimum Gain), a Unitholder who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the taxable year) in an amount and manner sufficient to eliminate any deficit balance in such Unitholder’s Adjusted Capital Account as quickly as possible provided that an allocation pursuant to this Section 7.2(c)(v) shall be made only if and to the extent that such Unitholder would have a negative Adjusted Capital Account after all allocations provided for in this Article 7 have been tentatively made as if this Section 7.2(c)(v) were not in this Agreement. This Section 7.2(c)(v) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(vi)                              In the event that any Unitholder has a negative Adjusted Capital Account at the end of any taxable year, such Unitholder shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 7.2(c)(vi) shall be made only if and to the extent that such Unitholder would have a negative Adjusted Capital Account after all other allocations provided for in this Article 7 have been tentatively made as if Section 7.2(c)(v) and this Section 7.2(c)(vi) were not in this Agreement.

(vii)                           To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Unitholder in complete liquidation of such Unitholder’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Unitholders in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies, or to the Unitholder to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)                        If, as a result of an exercise of a noncompensatory warrant, a Capital Account reallocation is required under Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations), the Company shall make corrective allocations pursuant to Proposed Treasury Regulation Section 1.704-1(b)(4)(x), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations.

(ix)                                If any holder of Management Units or Profits Units forfeits all or a portion of such Units, the Company shall make forfeiture allocations to such holder in the manner and to the extent required by Proposed Treasury Regulation Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

Section 7.3                                   Income Tax Allocations.

(a)                                  All items of income, gain, loss and deduction for Federal income tax purposes shall be allocated in the same manner as the corresponding items of Profits and Losses are allocated, except as otherwise provided in this Section 7.3.

(b)                                 In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. In the event the Book Value of any property is adjusted pursuant to clause (b) or (d) of the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulations thereunder. For purposes of such allocations, the Company shall elect the traditional allocation method described in Treasury Regulation Section 1.704-3(b).

(c)                                  Allocations pursuant to this Section 7.3 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 7.4                                   Other Allocation Rules.  All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder.

ARTICLE 8
MANAGEMENT

Section 8.1                                   Management by Managers.  The Company shall be managed by “managers” (which shall also refer to “directors” as such term is used in the Act) according to the Articles and the remaining provisions of this Article 8 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the

Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Managers elected in accordance with Section 8.2 acting exclusively through the Board of Managers of the Company (the “Board”) in accordance with the Articles and this Agreement. Under the direction of the Board, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of the Articles or this Agreement, the Board (subject to Section 8.4) and the Officers (subject to Section 8.2 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

Section 8.2                                   Board of Managers.

(a)                                  Composition; Initial Managers.  Subject to Section 4.6, the Board shall consist of up to nine natural persons who need not be Members or, except as set forth in Section 8.2(b)(iv), residents of the Cayman Islands (each, a “Manager”). Each Manager shall be elected as provided in Section 8.2(b) and shall serve in such capacity until his successor has been elected and qualified or until such person’s death, resignation or removal. As of the date hereof, the Board consists of the persons listed on Schedule II. Any appointment of a Manager must be notified to the Registrar within 21 days of such appointment.

(b)                                 Election of Managers.  From and after the Effective Date and until the termination of this Section 8.2(b) in accordance with Section 15.6, the Company shall exercise all authority under applicable Law, and the Unitholders and their assigns shall vote their Units, at any regular (or general) or special meeting of Members called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such meeting of Members and shall take all the actions necessary, to ensure that the Board shall consist of seven, eight or nine Managers (as provided below and subject to reduction to the extent the Investor Unitholders lose their full rights to designate Managers as provided below) and to ensure the election to the Board of the following individuals:

(i)                                     one of whom shall, be designated by the Management Unitholders (excluding any Units acquired pursuant to a Management Unitholder Disposition), and who will be James C. Musselman so long as he is employed by any Subsidiary of the Company (the “Management Nominee”);

(ii)                                  two of whom shall be designated by Warburg (the “Warburg Nominees”); provided, however, if at any time the Warburg Group owns less than 25% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), only one Manager shall be designated by Warburg, and if at any time the Warburg Group owns less than 10% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), none shall be designated by Warburg; provided, further, however, if at any time the Warburg Group owns more than 75% of the outstanding

Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), three Managers shall be designated by Warburg;

(iii)                               two of whom shall be designated by Blackstone (the “Blackstone Nominees” and together with the Warburg Nominees, the “Investor Nominees”); provided, however, if at any time the Blackstone Group owns less than 25% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), only one Manager shall be designated by Blackstone and if at any time the Blackstone Group owns less than 10% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), none shall be designated by Blackstone; provided, further, however, if at any time the Blackstone Group owns more than 75% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), three Managers shall be designated by Blackstone; and

(iv)                              two, three or four (as determined by the Requisite Holders) of whom shall be designated by the Requisite Holders (the “Independent Nominees”) after consultation with Blackstone (so long as it owns at least 25% of the outstanding Convertible Preferred Units) and James C. Musselman (so long as he is employed by any Subsidiary of the Company); provided, however, that an Independent Nominee (A) shall not be an employee of the Company or its Subsidiaries or of a member of the Warburg Group or the Blackstone Group or an employee of a Person that Controls a member of the Warburg Group or the Blackstone Group (but may be an employee of a Person that is Controlled by (but is not a Subsidiary of) a member of the Warburg Group or the Blackstone Group other than the Company or a Subsidiary of the Company), it being understood that Independent Nominees may serve as directors or employees of other portfolio companies of the Warburg Group, and (B) shall, in the good faith judgment of the Requisite Holders, have experience that is relevant to the oil and gas industry or geo-political matters; and provided further, that in the event that a fourth natural person shall be designated, such natural person shall be a resident of the Cayman Islands.

(c)                                  Observers.  So long as the Warburg Group and/or the Blackstone Group own more than 10% of the outstanding Convertible Preferred Units (or of the outstanding Common Units if no Convertible Preferred Units are outstanding), each such group shall have the right to have an observer (each, an “Observer”) and any other person approved by the Board attend each meeting of the Board and any committee thereof. Each Observer shall be a full-time employee, director or partner of the Investor Nominee who appointed such Observer or a full-time employee, director or partner of one or more of the Investor Unitholders (or their respective Affiliates) who designated the Investor Nominee who appointed such Observer. In addition, it is expected that members of the Management Group will attend each meeting of the Board.

(d)                                 Removal.  Investor Nominees and Independent Nominees may be removed during his or her term of office, with or without cause, only by the Person or Persons then entitled to designate such Investor Nominee or Independent Nominee pursuant to Section 8.2(b). In addition, at any time prior to a Qualified Public Offering, the Requisite Holders shall have the right to remove, with or without cause, the Management Nominee and the Company shall immediately undertake to cause such removal; provided, however, that the Requisite Holders shall not be entitled to remove James C. Musselman as the Management Nominee (so long as he is employed by any Subsidiary of the Company). In the event of disagreement among the Persons entitled to remove the Management Nominee on the proposed removal of the Management Nominee, such individuals shall consult with each other in good faith for a period of not less than 30 days in pursuit of a mutually acceptable solution. If no such solution is reached after such 30-day period, the Requisite Holders, acting in good faith, shall have the right to remove such Management Nominee. If any Person is entitled to and desires to remove a Manager, then each Member hereby agrees to vote all Units owned by such Member to effect such removal, or consent in writing to effect such removal upon request, and otherwise to enforce compliance with this Section 8.2(d), including voting or consenting to remove any Manager who fails to comply with a request to remove the Management Nominee properly made under this Section 8.2(d).

(e)                                  Resignations.  Any Manager or member of a committee of the Board may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Registered Office of the Company with a copy delivered to the Chief Executive Officer or Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(f)                                    Vacancies.  In the event that a vacancy is created on the Board by the death, Disability, retirement, Resignation or removal (with or without Cause) of a Manager elected pursuant to Section 8.2(b), each Member will as soon as practicable vote for, and cause the Managers designated by it to vote for, the individual designated to fill such vacancy by the Members (or representative) then entitled to fill such vacancy pursuant to Section 8.2(b) hereof, and the Company shall exercise all authority under applicable Law to give effect to this Section 8.2(f). Any Manager chosen to fill a vacancy on the Board in accordance with this Section 8.2(f) shall hold office until such Manager’s successor shall be duly elected and shall have qualified, unless sooner displaced.

(g)                                 Quorum; Required Vote for Board Action.  Unless otherwise required by the Certificate, this Agreement or by Law, a majority of the total number of Managers shall constitute a quorum for the transaction of business at a meeting of the Board. Actions by the Board shall be decided by majority vote, and each Manager shall have one vote. Each Warburg Nominee and each Blackstone Nominee entitled to vote at a meeting of Managers may authorize the other Warburg Nominee, if any, and the other Blackstone Nominee, if any, respectively, to vote for or on behalf of such Nominee. Such authorization shall not require the consent or approval of any other Manager (other than the Nominee being so authorized).

(h)                                 Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office, except as otherwise provided by Law, in such place or places, within or without the Cayman Islands, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board.

(i)                                     First Meeting.  Each newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after such newly elected Board has been elected by the Members. Reasonable notice of at least five days of such Board meeting shall be required for each such meeting. At the first meeting of the Board in each year at which a quorum shall be present, held after the election of such Board, the Board shall proceed to the election of the Officers.

(j)                                     Regular (or General) Meetings.  Regular (or general) meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Reasonable notice of at least five days of such regular (or general) meetings shall be required for each such meeting.

(k)                                  Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, on the written request of any two Managers, by the Secretary, in each case on reasonable notice of at least five days.

(I)                                    Notice of Meetings.  Notice of any first, regular (or general) or special meeting may be personal, written, telegraphic, cable, wireless or electronic notice to each Manager. Such notice, or any waiver thereof pursuant to Section 15.2 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by Law or provided for in the Certificate or this Agreement.

(m)                               Compensation.  Neither the Management Nominee nor the Investor Nominees who are employees of a member of the Warburg Group or the Blackstone Group or any of their Affiliates, will receive any consideration for serving on the Board prior to a Qualified Public Offering. The Independent Nominees will receive reasonable cash compensation for serving on the Board prior to a Qualified Public Offering and shall be eligible to receive Profits Units in accordance with Article 10. All of the Managers will be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board. Unless otherwise restricted by the Certificate or this Agreement, the Board shall have the authority to fix the compensation of Managers.

(n)                                 Action Without a Meeting.  Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed under the Act. Notwithstanding the immediately preceding two sentences, in the event that any provision of this Agreement contains a requirement that the Board will consult with any other Person prior to taking a specified action, the Board will not act without a meeting unless the Board shall have consulted with such other Person, as applicable, or shall have used commercially reasonable efforts for a reasonable period of time to attempt to consult with such other Person.

(o)                                 Telephonic Conference Meeting.  Unless otherwise restricted by the Certificate, subject to the requirement for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(p)                                 Waiver of Notice Through Attendance.  Attendance of a Manager at any meeting of the Board or any committee thereof (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(q)                                 Committees of the Board.

(i)                                     Designation; Powers.  Subject to the provisions of Section 8.2(q)(ii), the Board may, by resolution passed by a majority of the Managers, designate one or more committees, including if they shall so determine an executive committee, each such committee consisting of one or more of the Managers. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as may be provided in such resolution, except that no such committee shall have the power or authority of the Board with regard to amending the Certificate or this Agreement, adopting an agreement of merger, consolidation, conversion or transfer by way of continuation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Members a dissolution of the Company or a revocation of a dissolution of the Company, approving any Capital Call or approving any Project, and unless such resolution or the Certificate expressly so provides no such committee shall have the power or authority to declare a distribution or authorize the issuance of Membership Interests and Units. In addition, such committee or committees shall have such other limitations of authority as may be determined from time to time by resolution adopted by a majority of all of the Managers.

(ii)                                  Required Committees.  The Board shall establish an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and an employment committee (the “Employment Committee”). The Audit Committee, the Compensation Committee and each other committee designated by the Board in accordance with Section 8.2(q)(i) shall have at least one Warburg Nominee (as long as there are then at least two Warburg Nominees), at least one Blackstone Nominee (as long as there are then at least two Blackstone Nominees) and at least one Independent Nominee so long as, in any such case, such committee composition would not prohibit the initial or continued listing of the IPO Corporation on the New York Stock Exchange or the Nasdaq National Market pursuant to applicable listing standards. The Employment Committee shall be comprised of all then Managers who are Investor Nominees. The Management Nominee shall not be permitted to serve on the Compensation Committee.

(iii)                               Procedure; Meetings; Quorum.  Any committee designated in accordance with this Section 8.2(q) shall choose its own chairman and, if desired, its own secretary, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.

(iv)                              Substitution of Managers.  Subject to the provisions of Section 8.2(q)(ii), the Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member, subject to the provisions of Section 8.2(q)(ii).

(r)                                    Reliance on Books, Reports and Records.  Each Manager and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Company.

(s)                                  Cooperation by Members and the Company.  Each of the Members and the Company agree to take such action, or refrain from taking such action, as is within its reasonable control to effect the provisions of this Section 8.2 and to ensure that the Certificate does not, from time to time or at any time, conflict with the provisions of this Section 8.2, including causing any Manager nominated thereby to take or refrain from taking action for the foregoing purpose. Furthermore, each Member hereby agrees to take all actions necessary to call, or cause the Company, the Officers or the Managers to call, a special meeting of the Members of the Company and to vote all Units owned or held of record by such Member at any such special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of those individuals so designated in accordance with, and otherwise to effect the intent of Section 8.2.

Section 8.3                                   Meetings of the Members.

(a)                                  Place of Meetings.  All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the Cayman Islands as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b)                                 Quorum; Required Vote for Member Action; Adjournment of Meetings.

(i)                                     Except as expressly provided otherwise by the Certificate, this Agreement or a Series Designation, the holders of a majority of the Units issued and outstanding and entitled to vote at any meeting of Members, present in person or represented by proxy thereat, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of the holders of a majority of the Units so present or represented at such meeting at which a quorum is present shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to leave less than a quorum.

(ii)                                  Notwithstanding any other provision in the Certificate, this Agreement or a Series Designation to the contrary, the chairman of the meeting of Members or the holders of a majority of the issued and outstanding Units, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each holder of record of Units entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

(c)                                  Special Meetings.  Unless otherwise provided in the Certificate, special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the President, a majority of the Board or the Supermajority Holders. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining such Unitholders entitled to call a special meeting shall be the date any such Unitholder first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

(d)                                 Record Date.

(i)                                     For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, or any adjournment thereof, or entitled to express consent to action in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in connection with any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days prior to the date of such meeting, nor more than 60 days prior to any other action.

(ii)                                  If the Board does not fix a record date for any meeting of Members, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with this Agreement, at the close of business on the day next preceding the day on which the meeting of Members is held. If, in accordance with this Agreement, action without a meeting of Members is to be taken, the record date for determining Members entitled to express consent to such action in writing, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. The record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(iii)                              A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(iv)                              A determination of Members of record as of any record date fixed pursuant to this Section 8.3(e) shall be made by reference to the Register of Members.

(e)                                  Notice of Meetings.  Written notice of the place, date and hour of all meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the other person(s) calling the meeting to each Member entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the date of the meeting. Such notice may be delivered personally, by mail or by electronic transmission. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage pre-paid, directed to the Member, at such Member’s address as it appears on the Unit transfer records of the Company. If electronically delivered, notice shall be deemed to have been given when directed to an electronic mail address at which the Member has consented to receive notice. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(f)                                    Member List.  A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Membership Interests and showing the address of each such Member and the number of Units registered in the name of such Member, shall be open to the examination of any Member upon written request to the Secretary of the Company delivered at least eight days prior to the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

(g)                                 Proxies.

(i)                                     Each Member entitled to vote at a meeting of Members or to express consent or dissent to action in writing without a meeting may authorize another Person or Persons to act for him by proxy. Proxies for use at any meeting of Members shall be filed with the Secretary, or such other Officer as the Board may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector of inspectors shall have been appointed by the chairman of the meeting, in which event such inspector of inspectors shall decide all such questions.

(ii)                                  No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable. The form of proxy shall be as determined by the Board.

(iii)                               Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such Units.

(h)                                 Voting; Elections; Inspectors.

(i)                                     Unless otherwise required by Law or provided in the Certificate, this Agreement or a Series Designation, each Member shall have one vote for each Unit entitled to vote which is registered in his name on the record date for the meeting provided, however, that, if at any time more than one class (counting for these purposes each designation of a class as a separate class) or series of Units is entitled to vote together as a single combined class on any matter submitted to a vote of Members or Unitholders, then each Member or Unitholder entitled to vote thereon shall vote such Units held by such Member or Unitholder in accordance with such Member’s or Unitholder’s Adjusted Percentage Interest; and provided, further, that Profits Units shall not be entitled to vote on any matter submitted to a vote of any Unitholders or Members unless otherwise required by the Act or expressly provided in this Agreement. Units registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the board of directors (or comparable body) of such corporation may determine. Units registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

(ii)                                  All voting, except as required by the Certificate or this Agreement or where otherwise required by Law, may be by a voice vote; provided, however, that upon demand therefor by any Member a Unit vote shall be taken. Every Unit vote shall be taken by written ballots, each of which shall state the name of the Member or proxy voting and such other information as may be required under the procedure established for the meeting. Unless otherwise provided in the Certificate, all elections of Managers shall be by ballot.

(iii)                               At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the position of a Manager shall be appointed as an inspector.

(i)                                     Conduct of Meetings.  The meetings of the Members shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any) nor the President is present, by a chairman elected at the meeting. The Secretary of the Company, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of Members shall otherwise determine, the order of business shall be as follows:

(i)                                     Calling of meeting to order.

(ii)                                  Election of a chairman and the appointment of a secretary if necessary.

(iii)                               Presentation of proof of the due calling of the meeting and any waiver of notice of the meeting by any Member.

(iv)                              Presentation and examination of proxies and determination of a quorum.

(v)                                 Reading and settlement of the minutes of the previous meeting.

(vi)                              Reports of Officers and committees.

(vii)                           The election of Managers if a meeting is called for that purpose.

(viii)                        Unfinished business.

(ix)                                New business.

(x)                                   Adjournment.

(j)                                     Units Held by the Company.  The Company shall not vote, directly or indirectly, any of its own Units repurchased by or forfeited to it and such Units shall not be counted for quorum purposes.

(k)                                  Action Without Meeting.  Unless otherwise provided in the Certificate or this Agreement, any action permitted or required by Law, the Certificate or this Agreement to be taken at a meeting of Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Prompt notice of the taking of the company action without a meeting by less than a unanimous written consent shall be given by the Secretary to those Members who have not consented in writing. Notwithstanding the immediately preceding two sentences, in the event that any provision of this Agreement contains a requirement that a Member or class of Members consults with any other Person prior to taking a specified action, the Members will not act without a meeting unless such Member or Members have consulted with such other Person, as applicable, or shall have used commercially reasonable efforts for a reasonable period of time to consult such other Person.

(l)                                     Waiver of Notice Through Attendance.  Attendance of a Member at any meeting of Members (including by telephone) shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(m)                               Meetings of Classes or Series Members.  The provisions relating to general (or regular) meetings of Members in this Section 8.3 shall mutatis mutandis apply to any separate meeting of any class or series of Units, but so that the necessary quorum shall be any one Member of the relevant class or series and that any Member of the class or series present in person or by proxy may demand a poll.

Section 8.4                                   Decisions Requiring Additional Consent.  Notwithstanding any power or authority granted to the Board, any committee thereof or the Officers under the Certificate or this Agreement, the following provisions shall apply:

(a)                                  Neither the Board, any committee thereof or any Officer may make any decision or take any action for which consent of any Person is expressly required pursuant to the Certificate or this Agreement without first obtaining such consent.

(b)                                 Except as otherwise provided in the Contribution Agreement, the Company shall not do or agree to do, and shall not permit any of its Subsidiaries to do or agree to do, any of the following, without prior Board approval and the prior written consent of the Requisite Holders:

(i)                                     authorize additional funding for the Company and its Subsidiaries, including the issuance (directly, by merger or otherwise) of any Units, Capital Stock, equity or equity-linked securities of the Company or any Subsidiary of the Company, provided that such issuance would not constitute a Change of Control, other than (A) Profits Units or Management Units issued pursuant to this Agreement as in effect on the Effective Date or any other similar plan or arrangement previously approved by the Supermajority Holders or (B) Units or securities referred to in Sections 4.5(d)(ii), (iv), (vi), (viii), (ix) or (x); provided, however, that Blackstone shall have the right to exercise an Investor Call Right under the circumstances and to the extent described in Section 3.1(b) of the Contribution Agreement and, in the event of such exercise, such additional funding pursuant to this subsection (i) shall be correspondingly reduced by the amount of the net proceeds received by the Company pursuant to such exercise;

(ii)                                  authorize and issue a number of Preferred Units pursuant to Section 4.6 or other equity or equity linked securities; provided, however, that Blackstone shall have the right to exercise an Investor Call Right under the circumstances and to the extent described in Section 3.1(b) of the Contribution Agreement and, in the event of such exercise, the number of Preferred Units issued pursuant to Section 4.6 shall be correspondingly reduced by the quotient of the net proceeds received by the Company pursuant to such exercise and the purchase price per such Preferred Unit issued pursuant to Section 4.6;

(iii)                               allow the Subsidiaries to incur (A) aggregate indebtedness in excess of $10,000,000 or (B) indebtedness if immediately following such incurrence the aggregate consolidated indebtedness of the Company would exceed the product of two times the Company’s consolidated earnings before interest, taxes depreciation, depletion and amortization (adjusted pro forma for any acquisitions made since the beginning of the twelve month period described below) for the latest twelve months (or such shorter time as the Company shall have been in business, if it has not been in business for 12 months) for which the Company has delivered financial statements pursuant to Section 11.4(a)(i) hereof (such calculation as to whether any proposed incurrence of indebtedness would exceed such threshold shall be made in good faith by the Company’s then chief financial officer);

(iv)                              approve or engage in any consolidation, merger, transfer by way of continuation or other business combination or any conversion to another type of business entity, other than any such transaction that would constitute a Liquidation Event;

(v)                                 enter into any agreement, commitment or option to sell or divest, or sell or divest, assets representing $10,000,000 or more in the aggregate, or more than 5% of the Company’s consolidated assets, as determined by reference to book value (based on the most recently prepared financial statements), or proved reserves (based on the most recent expert third party reserve report), other than any such transaction that would constitute a Liquidation Event;

(vi)                              make any individual acquisition during any fiscal year that exceeds $5,000,000, or enter into any agreement, commitment or option with respect thereto;

(vii)                           approve or enter into any material agreement, commitment, guarantee, obligation or activity relating to hedging or similar activities;

(viii)                        approve a Qualified Public Offering;

(ix)                                approve the Company’s annual budget;

(x)                                   make expenditures during the fiscal year covered by the Company’s annual budget approved in accordance with clause (ix) above that in the aggregate exceed the aggregate amounts approved for all expenditures in the annual budget by the greater of (A) 5% or (B) $5,000,000; and

(xi)                                effect a forward or reverse split of the Common Units.

(c)                                  Except as otherwise provided in the Contribution Agreement, the Company shall not do or agree to do, and shall not permit any of its Subsidiaries to do or agree to do, any of the following, without prior Board approval and the prior written consent of the Supermajority Holders (or, in the case of subsection (ii) below, without the prior written consent of the Supermajority Holders and the holders of at least a majority of the outstanding Management Units, provided, however, that any Units transferred pursuant to a Management Unitholder Disposition shall, subsequent to such transfer, be excluded from the calculation of a majority of the outstanding Management Units for the purposes of this Section 8.4(c)):

(i)                                     repurchase or otherwise acquire any Units, Capital Stock, equity or equity-linked securities of the Company or any Subsidiary of the Company other than Units or securities purchased from Management Unitholders pursuant to this Agreement;

(ii)                                  (1) in the aggregate, issue Profits Units of any class or series (other than pursuant to Section 4.2(a)(x)) in accordance with this Agreement (A) in an amount that exceeds the authorized number of such class or series of Profits Units specified in Section 4.2(a)(ii), (B) with a Threshold Value less than the Threshold Value required by Section 4.2(a)(iii) through (ix) (inclusive), (C) that entitle the holders thereof to an aggregate Sharing Ratio greater than that specified in the definition of Sharing Ratio as in effect of the Effective Date, or (D) with a vesting schedule more favorable than the schedule contained in Section 11.1(a) of this Agreement, (2) in the aggregate, issue Management Units and Profits Units pursuant to Section 4.2(a)(x), collectively, (A) in an amount that exceeds 3,500,000 Common Units, (B) with respect to such Profits Units with a Threshold Value less than the Threshold Value required by Section 4.2(a)(x), (C) that entitle the holders thereof to an aggregate Sharing Ratio greater than that specified in the definition of Sharing Ratio as in effect of the Effective Date, or (D) with a vesting schedule more favorable than the schedule contained in Section 11.1(a) of this Agreement, or (3) at any time, issue any other Management Units or Profits Units, or any similarly designated Common Units pursuant to any plan or arrangement that has not been approved by the Supermajority Holders;

(iii)                               authorize annual bonus payments or allocations of Profits Units to members of the Management Group or other Officers, or enter into, modify, amend or terminate any compensatory arrangement with any member of the Management Group or other Officer;

(iv)                              approve an Extraordinary Acquisition Capital Call;

(v)                                 modify the Company’s tax structure;

(vi)                              engage, or enter into an agreement to engage or otherwise authorize the engagement, in any activities not contemplated by this Agreement and the Contribution Agreement, including operating in a geographic area other than offshore West Africa or engaging in a line of business other than the exploration and production of oil and gas;

(vii)                           approve or enter into any agreement, commitment, guarantee, obligation or activity that would be considered trade or business activities or that would cause the Company to realize UBTI, UBT or ECI;

(viii)                        incur any indebtedness owing by the Company (in contrast to the Company’s Subsidiaries);

(ix)                                make any individual investment or acquisition in a jurisdiction outside of the United States or invest in or acquire any entity formed in a jurisdiction outside of the United States, in each case, without first using best efforts to obtain a written opinion of qualified local counsel in form and substance reasonably satisfactory to one Warburg Nominee and one Blackstone Nominee to the effect that the Investor Unitholders will not (1) have a “permanent establishment” (or similar status) in the relevant non-U.S. jurisdiction, (2) become subject to tax generally in such non-U.S. jurisdiction or (3) be required to file tax returns in such non-U.S. jurisdiction (other than filings required to obtain refunds of amounts withheld), in each case solely as a result of any such investment or acquisition; provided, however, that the consent of the Supermajority Holders shall not be required pursuant to this subsection (ix) if one Warburg Nominee and one Blackstone Nominee together waive the requirement to obtain (or seek to obtain) such opinion; or

(x)                                   cause the IPO Corporation to be organized, formed or incorporated in a jurisdiction other than Delaware, Bermuda or the Cayman Islands.

(d)                                 Except as otherwise provided in the Contribution Agreement, the Company shall not do or agree to do, and shall not permit any of its Subsidiaries to do or agree to do, any of the following, without prior Board Approval and the prior written consent of the Super-Requisite Holders (in the case of any Cash Transaction or a Non-Cash Transaction that does not satisfy the requirements of the Selling Proviso) or the Requisite Holders (in the case of any Non-Cash Transaction that does satisfy the requirements of the Selling Proviso):

(i)                                     effect a Liquidation Event; or

(ii)                                  declare or pay any distributions on the Company’s Units, other than as required in the Certificate or pursuant to Section 7.1(c); provided, however, that all distributions declared pursuant to this Section 8.4(d)(ii) shall be made in accordance with Article 7.

(e)                                  Except as otherwise provided in the Contribution Agreement, the Company shall not, and shall not permit any of its Subsidiaries, to enter into, modify, amend or terminate, or agree to enter into, modify, amend or terminate, any transaction with any executive officers, Managers or Affiliates of the Company, other than, (A) compensatory arrangements with Officers approved by the Compensation Committee and (B) Units purchased from Management Unitholders pursuant to this Agreement, without prior Board approval and the prior written consent of holders of at least 75% of the outstanding Convertible Preferred Units (or outstanding Common Units (other than Profits Units or Unvested Management Units) if no Convertible Preferred Units are outstanding) held by disinterested Unitholders with respect to such action; provided, however, that in accordance with Section 4.6 (and subject to Section 3.2 of the Contribution Agreement), the Company may create and issue additional Preferred Units to any member of the Warburg Group without the prior approval described in this Section 8.4(e) if (i) the terms upon which one or more members of the Warburg Group propose to invest in such Units are substantially as favorable, in the aggregate, to the Company as could be obtained from a third party on an arms’ length basis, as determined by the Board (with the concurrence of all then serving Independent Nominees) in good faith, and (ii) the provisions of Section 4.5 apply to the proposed issuance.

Section 8.5                     Officers.

(a)                                  Generally. The Board shall appoint certain agents of the Company to be referred to as “Officers” of the Company, as set forth below in this Section 8.5. Each such appointment shall have been recommended to the Board by the Management Group and approved by the Requisite Holders and any of the Independent Nominees or Blackstone Nominees following consultation in good faith with Blackstone (so long as it owns any Convertible Preferred Units) and the good faith participation of Blackstone (so long as it owns any Convertible Preferred Units) in all aspects of the Officer selection and interview process. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 8.5. Any appointment of an Officer must be notified to the Registrar within 21 days of such appointment.

(b)                                 Number, Titles and Term of Office. The Officers of the Company shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board so elects, a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. Each Officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no Officer need be a Manager.

(c)                                  Salaries. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board or the Compensation Committee

(d)                                 Removal.

(i)                                     Any Officer elected or appointed by the Board may be removed, either with or without Cause, by the vote of a majority of the whole Board at any regular meeting, or at a special meeting called for such purpose, provided, however, that the notice for such meeting shall specify that such proposed removal will be considered at the meeting; and provided, further, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(ii)                                  Any Officer elected or appointed by the Board, and any other employee of the Company, may be removed and terminated, either with or without Cause, by the vote of the Employment Committee at any regular meeting or at a special meeting called for such purposes; provided, however, that the notice for such meeting shall specify that such proposed removal and/or termination will be considered at the meeting; and provided, further, however, that such removal and/or termination shall be without prejudice to the contractual rights, if any, of the person so removed. The Employment Committee must deliver to the President written notice of its intent to remove an employee five business days prior to removing such employee.

(iii)                               In the event of a disagreement among the Investor Nominees then serving on the Board or the Employment Committee, as the case may be, on either the proposed removal and/or termination of an Officer, such individuals shall consult with each other and the Management Group in good faith for a period of not less than 30 days in pursuit of a mutually acceptable solution. If no such solution is reached after such 30-day period, the Requisite Holders, acting in good faith, shall have the right to remove and/or terminate such Officer.

(e)                                  Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board in accordance with Section 8.5(a).

(f)                                    Resignations. Any Officer may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary of the Company. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(g)                                 Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Members and of the Board; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(h)                                 Powers and Duties of the Chief Executive Officer and President. The President shall be the Chief Executive Officer of the Company. Subject to the control of the Board and the other terms of this Agreement, the Chief Executive Officer and President shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; subject to Section 8.2, he may agree upon and execute all contracts in the name of the Company and may sign all certificates for Units of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(i)                                     Powers and Duties of the Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the President, or in the event of the President’s inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

(j)                                     Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board.

(k)                                  Powers and Duties of the Treasurer and the Assistant Treasurers. The Treasurer and each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to their respective office, together with such other powers and duties as may be prescribed from time to time in the case of the Treasurer by the Chief Financial Officer, the Chief Executive Officer or the Board and in the case of each Assistant Treasurer, by the Chief Financial Officer, the Treasurer, the Chief Executive Officer or the Board. The Treasurer shall exercise the powers of the Chief Financial Officer during the Chief Financial Officer’s absence or inability or refusal to act, and the Assistant Treasurers shall exercise the powers of the Chief Financial Officer or the Treasurer during their respective absence or inability or refusal to act.

(l)                                     Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees thereof and of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal of the Company to all contracts of the Company and attest thereto; he may sign with the other appointed Officers all Unit certificates; he shall have charge of the certificate books, transfer books and Unit ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.

(m)                               Powers and Duties of the Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Chief Executive Officer, the Board or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(n)                                 Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

(o)                                 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer may be used wherever as authorized by the Board.

Section 8.6                     Effect of More or Less than One Vote. If any Unit has more or less than one vote on any matter, every reference in this Agreement to a majority or other proportion of Units shall refer to such majority or other proportion of the votes of such Units.

Section 8.7                     Prohibition against UBTI, ECI and UBT. Notwithstanding anything to the contrary herein, the Managers shall use their best efforts to not permit the Company to enter into any agreement, commitment, guarantee, obligation or activity, including any acquisitions or borrowings, that could result in the recognition of UBTI, ECI or UBT by any Unitholder by reason of its ownership of Units.

Section 8.8                     Tax Covenant. Before the Company or any of its Subsidiaries either (i) makes any individual investment or acquisition in a jurisdiction outside of the United States or (ii) invests in or acquires any entity formed in a jurisdiction outside of the United States, the Company will use best efforts to obtain a written opinion of qualified local counsel in form and substance reasonably satisfactory to one Warburg Nominee and one Blackstone Nominee to the effect that the Investor Unitholders will not (1) have a “permanent establishment” (or similar status) in the relevant non-U.S. jurisdiction, (2) become subject to tax generally in such non-U.S. jurisdiction or (3) be required to file tax returns in such non-U.S. jurisdiction (other than filings required to obtain refunds of amounts withheld), in each case solely as a result of any such investment or acquisition; provided, however, that the requirement to obtain (or to seek to obtain) such opinion may be waived with the consent of both one Warburg Nominee and one Blackstone Nominee.

Section 8.9                     U.S.Tax Status. All first-tier Subsidiaries of the Company will be formed and remain corporations for U.S. tax purposes or the Managers shall cause such Subsidiaries to be classified and treated as corporations for U.S. tax purposes, in each case from their inception and for all times thereafter.

ARTICLE 9
EXCULPATION AND INDEMNIFICATION

Section 9.1                     Exculpation. The personal liability of each Manager and its Affiliates shall be eliminated and limited to the full extent permitted under the laws of Delaware, including the Delaware Act. No Manager nor any Affiliate thereof shall be liable to the Company or any Member for monetary damages arising from any actions taken, or actions failed to be taken, in its capacity as a Manager or any member of a committee of the Board except for (a) liability for acts or omissions not in good faith or which involve intentional misconduct or in knowing violation of law, (b) liability with respect to any transaction from which such Person derived an improper personal benefit and (c) liability from any breach of such Person’s duty of loyalty to the Company, in each case described in clauses (a), (b) and (c) preceding, as determined by a final, nonappealable order of a court of competent jurisdiction.

Section 9.2                     Right to Indemnification. Subject to the limitations and conditions as provided in this Article 9, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of whom it is the legal representative, is or was or has agreed to become a Manager or an Officer or is or was serving or has agreed to serve at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether the basis of such Proceeding is alleged action in an official capacity as a Manager or Officer or in any other capacity while serving or having agreed to serve as a Manger or Officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including judgments, penalties excise and similar taxes, punitive damages, fines, amounts paid in settlement or to be paid in settlement and attorneys’ fees) actually incurred or suffered by such Person in connection with such Proceeding, and indemnification under this Article 9 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder and shall inure to the benefit of such Person’s heirs, executors and administrators; provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Person only if such Proceeding (or part thereof) was authorized by the Board. Notwithstanding anything to the contrary in this Section 9.2, no Manager or Officer shall be entitled to indemnification hereunder if it is determined by a final, nonappealable order of a court of competent jurisdiction that such person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or had reasonable cause to believe such person’s conduct was unlawful.

Section 9.3                        Advance Payment. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Company the expenses incurred by a Person of the type entitled to be indemnified under Section 9.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification. Such expenses shall, at the request of the Person entitled to be indemnified under Section 9.2, be advanced by the Company periodically or on behalf of such Person in advance of the final disposition of a Proceeding so long as such Person shall have provided the Company with a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 9 or otherwise.

Section 9.4                     Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers and Officers under this Article 9; and, the Company may indemnify and advance expenses to Persons who are not or were not Managers, Officers, employees or agents of the Company but who are or were serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of its status as such a Person to the same extent that the Company may indemnify and advance expenses to Members under this Article 9.

Section 9.5                          Appearance as a Witness. Notwithstanding any other provision of this Article 9, the Company may pay or reimburse expenses incurred by a Manager, Officer or Member in connection with its appearance as a witness or other participation in a Proceeding at a time when it is not a named defendant or respondent in the Proceeding.

Section 9.6                          Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 9 shall not be exclusive of any other right which a Manager, Officer or other Person indemnified pursuant to Section 9.4 may have or hereafter acquire under any Law, this Agreement, agreement, vote of the Board or otherwise.

Section 9.7                          Insurance. The Company shall, to the fullest extent that is commercially reasonable, purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer, employee or agent of the Company or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 9.

Section 9.8                     Member Notification. To the extent required by Law, any indemnification of or advance of expenses to a Manager in accordance with this Article 9 shall be reported in writing to the other Managers with or before the notice or waiver of notice of the next Board meeting or with or before the next submission to the Board of a consent to action without a meeting and, in any case, shall be reported to the Members within the 12 month period immediately following the date of the indemnification or advance.

Section 9.9                     Savings Clause. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article 9 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 9 that shall not have been invalidated and to the fullest extent permitted by Law.

Section 9.10              Contract Rights. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 9.11              Negligence, etc. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

ARTICLE 10
PROFITS UNITS AND MANAGEMENT UNITS

Section 10.1              Purpose of Profits Units and Management Units. All Profits Units and Management Units, whenever granted, shall be subject to the terms and provisions of this Article 10. The granting and issuance of Profits Units and Management Units are intended to promote the interests of the Company and its Subsidiaries by encouraging Employees (as defined in Section 10.2), directors, Managers and Consultants (as defined in Section 10.2) of the Company and its Affiliates (as defined in Section 10.2) to acquire or increase their equity interests in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its Subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company and its Subsidiaries thereby advancing the interests of the Company and its Members. The granting and issuance of Profits Units and Management Units are also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Subsidiaries.

Section 10.2     Definitions. As used in this Article 10, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is effectively controlled by the Company or effectively controls the Company, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code) and (iii) any “subsidiary corporation” of the Company or any such parent corporation (as defined in Section 424(f) of the Code) thereof.

“Award” shall mean any Profits Units or Management Units.

“Award Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Committee” shall mean the Compensation Committee or any other committee appointed by the Board to administer the granting of Awards pursuant to this Article 10, or, if no committee is appointed, the Board.

“Consultant” shall mean any individual, other than an Employee, director or Manager, who renders consulting or advisory services to the Company or an Affiliate.

“Employee” shall mean any employee of an Affiliate. It shall also include any individual who has accepted an offer of employment but not yet commenced employment with an Affiliate; however, no Award granted to such person may become a Vested Unit prior to the date such person actually becomes an Employee, unless a Consultant who was granted an Award subsequently becomes an Employee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Founders” shall mean James C. Musselman, Brian F. Maxted, W. Greg Dunlevy, Kiat Tze (Kenny) Goh and Paul Dailly and their respective Permitted Transferees.

“Participant” shall mean any Employee, director, Manager or Consultant granted an Award pursuant to this Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

Section 10.3     Administration. The granting of Awards shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. The Committee, in its discretion, may delegate all or some of its authorities and duties to the Chief Executive Officer of the Company, with such restrictions on such delegation as the Committee may choose. If such a delegation is made, references to the term “Committee”

in this Article 10 shall include the Chief Executive Officer of the Company, where applicable; provided, however, in no event shall the Chief Executive Officer be authorized to make grants to, or determinations with respect to, himself or to any other Officer of the Company or an Affiliate. Subject to the terms of this Article 10 and applicable Law, and in addition to other express powers and authorizations conferred on the Committee by this Article 10, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Profits Units and/or Management Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be canceled, forfeited or suspended and the method or methods by which Awards may be canceled, forfeited or suspended; (vi) interpret and administer this Article 10 and any Award Agreement; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Article 10; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Article 10. Unless otherwise expressly provided in this Agreement, all designations, determinations, interpretations, and other decisions under or with respect to this Article 10 or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, beneficiary of any Award, and any Employee, director, Manager or Consultant.

Section 10.4     Units Available for Award.

(a)           Subject to adjustment as provided in Section 15.12, the number of Management Units and Profits Units, collectively, with respect to which Awards may be granted is set forth in Section 4.2(a)(ii), it being understood that the following Management Units and Profits Units have been granted as of the date hereof:

Series or Class of Units	Number Granted as of the Effective Date

Management Units	2,660,000
$0.85	839,999
$5.00	2,350,000 (including 216,574 issued with a Threshold Value of $15.00)
$10.00	1,100,000 (including 88,626 issued with a Threshold Value of $15.00)
$15.00	2,333,333
$27.50	1,368,333
$40.00	1,947,999
$65.00	1,789,999
$90.00	1,789,999

that up to the maximum number of Profits Units issuable hereunder may be granted from time to time and at any time after the Effective Date and that certain Profits Units issuable hereunder are required to be granted after the date hereof pursuant to Section 10.4(b). Not more than 100,000 $5.00 Units issuable hereunder shall be granted to the Independent Nominees. If all or a portion of an Award (or any outstanding Profits Units or Management Units) are forfeited, terminated or canceled, then the Profits Units and/or Management Units covered by such Award (or previously outstanding), to the extent of such forfeiture, termination or cancellation, shall again be Profits Units with respect to which Awards may be granted in accordance with this Article 10. If the Committee desires to issue a new class or series of Profits Units, the Committee, with the approval of the Supermajority Holders, shall designate a Threshold Value applicable to each Threshold Unit in such class or series in accordance with Section 4.2(a)(iii) through (x) (inclusive), as applicable, to the extent necessary to cause such Units to constitute “profits interests” as provided in Section 4.2(c).

(b)           If prior to the earliest to occur of (i) a Liquidation Event, (ii) the consummation of a transaction pursuant to Section 5.7 and (iii) an IPO Conversion all of the Profits Units issuable hereunder (excluding Management Units and Profits Units that have been forfeited to or repurchased by the Company and not reissued pursuant to this Article 10) have not been issued (such shortfall being referred to as the “Ungranted Profits Units”), then immediately prior to occurrence of such event, the Company shall issue all Ungranted Profits Units (but shall not be required to issue forfeited or repurchased Management Units and Profits Units) in an allocation determined by the Board (excluding the Management Nominee) or the Committee, and in either case approved by the Supermajority Holders, and otherwise in accordance with this Article 10.

(c)           Any Units granted pursuant to an Award may consist, in whole or in part, of authorized and unissued Units, Units acquired or repurchased from any Person by the Company, or any combination of the foregoing.

Section 10.5     Eligibility. Any Employee, director, Manager or Consultant shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

Section 10.6     Awards. Subject to the provisions of this Article 10, the Committee shall have the authority to determine the Employees, directors, Managers and/or Consultants to whom Awards shall be granted, the number of Units to be covered by each Award and such terms and conditions, including forfeiture, as the Committee shall determine in its discretion, provided they are not contrary to the provisions of this Agreement.

(b)           Awards may be granted under this Article 10 from time to time, on such terms as the Committee believes appropriate, in substitution for stock options held by individuals providing services to corporations or affiliates thereof who become Employees, directors, Managers or Consultants as a result of a merger or consolidation or other business combination with the Company or any Affiliate.

(c)           All Units granted pursuant to an Award and all Profits Units and Management Units outstanding as of the date hereof are subject to the limitations on transfer as provided in Article 5 and to the vesting, forfeiture and repurchase provisions as provided in Sections 11.1, 11.2 and 11.3.

(d)           Notwithstanding anything in this Article 10 to the contrary, the Committee may provide in an Award Agreement that if the Participant enters into competition against the Company or an Affiliate within a prescribed period following the grant of the Award, the Units granted pursuant to the Award shall be subject to such forfeiture provisions as may be established by the Committee, which may include, without limitation, a forfeiture of such Units or, if such Units have then been sold or otherwise transferred by the Participant, the requirement of a cash payment by the Participant to the Company of any gain or profit that may have been realized by the Participant with respect to such transferred Units.

Section 10.7     Amendment and Termination. Except to the extent prohibited by applicable Law or this Agreement and unless otherwise expressly provided in an Award Agreement, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no adverse change, other than pursuant to applicable Law, may be made in any Award without the consent of such Participant.

Section 10.8     Mandatory Forfeiture of Founder Units. If, prior to the date upon which (i) the Remaining Commitment of each of the Investors has been reduced to $0 and (ii) the first commercial production is achieved in an Approved Plan of Development in the Republic of Ghana, the Committee, acting upon a written recommendation of the Management Group to the Board or to the Committee, determines that it is in the best interest of the Company to issue additional Management Units or Profits Units to one or more Employees, directors, Managers or Consultants (other than the Founders) in an amount in excess of the number of designated Management Units and Profits Units set forth in Section 4.2(a)(ii) hereof then available for issuance (such excess, the “Award Shortfall”), the Committee shall deliver to the Board for approval a proposal to require the forfeiture of a number of Management Units and/or Profits Units held by the Founders (each, a “Forfeited Unit”) in an amount equal to the Award Shortfall for the sole purpose of reissuing such forfeited Management Units and/or Profits Units as additional Profits Units pursuant this Article 10. For purposes of this Section 10.8, “Remaining Commitment”, “Investors” and “Approved Plan of Development shall have the meanings ascribed to such terms in the Contribution Agreement. Such proposal (a “Forfeiture Proposal”) by the Committee to the Board shall include a reasonably detailed description of (i) the purpose for such proposed Award, (ii) the amount of the Award Shortfall, (iii) the Forfeited Units proposed to be forfeited (including the Founder holding such Forfeited Units and the series and class of such Unit and Threshold Value thereof), determined in accordance with Section 10.8(b) and (iv) the Award to be issued upon receipt of the Forfeited Units (including the number and Threshold Values of any Profits Units to be issued).

(b)           The Committee shall use its reasonable best efforts to apportion the economic effect of any Forfeiture Proposal pro rata among the Founders.

(c)           Upon receipt of and consideration of a Forfeiture Proposal, at the next succeeding meeting of the Board, the Board may:

(i)            Approve such Forfeiture Proposal with such amendments, if any, as Board shall deem appropriate (not to exceed the number of Forfeited Units and aggregate Threshold Values contained in the written recommendation of the Management Group);

(ii)           Reject such Forfeiture Proposal and direct the Committee to issue, subject to the approval of the Supermajority Holders, a new class or series of Profits Units in order to make up for the Award Shortfall; or

(iii)          Reject such Forfeiture Proposal and direct the Committee to reduce the amount of the proposed Award in such manner as it shall deem appropriate so that no Award Shortfall exists.

(d)           Notwithstanding anything to the contrary herein or in any certificate of designation with respect to the Forfeited Units, in the event that the Board approves the Forfeiture Proposal (as may be amended) pursuant to Section 10.8(c)(i) hereunder, each Forfeited Unit designated in such Forfeiture Proposal (as approved by the Board) shall be forfeited and shall become available for reissuance pursuant to and in accordance with Sections 4.2(a)(x) and (xii) hereof and shall be reissued in respect of the Award Shortfall pursuant to the Forfeiture Proposal; provided, however, that subject to the limitations set forth in Section 4.2(a)(x) and (xii) in no event shall the Board be required to reissue Forfeited Units with Threshold Values that, in the aggregate, are less than the Threshold Values, in the aggregate, of such Forfeited Units. In the event that the Forfeited Units are not reissued pursuant to the Forfeiture Proposal, the forfeiture of such Units shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported forfeiture and shall not effect any such purported forfeiture on Capital Accounts of the Unitholders.

Section 10.9     Miscellaneous.

(a)           No Employee, director, Manager, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, directors, Managers or Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)           The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain a director, Manager or Consultant. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or as a director, Manager or Consultant, free from any liability or any claim under this Article 10, unless otherwise expressly provided in this Agreement or in any Award Agreement.

(c)           Neither this Article 10 nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.

(d)           No fractional Profits Units or Management Units shall be issued or delivered pursuant to this Article 10 or any Award.

ARTICLE 11
CERTAIN COVENANTS OF THE COMPANY

Section 11.1      Vesting Of Management Units and Profits Units.

(a)           The Company and the Management Unitholders hereby agree to be bound by the provisions of this Section 11.1 notwithstanding the provisions of the Limited Liability Company Agreement among Kosmos Energy, LLC, a Texas limited liability company, and the Management Unitholders and of any unit agreement relating to Management Units or Profits Units. Each Management Unitholder’s Management Units and Profits Units will become vested in accordance with the following schedule, if, as of each applicable date, the Management Unitholder is still employed by any of the Company’s Subsidiaries or serving as a Manager, unless the Compensation Committee determines to issue such Units on a different schedule that is not less favorable to the Company.

% Vested
Date of Issuance of Management Unit/Grant of Profits Unit	20%
First Anniversary Date of Issuance of Management Unit/ Grant of Profits Unit	40%
Second Anniversary Date of Issuance of Management Unit/Grant of Profits Unit	60%
Third Anniversary Date of Issuance of Management Unit/Grant of Profits Unit	80%
Fourth Anniversary Date of Issuance of Management Unit/Grant of Profits Unit	100%

(b)           Upon the earliest of (i) the consummation of a Liquidation Event, (ii) the consummation of a transaction pursuant to Section 5.7, and (iii) the consummation of a Qualified Public Offering, all Unvested Management Units shall become Vested Units.

(c)           Upon the consummation of a Liquidation Event, all Unvested Profits Units shall become Vested Units. In connection with the consummation of a transaction pursuant to Section 5.7, the Committee (as defined in Section 10.2) shall have the right to accelerate the vesting of all Unvested Profits Units (including all Ungranted Profits Units granted in connection therewith) upon the consummation of such transaction.

(d)           Any and all distributions (other than pursuant to Section 7.1(c)) that would otherwise be made pursuant to this Agreement with respect to an Unvested Unit shall be held by the Company for the benefit of the holder of such Unvested Unit until such time as such Unvested Unit becomes a Vested Unit.

Section 11.2      Repurchase Option For Management Units.

(a)           Subject to the remaining provisions of this Section 11.2 and applicable Law, all Units, including Convertible Preferred Units, Common Units (including CI Units), Management Units (whether Vested Units or Unvested Units) and Profits Units (whether Vested Units or Unvested Units), held by a Management Unitholder (in each case including Units transferred to the Management Unitholder’s Permitted Transferees) (collectively, the “Available Units”) are subject to repurchase as follows:

(i)            If the Management Unitholder (other than a Management Unitholder that is a non-employee Manager of the Company) ceases to be employed by any of the Company’s Subsidiaries by reason of death or Disability, such Management Unitholder’s Unvested Units shall become Vested Units as of such termination of employment, and the Company shall have the right to repurchase all such Management Unitholder’s Vested Units and other Available Units as of such termination of employment at a purchase price equal to the then fair market value of such Units determined in the same manner as is provided in Section 5.7(c)(vi).

(ii)           If the Management Unitholder (other than a Management Unitholder that is a non-employee Manager of the Company) ceases to be employed by any of the Company’s Subsidiaries by reason of termination without Cause or resignation with Good Reason, such Management Unitholder’s Unvested Profits Units shall be forfeited, the Company shall have the right to repurchase all of such Management Unitholder’s Unvested Management Units as of such termination at a purchase price equal to the Management Unitholder’s Original Cost for such Management Units, and the Company shall have the right to repurchase all of such Management Unitholder’s Vested Units and other Available Units as of such cessation of employment at a purchase price equal to the then fair market value of such Units ddtermined in the same manner as is provided in Section 5.7(c)(vi).

(iii)          If the Management Unitholder (other than a Management Unitholder that is a non-employee Manager of the Company) ceases to be employed by any of the Company’s Subsidiaries by reason of termination with Cause or resignation without Good Reason (or for no reason), such Management Unitholder’s Unvested Profits Units shall be forfeited, the Company shall have the right to repurchase all of such Management Unitholder’s Management Units (including Vested and Unvested Management Units) and Vested Profits Units as of such termination or resignation at a purchase price equal to the Management Unitholder’s Original Cost for such Units, and the Company shall have the right to repurchase all of such Management Unitholder’s Convertible Preferred Units as of such termination at a purchase price equal to the lower of the Management Unitholder’s Original Cost for such Units or the then fair market value of such Units determined in the same manner as is provided in Section 5.7(c)(vi).

(iv)        In addition to the consequences set forth in Section 11.2(a)(iii) above, if the Management Unitholder (other than a Management Unitholder that is a non-employee Manager of the Company) ceases to be employed by any of the Company’s Subsidiaries by reason of termination with Cause or resignation without Good Reason (or for no reason), the Company shall have the right to repurchase all of such Management Unitholder’s other Available Units as of such termination at a purchase price equal to the lower of the Management Unitholder’s Original Cost for such Units or the then fair market value of such Units determined in the same manner as is provided in Section 5 .7(c)(vi).

(v)         If the Management Unitholder is a non-employee Manager of the Company and ceases to serve as a Manager of the Company by reason of death, removal (with or without Cause), resignation or otherwise, such Management Unitholder’s Unvested Profits Units shall be forfeited, the Company shall have the right to repurchase all of such Management Unitholder’s Unvested Management Units as of such cessation at a purchase price equal to the Management Unitholder’s Original Cost for such Units, and the Company shall have the right to repurchase all of such Management Unitholder’s Vested Units and other Available Units at a purchase price equal to the then fair market value of such Units determined in the same manner as is provided in Section 5.7(c)(vi).

(b)           On or before the 185th day after the effective date of termination of the employment of a Management Unitholder as described in the preceding subsections of this Section 11.2, the Company shall give written notice (a “Repurchase Notice”) to the holder of the Available Units of the number or amount of Available Units that have been elected to be purchased by the Company, and the Company shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Available Units. The number of Available Units to be repurchased shall first be satisfied to the extent possible from the Available Units held by the Management Unitholder at the time of delivery of the Repurchase Notice. If the number of Available Units then held by the Management Unitholder is less than the number of Available Units that the Company has elected to purchase, the Company shall purchase the remaining Available Units elected to be purchased from the Permitted Transferees of such Management Unitholder under this Agreement pro rata, determined in each case according to the number of Available Units held by such Permitted Transferees at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

(c)           The closing of the purchase of Available Units pursuant to this Section 11.2 shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the Repurchase Notice. The Company will pay for Available Units to be purchased pursuant to this Section 11.2 by delivery of (i) a check or wire transfer of funds or (ii) in the event the Company is prohibited by the Company’s Certificate, this Agreement or applicable statutory or contractual provisions to purchase the Available Units by check or a wire transfer, a subordinated unsecured promissory note or notes payable on commercially reasonable terms if the use of such a promissory note is not prohibited, in the aggregate amount of the purchase price for such Units. Any notes issued by the Company pursuant to this Section 11.2(c) shall be subject to any restrictive covenants (including limitations or restrictions on the payment of interest) to which the Company is subject at the time of such purchase. In the event the Company is, during such period, prohibited from purchasing such Available Units, including by means of issuing a promissory note, then the Company shall have the right to assign such repurchase right to the Investor Unitholders, pro rata, in accordance with their Proportionate Percentages, or as the Investor Unitholders may otherwise agree. The purchasers of any Available Units hereunder will be entitled to require all of the signatures of each seller of such Available’ Units to be notarized and to receive representations and warranties from each such seller regarding (A) such seller’s power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Available Units, (B) such seller’s ownership of such Available Units and the absence of any liens, pledges, and other encumbrances on such Available Units, and (C) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

(d)           Should the Company or any of its assignees elect to exercise the repurchase rights pursuant to this Section 11.2 and any seller fails to deliver all of such Units in accordance with the terms hereof, the purchaser of such Units hereunder may, at its option, in addition to all other remedies it may have, deposit the repurchase price in an escrow account administered by the Company or an independent third party (to be held for the benefit of and payment over to such seller in accordance herewith), whereupon the Company shall by written notice to such seller (i) cancel on its books the certificates(s) representing such Units registered in the name of such seller and (ii) issue to the purchaser, in lieu thereof, new certificate(s) representing such Units registered in the purchaser’s name, and all of the seller’s right, title, and interest in and to such Units shall terminate in all respects.

(e)           In the event that Available Units are repurchased pursuant to this Section 11.2, the holders of such Available Units will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

Section 11.3      Buyback Of Units Upon Event of Default.

(a)           Upon the occurrence of an Event of Default, as defined in the Contribution Agreement, the Company shall have the right to repurchase all Units owned by such Defaulting Investor (as such term is defined in the Contribution Agreement), or its Permitted Transferees, as the case may be for a price per Unit equal to 1% of the purchase price (if any) for such Unit. The Members and Unitholders acknowledge and agree that the foregoing right of repurchase is reasonable. Any Units available for repurchase under this Section 11.3(a) shall be referred to herein as “Eligible Units.” The Company may exercise this right upon the vote of a majority of the Board (excluding any nominee or representative of a Defaulting Investor then serving on the Board). The exercise of this right by the Company shall not affect the Company’s right to pursue one or more other actions or remedies permitted upon an Event of Default under the Contribution Agreement.

(b)           The Company may elect to purchase all or any portion of the Eligible Units by delivering written notice (the “Eligibility Notice”) to the holder or holders of Eligible Units. The Eligibility Notice will set forth the number of Eligible Units to be acquired from each holder, the aggregate consideration to be paid for such Eligible Units and the time and place for the closing of the transaction.

(c)           If, for any reason, the Company shall be prohibited from purchasing or shall otherwise decline to purchase all of the Eligible Units pursuant to this Section 11.3, the Company may permit all Investor Unitholders (other than the Investor Unitholder whose Units have become Eligible Units) to purchase such unpurchased Eligible Units in accordance with their Proportionate Percentage (calculated solely with respect to such Investor Unitholders). As soon as practicable after the Company has determined that it will not purchase all of the Eligible Units, but in any event within 10 days after the delivery of the Eligibility Notice, the Company shall give written notice (the “Further Eligibility Notice”) to such other Investor Unitholders setting forth the number of remaining Eligible Units and the aggregate purchase price for such Eligible Units. Such other Investor Unitholders may elect to purchase any or all of the remaining Eligible Units by delivering written notice (the “Eligibility Election Notice”) to the Company within 30 days after receipt of the Further Eligibility Notice from the Company. As soon as practicable, and in any event within 15 days after receipt of the Eligibility Election Notice, the Company shall notify the Defaulting Unitholder as to the number of Eligible Units being purchased from such holder by such other Investor Unitholders (the “Supplemental Eligibility Notice”).

(d)           The closing of the purchase of Eligible Units pursuant to this Section 11.3 shall take place on the date designated by the Company in the Eligibility Notice or Supplemental Eligibility Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of the Eligibility Notice or Supplemental Eligibility Notice. The Company and/or the electing Investor Unitholders will pay for Eligible Units to be purchased pursuant to this Section 11.3 by delivery of, in the case of the Investor Unitholders, a check or wire transfer of funds and, in the case of the Company, a check or wire transfer of funds in the aggregate amount of the purchase price for such Eligible Units. The purchasers of any Eligible Units hereunder will be entitled to require all of the signatures of each seller of such Eligible Units to be notarized and to receive representations and warranties from each such seller regarding (A) such seller’s power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Eligible Units, (B) such seller’s ownership of such Eligible Units and the absence of any liens, pledges and other encumbrances on such Eligible Units, and (C) the absence of any violation, default or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

(e)           The right of the Company and the Investor Unitholders to repurchase Eligible Units pursuant to this Section 11.3 shall terminate upon the 91st calendar day following the date on which such Eligible Units first became subject to repurchase pursuant to this Section 11.3.

(f)            In the event that Eligible Units are repurchased from an Investor Unitholder pursuant to this Section 11.3, such Investor Unitholder will use all reasonable efforts to take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and to take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

Section 11.4      Financial Reports and Access to Information.

(a)           The Company shall furnish the following to each Investor Unitholder so long as such Investor Unitholder holds at least five percent (5%) of the Company’s outstanding Common Units (calculated as if all Convertible Preferred Units have been converted into Common Units at the applicable Conversion Ratio for such Convertible Preferred Units and including any Vested Management Units):

(i)           Within 20 days after the end of each month, an unaudited balance sheet as of the end of such month and an unaudited related income statement and statement of cash flows for such month prepared in accordance with GAAP (with the exception of normal year end adjustments and absence of footnotes), together with a comparison of such statements to the annual budget of the Company for such periods;

(ii)          Within 35 days after the end of each fiscal quarter, an unaudited balance sheet as of the end of such quarter and an unaudited related income statement, and statement of cash flows for such quarter including any footnotes thereto (if any) prepared in accordance with GAAP (with the exception of normal year end adjustments), consistently applied, together with a comparison of such statements to the annual budget of the Company for such periods;

(iii)         Within 60 days after the end of each fiscal year (or such longer period of time not in excess of 180 days after the end of the fiscal year as is agreed to by the Requisite Holders), an audited balance sheet as of the end of such fiscal year and the related income statement, statement of stockholders equity and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors who shall be selected from among the “Big 4” internationally recognized accounting firms;

(iv)        Within 60 days after the end of each fiscal year, a reserve report prepared by a reservoir engineer acceptable to the Board;

(v)         Within 30 days before the beginning of each fiscal year, a consolidated annual budget approved by the Board, together with a consolidated annual capital expenditure forecast, including estimated Capital Calls, for the upcoming fiscal year, which budget shall be subject to the approval of the holders of Convertible Preferred Units in accordance with Section 8.4 hereof;

(vi)        Promptly after the occurrence of any material event, notice of such event together with a summary describing the nature of the event and its impact on the Company; and

(vii)       Within 35 days after the end of each fiscal quarter, such information relating to payments to third parties, consultants and representatives as Investor Unitholders may from time to time specify in writing to the Company to assist the Investor Unitholders in evaluating compliance by the Company and its Subsidiaries with the Business Conduct Code (defined below).

(b)           The Company shall furnish to each Investor Unitholder so long as such Investor Unitholder holds at least ten percent (10%) of the Company’s outstanding Common Units (calculated as if all Convertible Preferred Units have been converted into Common Units at the applicable Conversion Ratio for such Common Units and including any Vested Management Units):

(i)           Within 20 days after the end of each month, an operating progress report and a report estimating oil and gas production for such month, which reports are used by the Company for internal control purposes;

(ii)          Such engineering, seismic or other data as may have been obtained or developed by or on behalf of the Company and its Subsidiaries as such Investor Unitholder deems relevant to a proposed Project, an Approved Project or a Capital Call related to an Approved Project, subject to any restrictions contained in any confidentiality agreement with respect to such data to which the Company or any of its Subsidiaries is a party; and

(iii)         Such other information and access to senior managers as such Unitholders or their advisors may reasonably request, including access to all vendors and consultants of the Company’s Subsidiaries.

(c)           So long as each Investor Unitholder holds at least ten percent (10%) of the Company’s outstanding Common Units (calculated as if all Convertible Preferred Units have been converted into Common Units at the applicable Conversion Ratio for such Convertible Preferred Units and including any Vested Management Units):

(i)           the Company shall use its reasonable best efforts to cause the Board to hold meetings no less frequently than quarterly, and at such meetings the Company shall report to the Board on, among other things, its business activities, prospects, and financial position; and

(ii)          the Company shall permit each Investor Unitholder entitled to receive information pursuant to Section 11.4(a) or their respective representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and its independent public accountants, all at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such person may reasonably request, and to consult with and advise management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries, and to discuss with vendors and consultants to the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, all matters relating to the operation of the Company and its Subsidiaries.

(d)            The Company shall adopt, not later than 10 Business Days after the Effective Date, and thereafter maintain a written policy setting forth the procedure for conducting business internationally (the “Business Conduct Code”), which Business Conduct Code shall be in compliance with the provisions of the FCPA and shall be binding upon the Company, its Subsidiaries and their respective employees and consultants.

(e)            On a quarterly basis and otherwise upon reasonable request from time to time by any Investor Unitholder entitled to receive information pursuant to this Section 11.4, the Company shall represent to such Investor Unitholder that its Officers and employees are acting in compliance with all Laws (including all Corruption Laws) and that its Officers have not conducted any trade or business activities on behalf of, through or within the Company that would cause the Company to realize or recognize UBTI, ECI or UBT.

Section 11.5        Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and accounts (i) in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (ii) that will permit the Company to prepare accurately its income tax returns.

Section 11.6        Business Opportunities.

(a)          The Company hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Series A/B/C Group (as defined below) participates or desires or seeks to participate in and that involves any aspect of the oil and natural gas business or industry (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to a Series A/B/C Nominee (as defined below) solely in such individual’s capacity as a Manager and with respect to which no other member of the Series A/B/C Group (other than a Series A/B/C Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Series A/B/C Group solely through the disclosure of information by or on behalf of the Company (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No member of the Series A/B/C Group, including any Series A/B/C Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any member of the Series A/B/C Group may pursue a Renounced Business Opportunity.

(b)          Any Person purchasing or otherwise acquiring any Membership Interest and Units of the Company shall be deemed to have consented to these provisions. No member of the Series A/B/C Group shall have any obligation to communicate or offer to the Company any Renounced Business Opportunity and may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

(c)          As used in this Section 11.6, the following definitions shall apply:

(i)            “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

(ii)           “Series A/B/C Group” means Warburg, Blackstone, any of their respective Affiliates (other than the Company and its Subsidiaries), any Series A/B/C Nominee, and any portfolio company in which Warburg, Blackstone or any of their respective Affiliates has an equity investment (other than the Company and its Subsidiaries).

(iii)          “Series A/B/C Nominee” means any officer, director, partner, employee or other agent of Warburg, Blackstone or any Affiliate of Warburg or Blackstone (other than the Company and its Subsidiaries) who serves as a Manager.

(d)          Subject to Section 15.5, any proposed amendment to this Section 11.6 shall require the approval of the Supermajority Holders; provided, however, that if no Convertible Preferred Units are outstanding and the Series A/B/C Group owns less than 5% of the then outstanding Common Units, any such proposed amendment shall require the approval of the holders of a majority of the outstanding Common Units (other than Profits Units and Unvested Management Units).

The Company shall keep in effect the provisions set forth in this Section 11.6 and any successor Person of the Company at all times while any Investor Unitholder holds Units or other equity securities of any such successor Person. Each Member and Unitholder agrees to take all actions necessary or desirable to effect the foregoing sentence.

Section 11.7 Additional Covenants.

(a)          Each Unitholder acknowledges and agrees that, upon any Liquidation Event, the receipt of proceeds by holders of Units shall be in accordance with Article 7.

(b)          Each Management Unitholder agrees that, with respect to any of its Profits Units, C1 Units or Unvested Management Units that are entitled to vote on any matter and subject to Section 15.5, such Management Unitholder will vote each such class of Units on any matter submitted to a vote of the Members or holders of Units in the same proportion as the holders (other than Management Unitholders) of the Convertible Preferred Units vote on such matter.

(c)          Each Member and Unitholder entitled to vote on matters submitted to a vote of the Members or Unitholders, as the case may be, agrees to vote the Units owned by such

Member or Unitholder upon all matters arising under this Agreement submitted to a vote of the Members or Unitholders, as the case may be, in a manner that will implement the terms of this Agreement and to ensure that the Certificate does not from time to time conflict with this Agreement. If holders of or Members owning Common Units or other class or series of Units are ever entitled by Law or otherwise to vote on any matter as a separate class, in contrast to voting with the Convertible Preferred Units as a single combined class, then each Member agrees to vote such Member’s Units in such a manner so that the outcome of the vote of the holders of such Units voting as a single class is the same as the outcome of the vote of the holders (other than Management Unitholders) of such Units and Convertible Preferred Units voting on such matter as a single combined class; provided, however, that nothing in this Section 11.7(c) is intended to increase the rights of the Supermajority Holders to amend, modify, supplement, or restate or waive (but not terminate) this Agreement pursuant to Section 15.5.

(d)          Whenever any action or matter is expressly permitted or required to be taken, consented to or approved pursuant to this Agreement by specified Members (or classes of Members) or specified holders of Units (or classes or series of Units) (including the Requisite Holders, the Supermajority Holders, the Super-Requisite Holders, Warburg and Blackstone) (such specified Members or holders of Units, the “Determining Members”), or by the Board with the consent or approval of the applicable Determining Members, and such action or matter is also a Cayman Matter, each Member hereby agrees to vote such Member’s Units (or classes or series of Units) or in such Member’s capacity as a Member (including any classes of Members) (or consent in writing in such Member’s capacity as a holder of Units (or classes or series of Units) or as a Member (including any classes of Members)) on any such Cayman Matter submitted to the Members (or classes of Members) or holders of Units (or classes or series of Units) under this Agreement in the same manner as the applicable Determining Members vote their Units or vote in their capacity as Members (or consent to in writing in their capacity as holders of Units or Members) with respect to such Cayman Matter. In furtherance of the foregoing, each Member hereby appoints each Warburg Nominee and each Blackstone Nominee named in Schedule II hereto as such Member’s true and lawful attorney-in-fact, proxy and agent, with full power of substitution and resubstitution, for such Member and in such Member’s name, place and stead in any and all capacities, to vote such Member’s Units (or classes or series of Units) or in such Member’s capacity as a Member (including any classes of Members) in the same manner as the Determining Holders with respect to such Cayman Matter, with all powers such Member would possess if present at any meeting of Members (including any classes of Members) (or any adjournment or postponement thereof) at which such Cayman Matter is submitted for approval, and to execute on such Member’s behalf any written consent of Members (including any classes of Members) or holders of Units (or classes or series of Units), including any unanimous written consent, approving or, consenting to any such Cayman Matter approved or consented to by the Determining Members, and further grants to such Nominees, and each of them, full power and authority to do and perform each and every act and thing necessary to be done, as fully to all intents and purposes as such Member might or could do in Person, hereby ratifying and confirming all that such Nominees, and any of them or their substitutes, may lawfully do or cause to be done by virtue hereof. If at any time any Warburg Nominee or Blackstone Nominee named in Schedule II (or the register of Managers of the Company) ceases to be a Manager and is replaced by another Warburg Nominee or Blackstone

Nominee, as the case may be, then the Warburg Nominee or Blackstone Nominee that ceases to serve shall appoint his replacement Nominee as his substitute proxy, attorney-in-fact and agent by executing the form attached hereto as Exhibit H (which shall also be executed by such replacement Nominee), and this obligation of substitution shall apply to such replacement Nominee and each successor of such replacement Nominee. The proxy granted by such Member hereby shall be irrevocable and shall remain valid and effective for so long as such Member is a Member or holds Units. Such proxy shall constitute a proxy of such Member for purposes of Section 8.3(h) and shall be deemed filed with the Secretary and the Board for purposes of Section 8.3(h). Notwithstanding the foregoing, nothing in this Section 11.7(d) is intended to increase or decrease the rights of the Determining Members to take any action or consent to or approve any action or matter pursuant to this Agreement, including the rights of the parties pursuant to Section 15.5.

(e)          The Members and the Company hereby acknowledge and agree that the voting, consent and other rights of a Member set forth herein and in the Certificate arise by virtue of the Units held by such Member and attach to,such Member’s Units as property rights rather than personal rights.

Section 11.8        Registration Rights. The Company shall cause the IPO Corporation to grant registration rights described in the Registration Rights Agreement attached hereto as Exhibit I (the “Registration Rights Agreement”) with respect to securities of the IPO Corporation into which the securities of the Company converted or transferred by way of continuation (or otherwise) in the IPO Conversion as described in Section 5.9.

ARTICLE 12
TAXES

Section 12.1         Tax Returns. The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company; provided, however, that Blackstone and Warburg shall be entitled to review and comment on such tax returns, and the Company shall consider all such comments and consult with Blackstone and Warburg in good faith to attempt to resolve any differences. Unless otherwise agreed by at least four of the Managers, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board from among the four largest accounting firms in the United States. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall deliver to each Member as soon as practicable after the end of the applicable fiscal year, a Schedule K-1 together with such additional information as may be required by the Members in order to file their individual returns reflecting the Company’s operations. The Company shall bear the costs of the preparation and filing of its tax returns.

Section 12.2           Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. The Members hereby acknowledge that the Company elected to be classified as a partnership for U.S. federal income tax purposes effective as of the date of its formation pursuant to Treasury Regulation Section

301.7701-3 and to file Internal Revenue Service Form 8832 as of the date of its formation to make such election.

Section 12.3         Tax Elections. The Company has made the following elections on the appropriate forms or tax returns:

(a)           to adopt the calendar year as the Company’s fiscal year;

(b)           to adopt the accrual method of accounting and to keep the Company’s books and records on the U.S. federal income tax method;

(c)           if there is a distribution of Company property as described in Code Section 734 or a transfer of Membership Interests as described in Code Section 743, upon request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of Company property;

(d)           to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Code Section 709(b);

(e)           any election which would ensure that the Company will be treated as a partnership for U.S. federal income tax purposes; and

(f)            any other election the Board may deem appropriate and in the best interests of the Members.

The Company shall remain a partnership for U.S. federal income tax purposes from its inception and for all times thereafter. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.7) shall be construed to sanction or approve such an election.

Section 12.4         Tax Matters Member.

(a)          The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be a Member designated from time to time by the Board subject to replacement by the Board. (Any Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8). The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)          The Tax Matters Member shall take no action without the authorization of the Supermajority Holders, other than such action as may be required by Law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)          The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any partnership item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

(d)          No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of partnership items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, it shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any. Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)          If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Section 12.5        Section 83(b) Election. Each Management Unitholder that acquires Management Units or Profits Units shall file timely an election under Code Section 83(b) or, if such Management Unitholder is not a “United States person” within the meaning of Code Section 7701(a)(30), under any analogous filing under other applicable Law. Each such Management Unitholder acknowledges that it is the sole responsibility of such Unitholder, and not the Company, to file the election under Code Section 83(b) or other applicable Law even if such Unitholder requests the Company or its Representatives to assist in making such filing.

Section 12.6        Safe Harbor Election. By executing this Agreement, each Member authorizes and directs the Company to elect to have the safe harbor described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, including any similar safe harbor in any final Revenue Procedure, Revenue Ruling or final or temporary Treasury Regulation, apply to any Membership Interest in the Company transferred to a service provider by the Company on or after the effective date thereof in connection with services provided to the

Company. For purposes of making such safe harbor election, the Tax Matters Member is hereby designated as the Member who has responsibility for Federal income tax reporting by the Company and, accordingly, execution of such safe harbor election by the Tax Matters Member constitutes execution of a safe harbor election in accordance with Notice 2005-43 or any similar provision of any final pronouncement. The Company and each Member (including any person to whom Units are transferred in connection with the performance of services) hereby agree to comply with all requirements of any such safe harbor, including any requirement that a Member prepare and file all Federal income tax returns reporting the income tax effects of each Membership Interest issued by the Company in connection with services in a manner consistent with the requirements of Notice 2005-43 or other final pronouncement. A Member’s obligations to comply with the requirements of this Section shall survive such Member’s ceasing to be a member of the Company and the termination, dissolution, liquidation and winding up of the Company. This Section 12.6 shall become effective upon the effective date of final or temporary regulations or other final guidance from the Internal Revenue Service with respect to such safe harbor.

Section 12.7        Information Rights. The Company agrees to provide to the Investor Unitholders such information as the Investor Unitholders reasonably request from time to time in order to (i) permit the Investor Unitholders to comply with any applicable information reporting obligations resulting from the Investor Unitholders’ investment in the Company and (ii) determine whether any majority-owned Subsidiary of the Company (based on vote or value) is or has been, or the consequences to the applicable Investor Unitholders if any Subsidiary of the Company becomes, a “passive foreign investment company,” a “controlled foreign corporation,” a “foreign personal holding company” or a corporation whose income is required to be taken into account by the Investor Unitholders, and, at the request of the Investor Unitholders, cooperate with the Investor Unitholders in making, or permitting the applicable Investor Unitholders to make, any election permitted under the Code that does not have a material adverse tax effect to the other Unitholders. The Company shall also use reasonable commercial efforts to provide such information as the Investor Unitholders reasonably request for the foregoing purposes with respect to minority-owned Subsidiaries of the Company.

ARTICLE 13
BOOKS AND BANK ACCOUNTS

Section 13.1        Maintenance of Books. The Company shall keep or cause to be kept at its Registered Office in the Cayman Islands complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board, any committee thereof and any of the Members. The Company’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the entire Board. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; the Register of Members setting forth the current list of the names and last known business, residence, or mailing addresses of all Members; and the Company’s federal, state, and local tax returns for the Company’s six most recent tax years.

Section 13.2        Accounts. The Members shall establish one or more separate bank and investment accounts and arrangements for` the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine. The Company may not commingle the Company’s funds with the funds of any Member.

ARTICLE 14
DISSOLUTION, WINDING-UP AND TERMINATION

Section 14.1        Dissolution Events.

(a)          The Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”) and no other event shall cause the Company’s dissolution:

(i)            the consent of the Supermajority Holders;

(ii)           at any time when there are no Members; and

(iii)          entry of a decree of judicial dissolution of the Company under Sections 94-105 of the Act.

(b)          Except as otherwise provided in this Section 14.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, Expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of Separation Proceedings shall not constitute a Dissolution Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

Section 14.2        Winding-Up and Termination. On the occurrence of a Dissolution Event, the Supermajority Holders (or in their failure to act, the Board) shall select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Supermajority Holders (or in their failure to act to appoint a liquidator, the Board). Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. Subject to the terms in the Act, the steps to be accomplished by the liquidator are as follows:

(a)          as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations;

(b)          the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 6.4) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)          all remaining assets of the Company shall be distributed to Unitholders as follows; provided, however, that the liquidator shall use reasonable best efforts to distribute cash to Unitholders:

(i)            the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of Unitholders in accordance with the provisions of Article 7;

(ii)           with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of Unitholders shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among Unitholders if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)          Company property shall be distributed among the Unitholders in accordance with Section 7.1(a), and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to Unitholders shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 14.2. The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 14.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its Membership Interests and Units and all the Company’s property and constitutes a compromise to which all Members have consented. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 14.3         Deficit Capital Accounts. No Unitholder shall be required to pay to the Company, to any other Unitholder or to any third party any deficit balance which may exist from time to time in the Unitholder’s Capital Account.

Section 14.4         Dissolution. On completion of the distribution of Company assets as provided herein, the Board or the liquidators (or such other Person or Persons as the Act may require or permit) shall file such documents and take such other actions as may be necessary to terminate the existence of the Company. Upon satisfaction of all applicable matters required under the Act, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1         Offset. Whenever the Company is to pay any sum to any Unitholder, any amounts that such Unitholder, in its capacity as a Unitholder, owes the Company may be deducted from that sum before payment.

Section 15.2         Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)            if to the Company, at the address of its principal executive offices; and

(ii)           if to a Member, to the address given for the Member on the Company’s books and records; and

(iii)          if to an additional Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 15.3         Entire Agreement; Supersedure. This Agreement, the Certificate and the other Transaction Documents constitute the entire agreement of the Members and their Affiliates relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

Section 15.4         Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 15.5         Amendment or Restatement. Except as otherwise expressly provided in Section 8.4(c)(ii), neither this Agreement (including any Exhibit or Annex hereto) nor the Certificate may be amended, modified, supplemented Or restated, nor may any provisions of this Agreement or the Certificate be waived, without a Written instrument adopted, executed and agreed to by the Company and the Supermajority Holders; provided, however, that (i) subject to clause (iv) below, any such amendment, modification, supplement, restatement or waiver that would adversely affect the rights of any Member or Unitholder hereunder, in its capacity as a Member or Unitholder, as the case may be, without similarly affecting the rights hereunder of all Members or Unitholders of the same class or series, in their capacities as Members or Unitholders, as the case may be, that would affect a Member’s or Unitholder’s right to exercise its preemptive rights pursuant to Section 4.5 hereof or that would impose any material obligation on any Member or Unitholder shall not be effective as to such Member or Unitholder without such Member’s or Unitholder’s prior written consent and any such amendment, modification, supplement, restatement or waiver that would adversely affect the rights of Blackstone shall not be effective as to Blackstone without Blackstone’s prior written consent, (ii) subject to clause (iv) below, provisions of this Agreement setting forth any rights, preferences, restrictions and limitations applicable to Management Units or Profits Units may be amended, modified, supplemented, restated or waived only with the prior written consent of Management Unitholders holding at least a majority of the then outstanding Management Units or a majority of the then outstanding Profits Units, as the case may be, held by all of the Management Unitholders, (iii) subject to clause (iv) below, an amendment or restatement to Article 7 of this Agreement that adversely affects distributions or allocations made to such Member under such Article 7 is effective only with that Member’s written consent; provided, however, that any amendment, modification, supplement, restatement, or waiver of this Agreement or the Certificate that similarly affects all holders of Common Units in their capacities as holders of Common Units may be made with the written consent of the holders of a majority of the then outstanding Common Units (other than Profits Units and Unvested Management Units), (iv) the Requisite Holders may amend, modify, supplement or restate this Agreement and the Certificate to the extent (A) necessary to authorize and issue new classes or series of Units, Capital Stock equity or equity-linked securities, the issuance of which has been approved in accordance with Sections 4.6, 8.4(b) or 8.4(e), (B) permitted by Section 11.6(d), or (C) necessary to change the Company’s registered office or agent pursuant to Section 2.3, (v) to the extent that Cayman Islands Law would give any class or series of Units a separate class or series vote with respect to an amendment or modification of the rights of such class or series for which this Agreement would not otherwise provide for such separate class or series vote, then such rights may be varied with the consent in writing of all of the Members of that class or series or with the consent of a Member resolution passed by not less than a majority of such Members of that class or series as may be present in person or by proxy at a separate general meeting of the Members of that class or series; provided, however, that such Members of such class or series shall be subject to the obligations of Section 11.7 hereunder, and (vi) this Agreement shall be deemed to be automatically amended from time to time to the extent provided in an Addendum Agreement executed and delivered by the parties thereto to reflect issuances and transfers of Membership

Interests and Units made in compliance with this Agreement without requiring the consent of any party. Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any person not a party to this Agreement.

Section 15.6           Termination.   The provisions of Section 4.5, Article 5 (other than Section 5.1(a)) and Sections 8.2(b)(i), 8.2(b)(iv), 84, 11.4, 11.7(b) and 11.7(c) shall terminate upon the consummation of a Qualified Public Offering, and this Agreement shall terminate in its entirety upon the earlier to occur of (i) the consummation of an Approved Sale pursuant to Section 5.7 and (ii) the consummation of a Liquidation Event.

Section 15.7           Binding Effect.   Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. The rights under this Agreement may be assigned to the extent provided in Section 4.4 by a Member to a transferee of all or a portion of such Member’s Membership Interests and Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Membership Interests and Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

Section 15.8           Governing Law; Severability; Limitation of Liability.

(a)           THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)           The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 15.2. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)         In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate, or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d)         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(e)          Neither the Company nor any Member or Unitholder shall be liable to any of the other such Persons for punitive, special, exemplary or consequential Damages, including Damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on contract, tort (INCLUDING NEGLIGENCE), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and the Company, each Member and each Unitholder release each of the other such Persons from liability for any such Damages.

Section 15.9         Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein, including if necessary any action required to authorize and direct the Officers and Managers to amend the Certificate so that this Agreement is enforceable under the laws of the state in which the Company is organized.

Section 15.10       Indemnification. To the fullest extent permitted by Law, each Member shall indemnify the Company and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including costs of suit and reasonable attorney’s fees) they may incur on account of any breach by that Member of this Agreement.

Section 15.11       Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the Members so long as each counterpart shall be signed by one or more of the Members and so long as the other Members shall sign at least one counterpart which shall be delivered to the Company.

Section 15.12       Adjustments for Unit Splits. Wherever in this Agreement there is a reference to a specific number of Units of any class or series of Membership Interests, or a price per Unit, or consideration received in respect of such Unit, then, upon the occurrence of any subdivision, combination or distribution of such class or series of Membership Interests, the specific number of Units or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Units of such class or series of Membership Interests by such subdivision, combination or distribution.

Acknowledged and agreed to by the Company as of the date first set forth above.

KOSMOS ENERGY HOLDINGS

By:	/s/ W. Greg Dunlevy
Name:	W. Greg Dunlevy
Title:	CFO & Executive Vice President

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL
PARTNERS I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WPIP INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

WARBURG PINCUS NETHERLANDS PRIVATE
EQUITY VIII I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WP VIII INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
(CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
(CAYMAN) IV-A SMD L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

BLACKSTONE PARTICIPATION PARTNERSHIP
(CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ James C. Musselman
[Signature]

/s/ James C. Musselman
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Brian F. Maxted
[Signature]

/s/ Brian F. Maxted
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ W. Greg Dunlevy
[Signature]

/s/ W. Greg Dunlevy
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Kiat Tze Ctoh
[Signature]

Kiat Tze Ctoh (Kenny)
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Paul Dailly
[Signature]

Paul Dailly
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Adebayo O. Ogunlesi
[Signature]

Adebayo O. Ogunlesi
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ John R. Kemp
[Signature]

John R. Kemp
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ C.A. Wright
[Signature]

C.A. Wright
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Sylvia J. Manor
[Signature]

Sylvia J. Manor
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Philip Lowry
[Signature]

Philip Lowry
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Katherine A. Kanscmat
[Signature]

Katherine A. Kanscmat
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Scott Davis
[Signature]

Scott Davis
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Marvin M. Garrett
[Signature]

Marvin M. Garrett
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ William S. Hayes
[Signature]

William S. Hayes
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Grace Weisberg
[Signature]

Grace Weisberg
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Dennis C. McLaughlin
[Signature]

Dennis C. McLaughlin
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Kevin R. Black
[Signature]

Kevin R. Black
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Joseph L. Matthews
[Signature]

Joseph L. Matthews
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Stephen R. Sills
[Signature]

Stephen R. Sills
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Robert S. Brashier
[Signature]

Robert S. Brashier
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Steven J. Zrake
[Signature]

Steven J. Zrake
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ John M. Hopkinson
[Signature]

John M. Hopkinson
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Yaw Owusu 9/22/09
[Signature]

Yaw Owusu
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Oscar Thomas Fulforpte
[Signature]

Oscar Thomas Fulforpte
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Darran Lucas
[Signature]

Darran Lucas
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Ryan Turner
[Signature]

Ryan Turner
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Ralph Jones
[Signature]

Ralph Jones
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Doris M’Guinness
[Signature]

Doris M’Guinness
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Jeff Elliott 10/6/09
[Signature]

Jeff Elliott
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Linda Correll
[Signature]

Linda Correll
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Eric Hudgens
[Signature]

Eric Hudgens
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Eric Hudgens
[Signature]

Eric Hudgens
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Eric Hees
[Signature]

Eric Hees
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Robert Miller, Jr.
[Signature]

Robert Miller, Jr.
[Name - Printed]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBER:

/s/ Jon W. Cappon
[Signature]

Jon W. Cappon
[Name - Printed]

EXHIBIT A
DEFINED TERMS

“$0.85 Units” shall have the meaning set forth in Section 4.2(a)(x).

“$5.00 Units” shall have the meaning set forth in Section 4.2(a)(iii).

“$10.00 Units” shall have the meaning set forth in Section 4.2(a)(iv).

“$15.00 Units” shall have the meaning set forth in Section 4.2(a)(v).

“$27.50 Units” shall have the meaning set forth in Section 4.2(a)(vi).

“$40.00 Units” shall have the meaning set forth in Section 4.2(a)(vii).

“$65.00 Units” shall have the meaning set forth in Section 4.2(a)(viii).

“$90.00 Units” shall have the meaning set forth in Section 4.2(a)(ix).

“Accredited Investor” shall have the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Companies Law (2007 Revision) of the Cayman Islands and any successor statute, as amended from time to time.

“Addendum Agreement” shall have the meaning set forth in Section 5.1(b).

“Adjusted Capital Account” means the Capital Account maintained for each Unitholder, (a) increased by any amounts that such Unitholder is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Unitholder. The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to Preferred Units and that portion of each Adjusted Capital Account attributable to Common Units.

“Adjusted Percentage Interest” means, with respect to a Member or Unitholder, a fraction (expressed as a percentage), the numerator of which is the sum of all of such Member’s or Unitholder’s Sharing Ratios with respect to each class (counting for these purposes each designation of a class as a separate class) and series of Units entitled to vote on the subject matter and the denominator of which is the sum of all Sharing Ratios of all Members and Unitholders with respect to each such class (including each designation) and series of Units entitled to vote on the subject matter.

“Adjustment Date” means with respect to each Convertible Preferred Unit, (a) the issue date of such Convertible Preferred Unit, and (b) the last day of each calendar quarter thereafter.

In addition, if the Company makes a distribution other than within 15 days following the end of a calendar quarter, the date of such distribution shall be treated as an Adjustment Date.

“Affiliate” means, when used with respect to a specified Person, any Person which (i) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (ii) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (i), or (iii) is a Relative of such specified Person or of an individual described in clauses (i) or (ii); provided, however, that, for purposes of Article 10, “Affiliate” shall have the meaning set forth in Section 10.2; and, for purposes of Section 11.6, “Affiliate” shall have the meaning set forth in Section 11.6(c)(i).

“Agreement” shall mean the Operating Agreement of the Company, as amended and restated from time to time.

“Applicable Percentage” means the maximum composite Federal, New York State and New York City capital gains tax rate then in effect with respect to that portion of Cumulative Taxable Income taxable as net capital gain, and the maximum composite Federal, New York State and New York City ordinary income tax rate then in effect with respect to that portion of Cumulative Taxable Income taxable as ordinary income, in each case computed by taking into account the deductibility of state and local income Taxes for U.S. Federal income tax purposes.

“Approved Sale” shall have the meaning set forth in Section 5.7(a).

“Articles” shall mean the Articles of Association of the Company, as amended and restated from time to time.

“Assignee” means any Person that acquires Membership Interests and Units or any portion thereof through a Disposition made in accordance with this Agreement or pursuant to an Involuntary Transfer and that has not been admitted as a Member.

“Audit Committee” shall have the meaning set forth in Section 8.2(q)(ii).

“Available Units” shall have the meaning set forth in Section 11.2(a).

“Award” shall have the meaning set forth in Section 10.2.

“Award Agreement” shall have the meaning set forth in Section 10.2.

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Blackstone” means Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P. and Blackstone Family Investment Partnership (Cayman) IV-A L.P.; provided, however, that for all purposes hereunder the Person designated by Blackstone Capital Partners (Cayman) IV L.P. shall be entitled to act on behalf of each of the other Persons specified in this definition.

“Blackstone Group” means Blackstone and each transferee of Units directly or indirectly (in a chain of title) from Blackstone that is an Affiliate of Blackstone; provided, however, that once a Person is designated a member of the Blackstone Group such Person shall, as long as it owns any Units, at all times be a member of the Blackstone Group and not a member of the Warburg Group, and provided, further, that for purposes of this definition an Affiliate shall not include a member of the Management Group or the Warburg Group.

“Blackstone Nominee” shall have the meaning set forth in Section 8.2(b)(iii).

“Blocking Investors” shall have the meaning set forth in Section 5.7(f).

“Blocking Notice” shall have the meaning set forth in Section 5.7(f).

“Blocking Right” shall have the meaning set forth in Section 5.7(f).

“Board” shall have the meaning set forth in Section 8.1.

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)        The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Managers;

(b)        The Book Values of all properties shall be adjusted to equal their respective fair market values as reasonably determined by the Managers in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member, (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704 1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code), (v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory warrant in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), as such Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations or (vi) any other event to the extent determined by the Managers to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q). If any noncompensatory warrants are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations;

(c)          The Book Value of property distributed to a Member shall be the fair market value of such property as determined by the Managers; and

(d)         The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits and Losses; provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Managers determine that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of property has been determined or adjusted pursuant to clauses (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article 7.

“Business Conduct Code” shall have the meaning set forth in Section 11.4(d).

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by Law to close.

“Business Opportunity” shall have the meaning set forth in Section 11.6(a).

“Cl Units” shall have the meaning set forth in Section 4.2(a)(ii).

“Capital Account” means the account to be maintained by the Company for each Unitholder pursuant to Section 6.5.

“Capital Call” shall have the meaning assigned to such term in the Contribution Agreement.

“Capital Contribution” means with respect to any Unitholder, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by the Unitholder including amounts paid by such Unitholder in satisfaction of its Unit purchase obligations under the Contribution Agreement. Any reference in this Agreement to the Capital Contribution of a Unitholder shall include a Capital Contribution of his predecessors in interest.

“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.

“Cash Transaction” means, (i) with respect to a Liquidation Event or a Drag-Along Transaction, any such transaction that is not a Non-Cash Transaction, or (ii) any dividend or other distribution on the Company’s Units that is not a Non-Cash Transaction.

“Cause” means discharge by the Company or any of its Subsidiaries on the following grounds:

(i)           An employee’s, director’s or manager’s conviction or pleas of nolo contendere in a court of Law of any crime or offense, including a violation of any Corruption Law but excluding traffic violations and other minor offenses.

(ii)          Willful misconduct which materially adversely affects the reputation or business activities of the Company and its Subsidiaries and which continues after written notice thereof from the Board to such employee, director or manager stating with specificity the alleged dishonesty or misconduct and, if requested by the individual within 10 days thereafter, such individual is afforded a reasonable opportunity to be heard before the Board.

(iii)         Substance abuse, including abuse of alcohol or use of illegal narcotics, and other drugs or substances, for which such employee, director or manager fails to undertake and maintain treatment after 15 days after requested by the Company.

(iv)        Misappropriation of funds or other material acts of dishonesty involving the Company.

(v)         Any employee’s continuing material failure or refusal to perform his duties or to carry out in all material respects the lawful directives of the Board.

“Cayman Matters” shall mean (i) those actions or matters that, under Cayman Islands Law, require a Special Resolution in order to be approved by the Members, including amendments to the Memorandum or Articles, the changing of the Company’s name, the appointment (pursuant to the Act) of an inspector to examine the affairs of the Company, certain matters relating to the winding up and liquidation of the Company and such other matters as may now or hereafter be specified by Cayman Islands Law, (ii) those actions or matters that, under Cayman Islands Law, require an Ordinary Resolution in order to be approved by the Members, including certain matters relating to the winding up and liquidation of the Company and such other matters as now or hereafter may be specified by Cayman Islands Law, and (iii) any other action or matter that, under Cayman Islands Law, requires approval (whether by vote at a meeting or by written consent) by a greater number of Members or Units than the applicable Determining Members with respect to such action or matter.

“Certificate” shall have the meaning set forth in Section 2.1.

“Change of Control” means a consolidation, conversion or merger involving the Company in which the owners of Equity Securities immediately prior to such consolidation, conversion or merger do not, immediately after such consolidation, conversion or merger, own Membership Interests and Units, capital stock or other equity securities representing a majority of the outstanding voting power (based on the right to directly or indirectly (through a parent company or otherwise) elect Managers or directors generally) of the Company or the surviving, converted or consolidating entity.

“Closing” shall have the meaning set forth in the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to Sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Committee” shall have the meaning set forth in Section 10.2.

“Common Units” means all Units other than Preferred Units.

“Company” means Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital.

“Compensation Committee” shall have the meaning set forth in Section 8.2(q)(ii).

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of, a Member from the Company or its representatives, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member or Representative, (ii) was or becomes available to such Member on a nonconfidential basis prior to disclosure to the Member by the Company or its representatives, (iii) was or becomes available to the Member from a source other than the Company and its representatives, provided that such source is not known by such Member to be bound by a confidentiality agreement with the Company, or (iv) is independently developed by such Member without the use of any such information received under this Agreement.

“Consultant” shall have the meaning set forth in Section 10.2.

“Contribution Agreement” means that certain Second Amended and Restated Contribution Agreement of even date herewith by and among the Company and the Investors named therein.

“Control,” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Conversion Price” shall have the meaning set forth in Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred Unit Designation or the Series C Convertible Preferred Unit Designation, as applicable.

“Conversion Ratio” shall have the meaning set forth in Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred Unit Designation or the Series C Convertible Preferred Unit Designation, as applicable.

“Convertible Preferred Units” means, collectively, the Series A Convertible Preferred Units, the Series B Convertible Preferred Units and the Series C Convertible Preferred Units.

“Corrected Amount” shall have the meaning set forth in Section 7.1(e).

“Corruption Law” means any Law (including the FCPA), as amended from time to time, that relates to payments for the purpose of influencing an act or decision (including a decision to refrain from acting) of any governmental authority or governmental official in order to obtain or retain business or other improper advantage in the conduct of business.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Cumulative Taxable Income” means the sum of (i) the amount, if any, by which items of income and gain (other than items included in net capital gain or net capital loss) allocated for tax purposes pursuant to Article 7 for the current taxable year and all prior taxable years exceeds the items of loss and deduction (other than items included in net capital gain or net capital loss) allocated for tax purposes pursuant to Article 7 for all such taxable years and (ii) the amount, if any, by which net capital gain allocated for tax purposes pursuant to Article 7 for the current taxable year and all prior taxable years exceeds net capital loss allocated for tax purposes pursuant to Article 7 for all such taxable years.

“Defaulting Investor” has the meaning given such term in the Contribution Agreement.

“Delaware Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Determining Members” shall have the meaning set forth in Section 11.7(d).

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to property for such taxable year, except that (A) with respect to any property the Book Value of which differs from its adjusted tax basis for Federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (B) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using reasonable method selected by the Managers.

“Disability” means a Management Unitholder or Manager becoming incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of performing his duties with the Company on a full-time basis of at least 180 days during any 12 month period.

“Disinterested Management Group” means the members of the Management Group who will, in connection with a Liquidation Event, receive only their consideration due under Section 7.1(a) and who have no on-going relationship with the Requisite Holders that would reasonably be expected to influence such members.

“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, hedge or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Membership Interests or Units (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests or Units is transferred or shifted to another Person.

“Dissolution Event” shall have the meaning set forth in Section 14.1(a).

“Drag-Along Notice” shall have the meaning set forth in Section 5.7(f).

“Drag-Along Transaction” means (i) any consolidation, conversion (other than the IPO Conversion), merger or other business combination involving the Company in which Membership Interests (or Units) are exchanged for or converted into cash, securities of a corporation or other business organization or other property, (ii) a Disposition of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such

Disposition after payment or other satisfaction of liabilities and other obligations of the Company, or (iii) the sale by all the Members of all their Units.

“Dragging Investors” shall have the meaning set forth in Section 5.7(f).

“ECI” means income or gain effectively connected with the conduct of a trade or business within the United States within the meaning of Code Section 864 or 897.

“Economic Risk of Loss” shall have the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” shall have the meaning set forth in the Recitals.

“Election Notice” shall have the meaning set forth in Section 5.4(b).

“Eligibility Election Notice” shall have the meaning set forth in Section 11.3(c).

“Eligibility Notice” shall have the meaning set forth in Section 11.3(b).

“Employee” shall have the meaning set forth in Section 10.2.

“Employment Committee” shall have the meaning set forth in Section 8.2(q)(ii).

“Exchange Act” shall have the meaning set forth in Section 10.2.

“Excluded Securities” shall have the meaning set forth in Section 4.5(d).

“Expel, Expelled or Expulsion” means the expulsion or removal of a Member from the Company as a member.

“FCPA” means the Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“FCPA Policy” means the Company’s Ethical Business Practice Policy, as amended from time to time.

“First Amendment” shall have the meaning set forth in the Recitals.

“First Amended and Restated Agreement” shall have the meaning set forth in the Recitals.

“First Refusal Notice Date” shall have the meaning set forth in Section 5.3(b).

“Fully-Diluted Basis” means, at any time, the then outstanding Common Units plus (without duplication) (i) all Common Units issuable upon the conversion of the then outstanding Convertible Preferred Units and (ii) all Profits Units (whether Vested Units or Unvested Units), (iii) all Management Units (whether Vested Units or Unvested Units) and (iv) all Cl Units.

“Further Eligibility Notice” shall have the meaning set forth in Section 11.3(c).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Good Reason” means (i) a material reduction in the employment responsibilities of the Management Unitholder in effect as of the Initial Funding or, if such Management Unitholder was not employed by the Company’s Subsidiaries as of the Initial Funding, as of the date such Management Unitholder executes an Addendum Agreement, or subsequently agreed to by the Company and the Management Unitholder, without the written consent of the Management Unitholder, which reduction has remained uncorrected for 30 days after written notice from such Management Unitholder to the employer, or (ii) a required change of the location greater than 50 miles away from the existing location for performance of the employment responsibilities of the Management Unitholder (not including ordinary travel during the regular course of employment) without the written consent of the Management Unitholder, which change remains uncorrected for 30 days after written notice from such Management Unitholder to the employer.

“Independent Nominees” shall have the meaning set forth in Section 8.2(b)(iv).

“Initial Funding” shall mean March 9, 2004.

“Inclusion Notice” shall have the meaning set forth in Section 5.6(b).

“Inclusion Right” shall have the meaning set forth in Section 5.6(c).

“Investor Call Right” shall have the meaning set forth in the Contribution Agreement.

“Investor Nominees” shall have the meaning set forth in Section 8.2(b)(iii).

“Investor Unitholder” means the Warburg Group and the Blackstone Group and any other Person designated as an Investor Unitholder pursuant to Section 5.1(e)(iii); provided that, once a Person is designated an Investor Unitholder, such Person and each of its Affiliates shall, as long as it owns any Units, at all times be an Investor Unitholder and not a Management Unitholder even if such Investor Unitholder or its Affiliates acquire Units from a Management Unitholder.

“Involuntary Transfer” means a Disposition resulting from (i) the death of a Member, (ii) the Bankruptcy of a Member, (iii) the entry of a divorce decree directly involving such Member, (iv) the execution of either a judgment or a foreclosure by a court of law against a Member, (v) or any other event that forces a Member to transfer any of its Membership Interest and Units to a third party, including events occurring by operation of Law.

“Involuntary Transfer Notice” shall have the meaning set forth in Section 5.8(a).

“IPO Conversion” shall have the meaning set forth in Section 5.9(a).

“IPO Corporation” shall have the meaning set forth in Section 5.9(a).

“Kosmos Energy Holdings” shall have the meaning set forth in Section 2.2.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of any doubt, the Act.

“Liquidation Event” means the occurrence of any of (i) a liquidation, dissolution, or winding up of the Company, (ii) a Change of Control; provided, however, that any such Change of Control that is an Approved Sale under Section 5.7 shall not constitute a Liquidation Event, or (iii) the sale, lease or transfer, directly or indirectly, of all or substantially all of the assets of the Company, unless (A) in the case of a transaction described in clauses (ii) or (iii) that constitutes a Cash Transaction, the Super-Requisite Holders have consented that such transaction shall not constitute a Liquidation Event or (B) in the case of a transaction described in clauses (ii) or (iii) that constitutes a Non-Cash Transaction, the Requisite Holders have consented that such transaction shall not constitute a Liquidation Event.

“Liquidation Preference” means, with respect to a Convertible Preferred Unit, an amount equal to the purchase price for such Convertible Preferred Unit less all amounts previously distributed with respect to such Convertible Preferred Unit to the holder thereof pursuant to Section 7.1(a)(ii).

“Management Group” means James C. Musseliman, Brian F. Maxted, W. Greg Dunlevy, Kiat Tze (Kenny) Goh and Paul Dailly and any other key employees of the Company approved as members of the Management Group by the Board but excluding such individuals who cease to be an employee of the Company or its Subsidiaries.

“Management Nominee” shall have the meaning set forth in Section 8.2(b)(i).

“Management Units” means 2,660,000 Common Units issued to Management Unitholders in connection with the execution and delivery of this Agreement on the Effective Date, any such Common Units transferred to a Permitted Transferee and any and all securities of any kind whatsoever of the Company which may be issued on or after the Effective Date in respect of, in exchange for, or upon conversion of such Common Units pursuant to a merger, consolidation, conversion, stock split, stock dividend, recapitalization of the Company or otherwise; provided, however, that any such Common Units that are forfeited to or repurchased by the Company and reissued as Profits Units pursuant to Section 4.2(a)(x) and Article 10 shall, upon such reissuance, constitute Profits Units and not Management Units. For the avoidance of doubt, there are 2,660,000 Management Units outstanding as of the date hereof.

“Management Unitholders” means (a) the Management Group and each transferee of Common Units or Preferred Units directly or indirectly (in a chain of title) from the Management Group (other than an Investor Unitholder), (b) each Person that acquires Profits Units, Cl Units (other than an Investor Unitholder) or Management Units from the Company in accordance with this Agreement and each transferee of Common Units or Preferred Units directly or indirectly (in a chain of title) from any such Person (other than an Investor Unitholder) and (c) any other Person designated as a Management Unitholder pursuant to Section 5.1(e)(iii); provided that, once a Person is designated a Management Unitholder, such Person and each of its Affiliates shall, as long as it owns any Units, at all times be a Management Unitholder and not an Investor Unitholder even if such Management Unitholder or its Affiliates acquire Units from an Investor Unitholder.

“Management Unitholder Disposition” shall have the meaning set forth in Section 5.1(f).

“Manager” shall have the meaning set forth in Section 8.2(a) and shall have the meaning of “director” under the Act.

“Marketable Securities” means freely tradable common stock (with no restrictions on disposition under applicable law or contract) approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system of a corporation with a market value of its outstanding common stock owned by non-affiliates in excess of $50,000,000.

“Material Adverse Change” means any change or effect that would be material and adverse to the business, prospects, condition (financial or otherwise), affairs, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the Effective Date as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Membership Interest” means the property interest, as opposed to the personal interest, of a Member in the Company and as a holder of Units, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) by virtue of the Units held by such Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) by virtue of the Units held by such Member; provided, however, that such term shall not include any management rights held by a Member solely in its capacity as a Manager.

“Memorandum” shall mean the Memorandum of Association of the Company, as amended and restated from time to time.

“Minimum Gain” shall have the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“Negotiation Period” shall have the meaning set forth in Section 5.7(f).

“New Securities” shall have the meaning set forth in Section 4.5(a).

“No-Drag Price” shall have the meaning set forth in Section 5.7(f).

“Non-Cash Transaction” means, (i) with respect to a Liquidation Event or a Drag-Along Transaction, any such transaction more than 50% of the consideration of which, or proceeds of which, are paid in securities or other property other than cash, or (ii) any dividend or other distribution on the Company’s Units more than 50% of which is paid in securities or other property other than cash.

“Non-Consenting Investor” shall have the meaning assigned to that term in the Contribution Agreement.

“Non-Included Tag Offeree” shall have the meaning set forth in Section 5.6(e).

“Nonrecourse Deductions” shall have the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Notice of Right of First Refusal” shall have the meaning set forth in Section 5.3(a).

“Observer” shall have the meaning set forth in Section 8.2(c).

“Offer Price” shall have the meaning set forth in Section 5.3(a).

“Offered New Securities” shall have the meaning set forth in Section 4.5(a).

“Offered Units” shall have the meaning set forth in Section 5.3(a).

“Offeree” shall have the meaning set forth in Section 4.5(b).

“Offeror Unitholder” shall have the meaning set forth in Section 5.3(a).

“Officer” means any Person designated as an officer of the Company as provided in Section 8.6, but such term does not include any Person who has ceased to be an officer of the Company.

“Ordinary Resolution” means a resolution of a general meeting passed by a majority of Members entitled to vote thereat present at the meeting or a written resolution signed by all Members entitled to vote thereon.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Original Cost” means, with respect to a particular Unit, the cash amount originally paid to the Company to purchase such Unit or the initial Book Value of property contributed, as the case may be, subject to adjustment for subdivisions, combinations or distributions involving such Unit, or if no cash amount was paid to the Company to purchase such Unit then no consideration.

“Other Unitholders” shall have the meaning set forth in Section 5.5(a).

“Participant” shall have the meaning set forth in Section 10.2.

“Percentage Interest” means, with respect to each Unitholder, the fraction (expressed as a percentage), the numerator of which is the number of Units held by that Unitholder and the denominator of which is the number of all then outstanding Units; provided, however, that in making such calculation (i) each Unit shall first be multiplied by its Sharing Ratio then in effect and (ii) with respect to a specific class of Units, prior to the time at which distributions have been made pursuant to Section 7.1(a)(iii) with respect to a Unit with a Threshold Value of $0 in an aggregate amount equal to the Threshold Value for such class of Units (ignoring such distributions made prior to the issuance of such class of Units) such class of Units shall be deemed not to be outstanding and shall not be taken into account in determining the Percentage Interest of any Unitholder. For purposes of the immediately preceding subsection (ii), a Series A Convertible Preferred Unit shall be deemed to have a Threshold Value of $0.

“Permitted Transferee” with respect to a transferor Unitholder shall mean (i) the spouse of the transferor Unitholder, (ii) a trust, or family partnership, the sole beneficiary of which is the transferor Unitholder, the spouse of, or any Person related by blood or adoption to, the transferor Unitholder, (iii) an Affiliate of an Investor Unitholder, or (iv) in the context of a distribution by an Investor Unitholder of Units to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or stockholders of an Investor Unitholder, or the partners, members or stockholders of such partners, members or stockholders; provided, however, that a Permitted Transferee under clause (iii) or (iv) may not compete with the Company directly or indirectly or engage in any aspect of the oil and gas industry other than providing financing to or investing in businesses within such industry, and provided, further, that any such transfers contemplated by (i) through (iv) do not conflict with or constitute a violation of state or federal securities laws. For purposes of clauses (iii) and (iv) above, a Person shall not be deemed to be competing, directly or indirectly, with the Company if it, through its engagement in the private equity business, owns, directly or indirectly, interests or securities in portfolio companies that compete with the Company or engage in any aspect of the oil and gas industry.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Personal Representative” means the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to disability, or any successor or assignee thereof whether by operation of law or otherwise.

“Pre-IPO Value” shall have the meaning set forth in Section 5.9(a).

“Preference Amount” means, with respect to each Convertible Preferred Unit, (a) on the date any such Convertible Preferred Unit is issued the Purchase Price of such Convertible Preferred Unit, and (b) on each subsequent Adjustment Date: (i) the Preference Amount as of the previous Adjustment Date, (ii) increased by the Preference Return with respect to such Convertible Preferred Unit since the previous Adjustment Date and (iii) decreased by all distributions made to the holders of Convertible Preferred Units pursuant to Section 7.1(a)(i) or (ii) since the previous Adjustment Date.

“Preference Rate” means for each Convertible Preferred Unit a daily rate expressed as a percentage equal to (i) 7% per annum until December 31, 2010 and (ii) 14% per annum thereafter, in each case divided by 365 or 366 days, as the case may be, during such calendar year, provided, however, that if a monetization of all or substantially all of the Company’s assets in the Republic of Ghana takes places (x) before December 31, 2010, the Preference Rate shall remain at 7% per annum at all times thereafter, or (y) after December 31 2010, the Preference Rate shall be equal to 7% from the day of such monetization event and remain 7% per annum at all times thereafter. If a change in Preference Rate takes effect during a calendar year, the effects of such change shall be pro-rated for such calendar year.

“Preference Return” means an amount calculated with respect to each Convertible Preferred Unit as of each Adjustment Date equal to the sum of the amounts determined for each day (including such Adjustment Date) since the immediately preceding Adjustment Date by multiplying the Preference Rate by the Preference Amount as of the immediately preceding Adjustment Date.

“Preferred Return Amount” means, with respect to each Convertible Preferred Unit as of a distribution date, the excess of the applicable Preference Amount for such Convertible Preferred Unit, over the applicable Liquidation Preference for such Unit.

“Preferred Unitholder” means any Unitholder holding any Preferred Units.

“Preferred Units” shall have the meaning set forth in Section 4.2(a).

“Preemptive Offer” shall have the meaning set forth in Section 4.5(d)(i).

“Preemptive Offer Acceptance Notice” shall have the meaning set forth in Section 4.5(b).

“Preemptive Offer Period” shall have the meaning set forth in Section 4.5(a).

“Prime Rate” means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by Law.

“Prior Closing” means June 18, 2008.

“Prior Distribution” shall have the meaning set forth in Section 7.1(e).

“Pro Rata Portion” shall have the meaning set forth in the Contribution Agreement.

“Proceeding” shall have the meaning set forth in Section 9.2.

“Profits” or “Losses means, for each taxable year, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)           In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(f)            To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           Any items that are allocated pursuant to the Regulatory Allocations shall not be taken into account in computing Profits and Losses, and the amounts of the items of income, gain, loss or deduction available to be allocated pursuant to the Regulatory Allocations shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof.

“Profits Units” means (i) $0.85 Units, $5.00 Units, $10.00 Units, $15.00 Units, $27.50 Units, $40.00 Units, $65.00 Units, $90.00 Units, (ii) any additional Units issued pursuant to Section 4.2(a)(iii) through (x) inclusive, and (iii) any Units issued pursuant to Section 10.8(c)(ii).

“Proportionate Percentage” means with respect to a Unitholder, a fraction, expressed as a percentage, the numerator of which is the number of Common Units owned by such Unitholder (calculated on the basis that all Convertible Preferred Units have been converted at the applicable Conversion Ratio) and the denominator of which is (i) in a situation where the Proportionate Percentage is being calculated with respect to all Unitholders, the total number of Common Units (calculated on the basis that all Convertible Preferred Units have been converted at the Conversion Ratio) owned by all Unitholders at the time in question and (ii) in a situation where the Proportionate Percentage is being calculated with respect to a particular group of Unitholders, the total number of Common Units (calculated on the basis that all Convertible Preferred Units have been converted at the applicable Conversion Ratio) owned by the members of such group; provided, however, that all references to “Common Units” in this definition excludes Profits Units.

“Qualified Merger” means a merger of the Company with and into a Qualified Public Company (or a subsidiary of a Qualified Public Company) that is taxable as an association for federal income tax purposes, with such corporation being the surviving entity in the merger, in which the consideration received for Preferred Units pursuant to the merger consists of cash and/or Marketable Securities of such Qualified Public Company.

“Qualified Public Company” means a corporation or other entity whose common stock (or similar equity securities) are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system and the market value of the outstanding common stock (or similar equity securities) of which corporation or other entity owned by non-Affiliates of such corporation is in excess of $50,000,000.

“Qualified Public Offering” means any firm commitment underwritten offering by the IPO Corporation of common stock to the public pursuant to an effective registration statement under the Securities Act (i) for which aggregate cash proceeds to be received by the IPO Corporation from such offering (without deducting underwriting discounts, expenses and commissions) are at least $50,000,000 or for which aggregate cash proceeds to be received by a Qualified Holder (as defined in the Registration Rights Agreement) from such offering (without deducting underwriters discounts, expenses and commissions) are at least $10,000,000, and (ii) pursuant to which such shares of common stock are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system.

“Refused New Securities” shall have the meaning set forth in Section 4.5(b).

“Register of Members” means the register of Members of the Company, which is conclusive as to membership in the Company.

“Registered Office” shall have the meaning set forth in Section 2.3.

“Registrar” shall have the meaning set forth in the Contribution Agreement.

“Registration Rights Agreement” shall have the meaning set forth in Section 11.8.

“Regulatory Allocations” means the allocations pursuant to Section 7.3 of this Agreement.

“Relative” means, with respect to any individual, (i) such individual’s spouse, (ii) any direct descendant, parent, grandparent, great grandparent or sibling (in each case whether by blood or adoption), and (iii) and spouse of an individual described in clause (ii).

“Renounced Business Opportunity” shall have the meaning set forth in Section 11.6(a).

“Representatives” shall have the meaning set forth in Section 4.7(b).

“Repurchase Notice” shall have the meaning set forth in Section 11.2(b).

“Requisite Holders” means, if any Convertible Preferred Units are then outstanding, the holders of at least a majority of the outstanding Convertible Preferred Units (excluding Convertible Preferred Units held by any Defaulting Investor) or, if no Convertible Preferred Units are then outstanding, the holders of at least a majority of the outstanding Common Units (other than Profits Units and Unvested Management Units); provided, however, that if institutions other than Warburg or Blackstone have acquired 3% or more of the outstanding Convertible Preferred Units, then Requisite Holders shall also mean Warburg so long as Warburg holds at least 45% of the outstanding Convertible Preferred Units and is not a Defaulting Investor.

“Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a member. Such terms shall not include any Disposition of Membership Interests, even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or analogous rule.

“Rule 16b-3” shall have the meaning set forth in Section 10.2.

“Second Amended and Restated Agreement” shall have the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Selling Proviso” means a Non-Cash Transaction (i) in which the form of consideration (or option as to form of consideration), dividend or distribution is allocated to each holder of Convertible Preferred Units immediately prior to such Non-Cash Transaction on a pro rata basis

(based on ownership of Convertible Preferred Units) and (ii) immediately following which, the rights provided to holders of Convertible Preferred Units under this Agreement that survive such Non-Cash Transaction are effective, on such pro rata basis (or on the same basis as provided for in this Agreement), as to all holders of outstanding Convertible Preferred Units immediately prior to such Non-Cash Transaction in such Persons’ capacities as holders of such Units (or such other securities into which such Units were converted or exchanged in such Non-Cash Transaction).

“Selling Unitholders” shall have the meaning set forth in Section 5.6(a).

“Series A Convertible Preferred Unit Designation” shall have the meaning set forth in Section 1.1.

“Series A Convertible Preferred Units” shall have the meaning set forth in Section 4.2(a)(i).

“Series A/B/C Group” shall have the meaning set forth in Section 11.6(c)(ii).

“Series A/B/C Nominee” shall have the meaning set forth in Section 11.6(c)(iii).

“Series B Convertible Preferred Unit Designation” shall have the meaning set forth in Section 1.1.

“Series B Convertible Preferred Units” shall have the meaning set forth in Section 4.2(a)(i).

“Series B Threshold Value” means $15.00.

“Series C Convertible Preferred Unit Designation” shall have the meaning set forth in Section 1.1.

“Series C Convertible Preferred Units” shall have the meaning set forth in Section 4.2(a)(i).

“Series Designation” shall have the meaning set forth in Section 4.6.

“Sharing Ratio” means, with respect to each Unit at the time of determination: (i) in the case of Series A Convertible Preferred Units, Series B Convertible Preferred Units and Series C Convertible Preferred Units (and Common Units into which such Convertible Preferred Units have been converted), and Cl Units, 1.00, (ii) in the case of Management Units, $0.85 Units, $5.00 Units, $10.00 Units and any Profits Units issued pursuant to Section 4.2(a)(iii), (iv) or (x), the fraction, the numerator of which is the amount of capital that has been contributed to the Company in exchange for Series A Convertible Preferred Units and the denominator of which is $300,000,000, and (iii) in the case of $15.00 Units, $27.50 Units, $40.00 Units, $65.00 Units, . $90.00 Units and any additional Profits Units issued pursuant to Section 4,2(a)(v) through (ix) inclusive, the fraction, the numerator of which is the amount of capital that has been contributed to the Company in exchange for Series B Convertible Preferred Units and the denominator of which is $500,000,000; provided, however, that if the Conversion Price of any of the Series A Convertible Preferred Units, the Series B Convertible Preferred Units or Series C Convertible Preferred Units is adjusted pursuant to Section 4(e) of the Series A Convertible Preferred Stock Designation, the Series B Convertible Preferred Stock Designation or the Series C Convertible Preferred Stock Designation, as applicable, then the Sharing Ratio of the Series A Convertible Preferred Units, the Series B Convertible Preferred Units or the Series C Convertible Preferred Units, as the case may be, shall be appropriately adjusted to reflect such adjusted Conversion Price.

“Special Resolution” means a resolution of a general meeting passed by a two-thirds majority of Members entitled to vote thereat present at the meeting or a written resolution signed by all Members entitled to vote thereon, and otherwise in accordance with Section 60 of the Act.

“Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company or (ii) a partnership in which the Company or any direct or indirect Subsidiary is a general partner.

“Supermajority Holders” means, if any Convertible Preferred Units are then outstanding, the holders of at least 75% of the outstanding Convertible Preferred Units (excluding Convertible Preferred Units held by any Defaulting Investor), or if no Convertible Preferred Units are then outstanding, the holders of at least 75% of the outstanding Common Units (excluding Profits Units and Unvested Management Units).

“Super-Requisite Holders” means either (i) the Supermajority Holders or (ii) (A) the Requisite Holders, (B) if any Convertible Preferred Units are then outstanding, the holders of at least a majority of the outstanding Convertible Preferred Units held by the Disinterested Management Group (excluding any Convertible Preferred Units held by any Defaulting Investor) and (C) if Blackstone shall not have become a Non-Consenting Investor, Blackstone shall have received or will receive as a result of a proposed Drag-Along Transaction or Liquidation Event a cash return on the capital invested by Blackstone in the Company of at least 1.5 times such invested capital at any time on or prior to the third anniversary of the Initial Funding and of at least 2.0 times such invested capital at any time thereafter.

“Supplemental Eligibility Notice” shall have the meaning set forth in Section 11.3(c).

“Tag Offerees” shall have the meaning set forth in Section 5.6(a).

“Tax Matters Member” shall have the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 12.4(d).

“Third Amended and Restated Agreement” shall have the meaning set forth in the Recitals.

“Third Party” shall have the meaning set forth in Section 5.3.

“Third Party Offer” shall have the meaning set forth in Section 5.3.

“Threshold Value” shall have the meaning set forth in Section 4.2(a)(iii).

“Threshold Units” means the Profits Units and any Common Units initially issued as Management Units that have been forfeited to or repurchased by the Company and reissued pursuant to Article 10 with a Threshold Value of zero or greater.

“Transaction Documents” means this Agreement, the Contribution Agreement and the other documents contemplated to be delivered herein.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“UBT” means the New York City Unincorporated Business Tax imposed under New York Administrative Code Section 11-503(a).

“UBTI” means unrelated business taxable income within the meaning of Code Section 512.

“Ungranted Profits Units” shall have the meaning set forth in Section 10.4(b).

“Unit Equivalents” shall have the meaning set forth in Section 5.7(c)(iii).

“Units” means the Common Units (including Management Units, Profits Units and Cl Units) and Preferred Units, collectively, and any “Unit” shall refer to any one of the foregoing.

“Unitholder” means the holder of any Unit as reflected on the books and records of the Company.

“Unitholder Nonrecourse Debt” shall have the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” shall have the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Unitholder Nonrecourse Deductions” shall have the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Unvested Units” means Management Units or Profits Units that are not Vested Units.

“Valuation Expert” shall have the meaning set forth in Section 5.7(f).

“Vested Management Units” means Management Units that have become vested pursuant to this Agreement due to the passage of time as provided for herein or as a result of their vesting being accelerated pursuant to the terms herein.

“Vested Profits Units” means Profits Units that have become vested pursuant to this Agreement due to the passage of time as provided for herein or as a result of their vesting being accelerated pursuant to the terms herein.

“Vested Units” means, collectively, Vested Management Units and Vested Profits Units.

“Warburg” means, collectively, Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., WP-WPIP Investors, L.P., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V. and WP-WP VIII Investors, L.P.; provided, however, that for all purposes hereunder Warburg Pincus Private Equity VIII, L.P. shall be entitled to act on behalf of each of the other Persons named in this definition.

“Warburg Group” means Warburg and each transferee of Units directly or indirectly (in a chain of title) from Warburg that is an Affiliate of Warburg; provided, however, that once a Person is designated a member of the Warburg Group such Person shall, as long as it owns any Units, at all times be a member of the Warburg Group and not a member of the Blackstone Group, and provided further that for purposes of this definition an Affiliate shall not include a member of the Management Group or the Blackstone Group.

“Warburg Nominees” shall have the meaning set forth in Section 8.2(b)(ii).

EXHIBIT B-1

SERIES A CONVERTIBLE PREFERRED UNIT DESIGNATION

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
EXHIBIT B-1

DESIGNATION OF POWERS, PREFERENCES AND
RELATIVE PARTICIPATING, OPTIONAL OR OTHER
SPECIAL RIGHTS AND RELATIVE QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS OF
THE SERIES A CONVERTIBLE
PREFERRED UNITS OF
KOSMOS ENERGY HOLDINGS (THE “DESIGNATION”)

Pursuant to that certain Operating Agreement of Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”), dated March 9, 2004, a series of the Preferred Units of the Company designated the “Series A Convertible Preferred Units” (the “Series A Preferred Units”) consisting of 30,000,000 Units was created. Pursuant to that certain Fourth Amended and Restated Operating Agreement of the Company, dated October 9, 2009 (as the same may be amended from time to time, the “Operating Agreement”) to which this Designation is attached as an exhibit, the powers, preferences and relative participating, optional or other special rights and relative qualifications, limitations or restrictions of the Series A Preferred Units are amended and restated to be (in addition to those set forth elsewhere in the Operating Agreement) as follows:

1.                                      Certain Definitions.

Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Capitalized terms used in this Designation but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

“Approved Plan” means the provisions of Article 10 of the Operating Agreement as in effect on the date of the Operating Agreement and any other similar unit incentive, plan or arrangement that is approved by the Supermajority Holders.

“Common Units” means any units of Membership Interests of the Company now or hereafter authorized to be issued as common units, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of such common units pursuant to a merger, conversion, consolidation, unit split, unit dividend, recapitalization of the Company or otherwise.

“Contribution Agreement” means that certain Second Amended and Restated Contribution Agreement of even date with the Operating Agreement, as may be amended or restated from time to time, among the Company and the investors party thereto relating to the sale and issuance of the Convertible Preferred Units.

“Conversion Date” shall have the meaning set forth in subparagraph 4(c).

“Conversion Price” shall initially mean the Purchase Price and shall be adjusted from time to time pursuant to subparagraph 4(e).

“Conversion Ratio” shall mean the ratio of the Purchase Price to the Conversion Price.

“Convertible Securities” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Current Market Price” at any date shall mean, in the event the Common Units are traded in the over the counter market or on a national or regional securities exchange, the average of the daily closing prices per Common Unit for 30 consecutive trading days ending three trading days before such date (as adjusted for any Unit dividend, split, combination or reclassification that took effect during such 33 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Units are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Units are traded over-the-counter and quoted in the National Market System, or if the Common Units are so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Units as reported by Nasdaq or any comparable system, or, if the Common Units are not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board for that purpose. If the Common Units are not publicly traded or are not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per Common Unit shall be deemed to be the fair value per Common Unit as determined in good faith by a majority of the Board, and if such Managers are unable to reach a decision on the Current Market Price, the Current Market Price shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm mutually acceptable to a majority of the Board and the Supermajority Holders.

“Equity Security” means any Membership Interest (including Units) in the Company.

“Options” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Purchase Price” means the amount of $10.00 per Series A Preferred Unit, as appropriately adjusted for any unit splits, dividends of Series A Preferred Units, recapitalizations, conversions, combinations or similar transactions with respect to the Series A Preferred Units, or such other price per Series A Preferred Unit as approved by the Board and the Supermajority Holders in accordance with the Contribution Agreement.

“Qualified Holder” means a holder of Series A Preferred Units who at the time in question is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

2.                                      Ranking.

The Series A Preferred Units shall rank senior in right of preference to all Common Units and all other Membership Interests or Equity Securities, whether now or hereafter authorized or issued, with respect to distributions, distributions, liquidation, dissolution or winding up, except to the extent expressly provided otherwise in any instrument creating or designating the terms, preferences and rights of Membership Interests or Equity Securities authorized and issued pursuant to Section 4.6 or Section 8.4(b) of the Operating Agreement. The Series A Preferred Units shall rank pari passu with the Series B Convertible Preferred Units and the Series C Convertible Preferred Units, except with respect to distributions taking into account the Threshold Value of the Series B Convertible Preferred Units and the Series C Convertible Preferred Units.

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3.                                 Distributions.

As long as any Series A Preferred Units are outstanding and, if Series A Preferred Units have been converted, until such time as the holder thereof has received the Preference Amount in respect thereof, (i) except as provided in Section 7.1(c) of the Operating Agreement, no distribution (other than a dividend payable solely in Common Units) shall be paid on any Common Units or other Equity Securities ranking junior to the Series A Preferred Units with respect to distributions and (ii) no Common Units or other Equity Securities ranking junior to the Series A Preferred Units with respect to distributions shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition of any such Common Units or other Equity Securities; provided that this restriction shall not apply to (A) the repurchase of Equity Securities pursuant to the Operating Agreement or the Contribution Agreement, (B) the repurchase of Equity Securities from managers, directors or employees of, or consultants to, the Company or a Subsidiary of the Company pursuant to agreements under which the Company or a Subsidiary of the Company has the option to repurchase such securities upon the occurrence of certain events, such as the termination of service to the Company or any such Subsidiary, (C) distributions paid upon the occurrence of a Liquidation Event, or (D) dividends, distributions, purchases, redemptions or acquisitions for which the Company has obtained the consent of the Supermajority Holders.

4.                                 Conversion Rights.

(a)                                  Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series A Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) cash and/or Common Units in accordance with subparagraph 4(b), without any further act of the Company or any holders of Series A Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series A Preferred Units will be converted in the IPO Conversion into shares of series A preferred stock of the IPO Corporation and that, upon conversion of such shares of series A preferred stock by the holders thereof, such holders will receive shares of common stock of the IPO Corporation rather than Common Units.

(b)                                 Calculation of Number of Common Units and Cash Issuable Upon Conversion.

(i)                                     For purposes of subparagraph 4(a) above, each Series A Preferred Unit shall convert into (x) cash in the amount of the Preference Amount of such Unit as of the date of consummation of the Qualified Public Offering except to the extent Common Units are issued in lieu thereof pursuant to subparagraph 4(b)(ii), plus (y) the number of Common Units into which such Series A Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect.

(ii)                                  The Company shall give the holders of record of the Series A Preferred Units at least 30 days but no more than 180 days prior written notice of the possibility of a Qualified Public Offering, in which event each such holder may give the Company written notice within 15 days of receipt of such notice that such holder elects to receive, in lieu of the cash to be received pursuant to subparagraph 4(b)(i)(x), a number of Common Units calculated by dividing (x) the Preference Amount of such holder’s Series A Preferred Unit as of the date of consummation of such Qualified Public Offering, by (y) the initial public offering price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), and if the Qualified Public Offering is so consummated, then the holders which gave such notice shall receive such Common Units in lieu of the cash receivable pursuant to subparagraph 4(b)(i)(x), and all other holders of Series A Preferred Units shall receive the cash

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payment provided in subparagraph 4(b)(i)(x); provided, however, that the Company shall not be required to deliver Common Units (and shall instead deliver cash), pursuant to this subparagraph 4(b)(ii) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.

(c)                                  Mechanics of Conversion. Upon the date of consummation of a Qualified Public Offering (the “Conversion Date”), the outstanding Series A Preferred Units shall be converted into the property referred to in subparagraph 4(b) automatically without any action by the Company or the holders of such Units and whether or not the certificates representing such Units are surrendered to the Company or its transfer agent for the Series A Preferred Units; provided that the Company shall not be obligated to issue to any holder certificates representing the Common Units issuable upon such conversion unless certificates representing the Series A Preferred Units, endorsed directly or through unit powers to the Company or in blank and accompanied with appropriate evidence of the signatory’s authority, are delivered to the Company or any transfer agent of the Company for the Series A Preferred Units. If the certificate representing Common Units issuable upon conversion of the Series A Preferred Units is to be issued in a name other than the name on the face of the certificate representing such Series A Preferred Units, such certificate shall be accompanied by such evidence of the assignment and such evidence of the signatory’s authority with respect thereto as deemed appropriate by the Company or its transfer agent for the Series A Preferred Units and such certificate shall be in proper form for transfer and endorsed directly or through unit powers to the Person in whose name the Common Units are to be issued or to the Company or in blank. Conversion shall be deemed to have been effected on the date of consummation of the Qualified Public Offering. Subject to the provisions of subparagraph 4(e)(vi), as promptly as practicable after the Conversion Date (and after surrender of the certificate or certificates representing the Series A Preferred Units to the Company or any transfer agent of the Company for the Series A Preferred Units in the case of any such conversion), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full Common Units to which such holder is entitled upon such conversion, rounded to the nearest whole Common Unit. The Person in whose name the certificate or certificates for Common Units are to be issued shall be deemed to have become a holder of record of such Common Units on the Conversion Date.

(d)                                 Fractional Units. If any fractional interest in a Common Unit would, except for the provisions of this subparagraph 4(d), be deliverable upon any conversion of Series A Preferred Units, the Company, in lieu of delivering such fractional Common Unit, shall pay an amount in cash to the holder of such fractional interest equal to the price per unit, to the public in the Qualified Public Offering multiplied by such fractional interest as of the Conversion Date. All Common Units issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(e)                                  Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     Common Units Issued at less than Conversion Price. If and whenever, on or after the date of this Designation, the Company issues or. sells, or is deemed to have issued or sold, any Common Units (other than Excluded Units) for consideration per Unit less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such time by a fraction:

(1)                                  the numerator of which shall be (x) the number of Common Units outstanding immediately prior to such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to

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occur at such time and the conversion of all Convertible Securities (as defined below) that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time, plus (y) the number of Common Units which the aggregate consideration received by the Company for the total number of additional Common Units so issued or sold would purchase at the Conversion Price in effect immediately prior to such issue or sale; and

(2)                                  the denominator of which shall be the number of Common Units outstanding immediately after such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to occur at such time and the conversion of all Convertible Securities that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time pursuant to the Operating Agreement.

For purposes of this subparagraph 4(e), “Excluded Units” means Common Units (in each case as adjusted for any unit splits, unit dividends, recapitalizations, conversions, combinations or similar transactions) (i) issued upon conversion of the Convertible Preferred Units, (ii) issued pursuant to one or more Approved Plans, and (iii) issued pursuant to unit splits, unit dividends, recapitalizations, reorganizations, conversions, mergers or consolidations contemplated by subparagraphs 4(e)(iii) or 4(e)(iv). For purposes of this subparagraph 4(e), outstanding Series A Preferred Units will be deemed convertible at all times into Common Units, where each Series A Preferred Unit is deemed convertible into the greatest whole number of Common Units which would be issuable upon conversion of such Series A Preferred Unit if the Series A Preferred Unit were then convertible at the Conversion Ratio then in effect.

(ii)                                  Options and Convertible Securities. For purposes of determining the adjusted Conversion Price under subparagraph 4(e)(i), the following shall be applicable:

(1)                                  If the Company in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Units or Equity Securities convertible or exchangeable, with or without consideration, into or for Common Units (“Convertible Securities”) and the price per share for which Common Units issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or grant. For purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such

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Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Units are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2)                                  If the Company in any manner issues or sells any Convertible Securities and the price per unit for which Common Units are issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or sale. For the purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Units are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this subparagraph 4(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)                                  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Units, changes at any time (other than pursuant to anti-dilution provisions that are no more favorable to the holders thereof than those contained herein), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had an adjustment been made upon the issuance of such Options or Convertible Securities still outstanding on the basis of such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially, granted, issued, or sold.

(4)                                  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)                                  If any Common Unit, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Unit, Option or Convertible Security shall be deemed to be the net amount received by the Company for such Common Unit, Option or Convertible Security. In case any Common Unit, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Current Market Price of such Common Unit, Option or Convertible Security as of the date of receipt. If any Common Unit, Option or

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Convertible Security is issued in connection with any merger in which the Company is the surviving entity, the amount of consideration for such Common Unit, Option or Convertible Security shall be deemed to be the Current Market Price of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Unit, Option or Convertible Security, as the case may be.

(6)                                  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(7)                                  The number of Common Units outstanding at any given time does not include units owned or held by or for the account of the Company or any Subsidiary of the Company, and the Disposition of any units so owned or held shall be considered an issue or sale of Common Units.

(8)                                  If the Company takes a record of the holders of Common Units for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Units, Options or Convertible Securities or (b) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)                               Subdivision or Combination of Common Units. If the Company at any time subdivides (by any unit split, unit dividend, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced so that the conversion of the Series A Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units or other Equity Securities which, if the Series A Preferred Units had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such unit split, unit dividend, recapitalization, merger, consolidation or otherwise, and if the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(iv)                              Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to paragraph 4, if at any time or from time to time there shall be a capital reorganization of the Common Units (other than a subdivision, combination, reclassification or exchange of units, provided for elsewhere in this subparagraph 4(e) or that constitutes a Liquidation Event), or a merger or consolidation of the Company with or into another entity then, as a part of such reorganization, merger, or consolidation, provision shall be made so that the holders of the Series A Preferred Units shall, after such reorganization, merger, or consolidation, be entitled to receive upon conversion of the Series A Preferred Units (i) the consideration payable pursuant to subparagraph 4(b)(i)(x) and (ii) Common Units (or other equity securities) of the Company or of the successor entity resulting from such merger or consolidation, other securities and/or property to which the Common Units issuable upon conversion of the Series A Preferred Units pursuant to subparagraph 4(b)(i)(y) at the then Conversion Ratio (as in effect immediately prior to such reorganization, merger or consolidation) would have been entitled to receive upon such reorganization, merger or consolidation if such Series A Preferred Units were then convertible at the Conversion Ratio at that time, and Common Units issuable in connection with a conversion of

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the Series A Preferred Units after such reorganization, merger or consolidation shall refer to the Common Units (or other equity securities), other securities and/or property to be issued in respect of Common Units in connection with such reorganization, merger or consolidation. If the holders of Common Units have the right to elect the kind and amount of consideration receivable upon consummation of such transaction, then the holders of the Series A Preferred Units, in connection with such transaction and at the same time holders of Common Units are allowed to make such election, shall be given the right to make a similar election with respect to the consideration into which the Series A Preferred Units shall thereafter be convertible.

(v)                                 Certain Events; No Impairment. If any event occurs of the type contemplated by the provisions of this subparagraph 4(e) but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Units. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Designation by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this subparagraph 4(e) and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Units against impairment.

(vi)                         Timing of Issuance of Additional Common Units Upon Certain Adjustments. In any case in which the provisions of this subparagraph 4(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Units converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional Common Unit pursuant to subparagraph 4(d); provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Units, and such cash, upon the occurrence of the event requiring such adjustment.

(f)                                    Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4(e), the Company shall forthwith file, at the office of any transfer agent for the Series A Preferred Units and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series A Preferred Units at its address appearing on the Company’s records. Each such statement shall be signed by the Company’s Chief Financial Officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(g). The Company shall, upon written request at any time of any holder of any Series A Preferred Units, furnish or cause to be furnished to such holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, (ii) the Conversion Ratio at the time in effect, and (iii) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Series A Preferred Units if such Units were convertible at such time at the Conversion Ratio at that time in effect.

(g)                                 Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii) or (iv) of subparagraph 4(e), the Company shall give notice to each holder of Series A Preferred Units, in the manner set forth in subparagraph 4(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be

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reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of units or other securities or property which shall be deliverable upon conversion of the Series A Preferred Units. Except as otherwise provided herein, (x) in the Case of any action that would require the fixing of a record date, such notice shall be given at least five days prior to the date so fixed; and (y) in the case of all other action, such notice shall be given at least five days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(h)                            Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance of delivery of Common Units upon conversion of any of the Series A Preferred Units or deemed issuances pursuant to this paragraph 4; provided that the Company shall not be required to pay any federal or state income taxes or foreign or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Units in a name other than that of the holder of the Series A Preferred Units in respect of which such shares are registered with the Company.

(i)                                Reservation of Common Units. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units, solely for the purpose of effecting the conversion of Series A Preferred Units, such number of Common Units as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Units, and if at any time the number of authorized but unissued Common Units shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Units, the Company shall take such limited liability company action as may be necessary to increase its authorized but unissued Common Units to such number of Common Units as shall be sufficient for such purpose.

(j)                                Notice. Any notice required by the provisions of this paragraph 4 to be given to the holders of the Series A Preferred Units shall be deemed given upon personal delivery, upon delivery by nationally recognized overnight delivery service with proof of receipt maintained, upon delivery by telecopy with receipt confirmed or five business days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Company’s books.

(k)                             Registration of Transfer. The Company shall keep at its principal office a register for the registration of the Series A Preferred Units. Upon the surrender of any certificate representing Series A Preferred Units at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Series A Preferred Units represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Preferred Units as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

(l)                                Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing Series A Preferred Units and, in the case of any such loss, theft, or destruction, an indemnity reasonably satisfactory to the Company or, in the case of any mutilation, upon surrender of such certificate the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Units represented by such lost, stolen, destroyed, or mutilated certificate.

5.                                          Voting Rights.

(a)                             General. The holders of Series A Preferred Units shall be entitled to vote with the holders of the Common Units on all matters submitted to a vote of Members or Unitholders of the

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Company, except as otherwise expressly provided by applicable Law, in the Memorandum of Association of the Company, the Articles of Association of the Company or the Operating Agreement (including any Series Designation of Preferred Units adopted in accordance with the Operating Agreement). Each holder of Series A Preferred Units shall be entitled to the number of votes equal to the largest number of full Common Units into which all Series A Preferred Units held of record by such holder could then be converted at the Conversion Ratio if the Series A Preferred Units were convertible at the record date for the determination of the Members or Unitholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of Members or Unitholders is first executed. The holders of Series A Preferred Units shall be entitled to notice of any meeting of Members or Unitholders in accordance with the Operating Agreement.

(b)                                 Protective Provisions. So long as any Series A Preferred Units are outstanding, and in addition to any other vote required by applicable Law, the Company will not, without the approval of the holders of at least 75% of the then outstanding Series A Preferred Units (excluding Series A Preferred Units held by any Defaulting Investor (as defined in the Contribution Agreement)) given in writing (including by facsimile) or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, change, alter, modify or repeal (whether by merger, consolidation or otherwise) any of the designations, preferences or relative or other rights of the Series A Preferred Units, provided, however, that (i) any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of any holder of Series A Preferred Units, in its capacity as a holder of Series A Preferred Units, without similarly affecting the rights hereunder of all holders of Series A Preferred Units in their capacities as holders of Series A Preferred Units, shall not be effective as to such holder without such holder’s prior written consent, and (ii) subject to Section 15.5(iv) of the Operating Agreement, any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of Blackstone (as defined in the Operating Agreement) shall not be effective as to Blackstone without Blackstone’s prior written consent.

6.                                 Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7.                                 Severability of Provisions.

If any right, preference or limitation of the Series A Preferred Units set forth in this Designation (as such may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.                                 Status of Reacquired Units.

Any Series A Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled and shall cease to be part of the authorized Membership Interests (including Units) of the Company.

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EXHIBIT B-2

SERIES B CONVERTIBLE PREFERRED UNIT DESIGNATION

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
EXHIBIT B-2

DESIGNATION OF POWERS, PREFERENCES AND
RELATIVE PARTICIPATING, OPTIONAL OR OTHER
SPECIAL RIGHTS AND RELATIVE QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS OF
THE SERIES B CONVERTIBLE
PREFERRED UNITS OF
KOSMOS ENERGY HOLDINGS (THE “DESIGNATION”)

Pursuant to that certain Third Amended and Restated Operating Agreement of Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”), dated June 18, 2008, a series of the Preferred Units of the Company designated the “Series B Convertible Preferred Units” (the “Series B Preferred Units”) consisting of 20,000,000 Units was created. Pursuant to that certain Fourth Amended and Restated Operating Agreement of the Company dated October 9, 2009 (as the same may be amended from time to time, the “Operating Agreement”), to which this Designation is attached as an exhibit, the powers, preferences and relative participating, optional or other special rights and relative qualifications, limitations or restrictions of the Series B Preferred Units shall be amended and restated (in addition to those set forth elsewhere in the Operating Agreement) as follows:

1.      Certain Definitions.

Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Capitalized terms used in this Designation but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

“Approved Plan” means the provisions of Article 10 of the Operating Agreement as in effect on the date of the Operating Agreement and any other similar unit incentive, plan or arrangement that is approved by the Supermajority Holders.

“Common Units” means any units of Membership Interests of the Company now or hereafter authorized to be issued as common units, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of such common units pursuant to a merger, conversion, consolidation, unit split, unit dividend, recapitalization of the Company or otherwise.

“Contribution Agreement” means that certain Second Amended and Restated Contribution Agreement of even date with the Operating Agreement, as may be amended or restated from time to time, among the Company and the investors party thereto relating to the sale and issuance of the Convertible Preferred Units.

“Conversion Date” shall have the meaning set forth in subparagraph 4(c).

“Conversion Price” shall initially mean the Purchase Price and shall be adjusted from time to time pursuant to subparagraph 4(e).

“Conversion Ratio” shall mean the ratio of the Purchase Price to the Conversion Price.

“Convertible Securities” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Current Market Price” at any date shall mean, in the event the Common Units are traded in the over the counter market or on a national or regional securities exchange, the average of the daily closing

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prices per Common Unit for 30 consecutive trading days ending three trading days before such date (as adjusted for any Unit dividend, split, combination or reclassification that took effect during such 33 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Units are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Units are traded over-the-counter and quoted in the National Market System, or if the Common Units are so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Units as reported by Nasdaq or any comparable system, or, if the Common Units are not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board for that purpose. If the Common Units are not publicly traded or are not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per Common Unit shall be deemed to be the fair value per Common Unit as determined in good faith by a majority of the Board, and if such Managers are unable to reach a decision on the Current Market Price, the Current Market Price shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm mutually acceptable to a majority of the Board and the Supermajority Holders.

“Equity Security” means any Membership Interest (including Units) in the Company.

“Options” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Purchase Price” means the amount of $25.00 per Series B Preferred Unit, as appropriately adjusted for any unit splits, dividends of Series B Preferred Units, recapitalizations, conversions, combinations or similar transactions with respect to the Series B Preferred Units, or such other price per Series B Preferred Unit as approved by the Board and the Supermajority Holders in accordance with the Contribution Agreement.

“Qualified Holder” means a holder of Series B Preferred Units who at the time in question is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

2.                   Ranking.

The Series B Preferred Units shall rank senior in right of preference to all Common Units and all other Membership Interests or Equity Securities, whether now or hereafter authorized or issued, with respect to distributions, distributions, liquidation, dissolution or winding up, except to the extent expressly provided otherwise in any instrument creating or designating the terms, preferences and rights of Membership Interests or Equity Securities authorized and issued pursuant to Section 4.6 or Section 8.4(b) of the Operating Agreement. The Series B Preferred Units shall rank pari passu with the Series A Convertible Preferred Units and the Series C Convertible Preferred Units, except with respect to distributions taking into account the Threshold Value of the Series B Preferred Units and the Series C Convertible Preferred Units.

3.      Distributions.

As long as any Series B Preferred Units are outstanding and, if Series B Preferred Units have been converted, until such time as the holder thereof has received the Preference Amount in respect thereof, (i) except as provided in Section 7.1(c) of the Operating Agreement, no distribution (other than a dividend payable solely in Common Units) shall be paid on any Common Units or other Equity Securities ranking junior to the Series B Preferred Units with respect to distributions and (ii) no Common Units or

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other Equity Securities ranking junior to the Series B Preferred Units with respect to distributions shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition of any such Common Units or other Equity Securities; provided that this restriction shall not apply to (A) the repurchase of Equity Securities pursuant to the Operating Agreement or the Contribution Agreement, (B) the repurchase of Equity Securities from managers, directors or employees of, or consultants to, the Company or a Subsidiary of the Company pursuant to agreements under which the Company or a Subsidiary of the Company has the option to repurchase such securities upon the occurrence of certain events, such as the termination of service to the Company or any such Subsidiary, (C) distributions paid upon the occurrence of a Liquidation Event, or (D) dividends, distributions, purchases, redemptions or acquisitions for which the Company has obtained the consent of the Supermajority Holders.

4.                   Conversion Rights.

(a)                                  Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series B Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) cash and/or Common Units in accordance with subparagraph 4(b), without any further act of the Company or any holders of Series B Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series B Preferred Units will be converted in the IPO Conversion into shares of series B preferred stock of the IPO Corporation, and that, upon conversion of such shares of series B preferred stock by the holders thereof, such holders will receive shares of common stock of the IPO Corporation rather than Common Units.

(b)                                 Calculation of Number of Common Units and Cash Issuable Upon Conversion.

(i)                                     For purposes of subparagraph 4(a) above, each Series B Preferred Unit shall convert into (x) cash in the amount of the Preference Amount of such Unit as of the date of consummation of the Qualified Public Offering except to the extent Common Units are issued in lieu thereof pursuant to subparagraph 4(b)(ii), plus (y) the number of Common Units into which such Series B Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect.

(ii)                                  The Company shall give the holders of record of the Series B Preferred Units at least 30 days but no more than 180 days prior written notice of the possibility of a Qualified Public Offering, in which event each such holder may give the Company written notice within 15 days of receipt of such notice that such holder elects to receive, in lieu of the cash to be received pursuant to subparagraph 4(b)(i)(x), a number of Common Units calculated by dividing (x) the Preference Amount of such holder’s Series B Preferred Unit as of the date of consummation of such Qualified Public Offering, by (y) the initial public offering price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), and if the Qualified Public Offering is so consummated, then the holders which gave such notice shall receive such Common Units in lieu of the cash receivable pursuant to subparagraph 4(b)(i)(x), and all other holders of Series B Preferred Units shall receive the cash payment provided in subparagraph 4(b)(i)(x); provided, however, that the Company shall not be required to deliver Common Units (and shall instead deliver cash), pursuant to this subparagraph 4(b)(ii) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.

(c)                                  Mechanics of Conversion. Upon the date of consummation of a Qualified Public Offering (the “Conversion Date”), the outstanding Series B Preferred Units shall be converted into the

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property referred to in subparagraph 4(b) automatically without any action by the Company or the holders of such Units and whether or not the certificates representing such Units are surrendered to the Company or its transfer agent for the Series B Preferred Units; provided that the Company shall not be obligated to issue to any holder certificates representing the Common Units issuable upon such conversion unless certificates representing the Series B Preferred Units, endorsed directly or through unit powers to the Company or in blank and accompanied with appropriate evidence of the signatory’s authority, are delivered to the Company or any transfer agent of the Company for the Series B Preferred Units. If the certificate representing Common Units issuable upon conversion of the Series B Preferred Units is to be issued in a name other than the name on the face of the certificate representing such Series B Preferred Units, such certificate shall be accompanied by such evidence of the assignment and such evidence of the signatory’s authority with respect thereto as deemed appropriate by the Company or its transfer agent for the Series B Preferred Units and such certificate shall be in proper form for transfer and endorsed directly or through unit powers to the Person in whose name the Common Units are to be issued or to the Company or in blank. Conversion shall be deemed to have been effected on the date of consummation of the Qualified Public Offering. Subject to the provisions of subparagraph 4(e)(vi), as promptly as practicable after the Conversion Date (and after surrender of the certificate or certificates representing the Series B Preferred Units to the Company or any transfer agent of the Company for the Series B Preferred Units in the case of any such conversion), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full Common Units to which such holder is entitled upon such conversion, rounded to the nearest whole Common Unit. The Person in whose name the certificate or certificates for Common Units are to be issued shall be deemed to have become a holder of record of such Common Units on the Conversion Date.

(d)                                 Fractional Units. If any fractional interest in a Common Unit would, except for the provisions of this subparagraph 4(d), be deliverable upon any conversion of Series B Preferred Units, the Company, in lieu of delivering such fractional Common Unit, shall pay an amount in cash to the holder of such fractional interest equal to the price per unit to the public in the Qualified Public Offering multiplied by such fractional interest as of the Conversion Date. All Common Units issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(e)                                  Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)            Common Units Issued at less than Conversion Price. If and whenever, on or after the date of this Designation, the Company issues or sells, or is deemed to have issued or sold, any Common Units (other than Excluded Units) for consideration per Unit less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such time by a fraction:

(1)                                  the numerator of which shall be (x) the number of Common Units outstanding immediately prior to such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to occur at such time and the conversion of all Convertible Securities (as defined below) that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time, plus (y) the number of Common Units which the aggregate consideration received by the Company for the total number of additional Common Units so issued or sold would purchase at the Conversion Price in effect immediately prior to such issue or sale; and

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(2)                                  the denominator of which shall be the number of Common Units outstanding immediately after such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to occur at such time and the conversion of all Convertible Securities that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time pursuant to the Operating Agreement.

For purposes of this subparagraph 4(e), “Excluded Units” means Common Units (in each case as adjusted for any unit splits, unit dividends, recapitalizations, conversions, combinations or similar transactions) (i) issued upon conversion of the Convertible Preferred Units, (ii) issued pursuant to one or more Approved Plans, and (iii) issued pursuant to unit splits, unit dividends, recapitalizations, reorganizations, conversions, mergers or consolidations contemplated by subparagraphs 4(e)(iii) or 4(e)(iv). For purposes of this subparagraph 4(e), outstanding Series B Preferred Units will be deemed convertible at all times into Common Units, where each Series B Preferred Unit is deemed convertible into the greatest whole number of Common Units which would be issuable upon conversion of such Series B Preferred Unit if the Series B Preferred Unit were then convertible at the Conversion Ratio then in effect.

(ii)                                  Options and Convertible Securities. For purposes of determining the adjusted Conversion Price under subparagraph 4(e)(i), the following shall be applicable:

(1)                                  If the Company in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Units or Equity Securities convertible or exchangeable, with or without consideration, into or for Common Units (“Convertible Securities”) and the price per share for which Common Units issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or grant. For purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Units are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2)                                  If the Company in any manner issues or sells any Convertible Securities and the price per unit for which Common Units are issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such

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issue or sale, then the maximum number of Common Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or sale. For the purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Units are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this subparagraph 4(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)                                  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Units, changes at any time (other than pursuant to anti-dilution provisions that are no more favorable to the holders thereof than those contained herein), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had an adjustment been made upon the issuance of such Options or Convertible Securities still outstanding on the basis of such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially, granted, issued, or sold.

(4)                                  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)                                  If any Common Unit, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Unit, Option or Convertible Security shall be deemed to be the net amount received by the Company for such Common Unit, Option or Convertible Security. In case any Common Unit, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Current Market Price of such Common Unit, Option or Convertible Security as of the date of receipt. If any Common Unit, Option or Convertible Security is issued in connection with any merger in which the Company is the surviving entity, the amount of consideration for such Common Unit, Option or Convertible Security shall be deemed to be the Current Market Price of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Unit, Option or Convertible Security, as the case may be.

(6)                                  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no

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specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(7)                                  The number of Common Units outstanding at any given time does not include units owned or held by or for the account of the Company or any Subsidiary of the Company, and the Disposition of any units so owned or held shall be considered an issue or sale of Common Units.

(8)                                  If the Company takes a record of the holders of Common Units for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Units, Options or Convertible Securities or (b) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)                               Subdivision or Combination of Common Units. If the Company at any time subdivides (by any unit split, unit dividend, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced so that the conversion of the Series B Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units or other Equity Securities which, if the Series B Preferred Units had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such unit split, unit dividend, recapitalization, merger, consolidation or otherwise, and if the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(iv)                              Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to paragraph 4, if at any time or from time to time there shall be a capital reorganization of the Common Units (other than a subdivision, combination, reclassification or exchange of units, provided for elsewhere in this subparagraph 4(e) or that constitutes a Liquidation Event), or a merger or consolidation of the Company with or into another entity then, as a part of such reorganization, merger, or consolidation, provision shall be made so that the holders of the Series B Preferred Units shall, after such reorganization, merger, or consolidation, be entitled to receive upon conversion of the Series B Preferred Units (i) the consideration payable pursuant to subparagraph 4(b)(i)(x) and (ii) Common Units (or other equity securities) of the Company or of the successor entity resulting from such merger or consolidation, other securities and/or property to which the Common Units issuable upon conversion of the Series B Preferred Units pursuant to subparagraph 4(b)(i)(y) at the then Conversion Ratio (as in effect immediately prior to such reorganization, merger or consolidation) would have been entitled to receive upon such reorganization, merger or consolidation if such Series B Preferred Units were then convertible at the Conversion Ratio at that time, and Common Units issuable in connection with a conversion of the Series B Preferred Units after such reorganization, merger or consolidation shall refer to the Common Units (or other equity securities), other securities and/or property to be issued in respect of Common Units in connection with such reorganization, merger or consolidation. If the holders of Common Units have the right to elect the kind and amount of consideration receivable upon consummation of such transaction, then the holders of the Series B Preferred Units, in connection with such transaction and at the same time holders of Common Units are allowed to make such election, shall be given the right to make a similar election with respect to the consideration into which the Series B Preferred Units shall thereafter be convertible.

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(v)                            Certain Events; No Impairment. If any event occurs of the type contemplated by the provisions of this subparagraph 4(e) but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Units. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Designation by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this subparagraph 4(e) and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series B Preferred Units against impairment.

(vi)                         Timing of Issuance of Additional Common Units Upon Certain Adjustments. In any case in which the provisions of this subparagraph 4(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Units converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional Common Unit pursuant to subparagraph 4(d); provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Units, and such cash, upon the occurrence of the event requiring such adjustment.

(f)                                    Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4(e), the Company shall forthwith file, at the office of any transfer agent for the Series B Preferred Units and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series B Preferred Units at its address appearing on the Company’s records. Each such statement shall be signed by the Company’s Chief Financial Officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(g). The Company shall, upon written request at any time of any holder of any Series B Preferred Units, furnish or cause to be furnished to such holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, (ii) the Conversion Ratio at the time in effect, and (iii) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Series B Preferred Units if such Units were convertible at such time at the Conversion Ratio at that time in effect.

(g)                                 Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii) or (iv) of subparagraph 4(e), the Company shall give notice to each holder of Series B Preferred Units, in the manner set forth in subparagraph 4(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of units or other securities or property which shall be deliverable upon conversion of the Series B Preferred Units. Except as otherwise provided herein, (x) in the case of any action that would require the fixing of a record date, such notice shall be given at least five days prior to the date so fixed; and (y) in the case of all other action, such notice shall be given at least five days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

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(h)                            Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance of delivery of Common Units upon conversion of any of the Series B Preferred Units or deemed issuances pursuant to this paragraph 4; provided that the Company shall not be required to pay any federal or state income taxes or foreign or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Units in a name other than that of the holder of the Series B Preferred Units in respect of which such shares are registered with the Company.

(i)                                Reservation of Common Units. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units, solely for the purpose of effecting the conversion of Series B Preferred Units, such number of Common Units as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Units, and if at any time the number of authorized but unissued Common Units shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Units, the Company shall take such limited liability company action as may be necessary to increase its authorized but unissued Common Units to such number of Common Units as shall be sufficient for such purpose.

(j)                                Notice. Any notice required by the provisions of this paragraph 4 to be given to the holders of the Series B Preferred Units shall be deemed given upon personal delivery, upon delivery by nationally recognized overnight delivery service with proof of receipt maintained, upon delivery by telecopy with receipt confirmed or five business days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Company’s books.

(k)                             Registration of Transfer. The Company shall keep at its principal office a register for the registration of the Series B Preferred Units. Upon the surrender of any certificate representing Series B Preferred Units at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Series B Preferred Units represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series B Preferred Units as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

(l)                                Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing Series B Preferred Units and, in the case of any such loss, theft, or destruction, an indemnity reasonably satisfactory to the Company or, in the case of any mutilation, upon surrender of such certificate the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Preferred Units represented by such lost, stolen, destroyed, or mutilated certificate.

5.                   Voting Rights.

(a)                                  General. The holders of Series B Preferred Units shall be entitled to vote with the holders of the Common Units on all matters submitted to a vote of Members or Unitholders of the Company, except as otherwise expressly provided by applicable Law, in the Memorandum of Association of the Company, the Articles of Association of the Company or the Operating Agreement (including any Series Designation of Preferred Units adopted in accordance with the Operating Agreement). Each holder of Series B Preferred Units shall be entitled to the number of votes equal to the largest number of full Common Units into which all Series B Preferred Units held of record by such holder could then be converted at the Conversion Ratio if the Series B Preferred Units were convertible at the record date for the determination of the Members or Unitholders entitled to vote on such matters or, if no such record

9

date is established, at the date such vote is taken or any written consent of Members or Unitholders is first executed. The holders of Series B Preferred Units shall be entitled to notice of any meeting of Members or Unitholders in accordance with the Operating Agreement.

(b)                                 Protective Provisions. So long as any Series B Preferred Units are outstanding, and in addition to any other vote required by applicable Law, the Company will not, without the approval of the holders of at least 75% of the then outstanding Series B Preferred Units (excluding Series B Preferred Units held by any Defaulting Investor (as defined in the Contribution Agreement)) given in writing (including by facsimile) or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, change, alter, modify or repeal (whether by merger, consolidation or otherwise) any of the designations, preferences or relative or other rights of the Series B Preferred Units, provided, however, that (i) any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of any holder of Series B Preferred Units, in its capacity as a holder of Series B Preferred Units, without similarly affecting the rights hereunder of all holders of Series B Preferred Units in their capacities as holders of Series B Preferred Units, shall not be effective as to such holder without such holder’s prior written consent, and (ii) subject to Section 15.5(iv) of the Operating Agreement, any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of Blackstone (as defined in the Operating Agreement) shall not be effective as to Blackstone without Blackstone’s prior written consent.

6.                   Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7.                   Severability of Provisions.

If any right, preference or limitation of the Series B Preferred Units set forth in this Designation (as such may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.                   Status of Reacquired Units.

Any Series B Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled and shall cease to be part of the authorized Membership Interests (including Units) of the Company.

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EXHIBIT B-3

SERIES C CONVERTIBLE PREFERRED UNIT DESIGNATION

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

DESIGNATION OF POWERS, PREFERENCES AND

RELATIVE PARTICIPATING, OPTIONAL OR OTHER

SPECIAL RIGHTS AND RELATIVE QUALIFICATIONS,
LIMITATIONS OR RESTRICTIONS OF
THE SERIES C CONVERTIBLE
PREFERRED UNITS OF
KOSMOS ENERGY HOLDINGS (THE “DESIGNATION”)

Pursuant to that certain Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”) dated October 9, 2009 (as amended from time to time, the “Operating Agreement”), to which this Designation is attached as an exhibit, there is hereby created a series of the Preferred Units of the Company which are designated the “Series C Convertible Preferred Units” (the “Series C Preferred Units”) to consist of 8,849,558 Units of which the powers, preferences and relative participating, optional or other special rights and relative qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in the Operating Agreement) as follows:

1. Certain Definitions.

Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Capitalized terms used in this Designation but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

“Approved Plan” means the provisions of Article 10 of the Operating Agreement as in effect on the date of the Operating Agreement and any other similar unit incentive, plan or arrangement that is approved by the Supermajority Holders.

“Common Units” means any units of Membership Interests of the Company now or hereafter authorized to be issued as common units, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of such common units pursuant to a merger, conversion, consolidation, unit split, unit dividend, recapitalization of the Company or otherwise.

“Contribution Agreement” means that certain Second Amended and Restated Contribution Agreement of even date with the Operating Agreement, as may be amended or restated from time to time, among the Company and the investors party thereto relating to the sale and issuance of the Convertible Preferred Units.

“Conversion Date” shall have the meaning set forth in subparagraph 4(c).

“Conversion Price” shall initially mean the Purchase Price and shall be adjusted from time to time pursuant to subparagraph 4(e).

“Conversion Ratio” shall mean the ratio of the Purchase Price to the Conversion Price.

“Convertible Securities” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Current Market Price” at any date shall mean, in the event the Common Units are traded in the over the counter market or on a national or regional securities exchange, the average of the daily closing prices per Common Unit for 30 consecutive trading days ending three trading days before such date (as adjusted for any Unit dividend, split, combination or reclassification that took effect during such 33 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Units are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Units are traded over-the-counter and quoted in the National Market System, or if the Common Units are so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Units as reported by Nasdaq or any comparable system, or, if the Common Units are not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board for that purpose. If the Common Units are not publicly traded or are not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per Common Unit shall be deemed to be the fair value per Common Unit as determined in good faith by a majority of the Board, and if such Managers are unable to reach a decision on the Current Market Price, the Current Market Price shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm mutually acceptable to a majority of the Board and the Supermajority Holders.

“Equity Security” means any Membership Interest (including Units) in the Company.

“Options” has the meaning set forth in subparagraph 4(e)(ii)(1).

“Purchase Price” means the amount of $28.25 per Series C Preferred Unit, as appropriately adjusted for any unit splits, dividends of Series C Preferred Units, recapitalizations, conversions, combinations or similar transactions with respect to the Series C Preferred Units, or such other price per Series C Preferred Unit as approved by the Board and the Supermajority Holders in accordance with the Contribution Agreement.

“Qualified Holder” means a holder of Series C Preferred Units who at the time in question is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

2.              Ranking.

The Series C Preferred Units shall rank senior in right of preference to all Common Units and all other Membership Interests or Equity Securities, whether now or hereafter authorized or issued, with respect to distributions, distributions, liquidation, dissolution or winding up, except to the extent expressly provided otherwise in any instrument creating or designating the terms, preferences and rights of Membership Interests or Equity Securities authorized and issued pursuant to Section 4.6 or Section 8.4(b) of the Operating Agreement. The Series C Preferred Units shall rank pari passu with the Series A Convertible Preferred Units and the Series B Convertible Preferred Units, except with respect to distributions taking into account the Threshold Value of the Series B Convertible Preferred Units and the Series C Preferred Units.

3.              Distributions.

As long as any Series C Preferred Units are outstanding and, if Series C Preferred Units have been converted, until such time as the holder thereof has received the Preference Amount in respect thereof, (i) except as provided in Section 7.1(c) of the operating Agreement, no distribution (other than a dividend payable solely in Common Units) shall be paid on any Common Units or other Equity Securities ranking junior to the Series C Preferred Units with respect to distributions and (ii) no Common Units or other Equity Securities ranking junior to the Series C Preferred Units with respect to distributions shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made

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available for a sinking fund for the purchase, redemption or acquisition of any such Common Units or other Equity Securities; provided that this restriction shall not apply to (A) the repurchase of Equity Securities pursuant to the Operating Agreement or the Contribution Agreement, (B) the repurchase of Equity Securities from managers, directors or employees of, or consultants to, the Company or a Subsidiary of the Company pursuant to agreements under which the Company or a Subsidiary of the Company has the option to repurchase such securities upon the occurrence of certain events, such as the termination of service to the Company or any such Subsidiary, (C) distributions paid upon the occurrence of a Liquidation Event, or (D) dividends, distributions, purchases, redemptions or acquisitions for which the Company has obtained the consent of the Supermajority Holders.

4.              Conversion Rights.

(a)           Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series C Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) cash and/or Common Units in accordance with subparagraph 4(b), without any further act of the Company or any holders of Series C Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series C Preferred Units will be converted in the IPO Conversion into shares of series C preferred stock of the IPO Corporation and that, upon conversion of such shares of series C preferred stock by the holders thereof, such holders will receive shares of common stock of the IPO Corporation rather than Common Units.

(b)           Calculation of Number of Common Units and Cash Issuable Upon Conversion.

(i)            For purposes of subparagraph 4(a) above, each Series C Preferred Unit shall convert into (x) cash in the amount of the Preference Amount of such Unit as of the date of consummation of the Qualified Public Offering except to the extent Common Units are issued in lieu thereof pursuant to subparagraph 4(b)(ii), plus (y) the number of Common Units into which such Series C Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect.

(ii)           The Company shall give the holders of record of the Series C Preferred Units at least 30 days but no more than 180 days prior written notice of the possibility of a Qualified Public Offering, in which event each such holder may give the Company written notice within 15 days of receipt of such notice that such holder elects to receive, in lieu of the cash to be received pursuant to subparagraph 4(b)(i)(x), a number of Common Units calculated by dividing (x) the Preference Amount of such holder’s Series C Preferred Unit as of the date of consummation of such Qualified Public Offering, by (y) the initial public offering price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), and if the Qualified Public Offering is so consummated, then the holders which gave such notice shall receive such Common Units in lieu of the cash receivable pursuant to subparagraph 4(b)(i)(x), and all other holders of Series C Preferred Units shall receive the cash payment provided in subparagraph 4(b)(i)(x); provided, however, that the Company shall not be required to deliver Common Units (and shall instead deliver cash), pursuant to this subparagraph 4(b)(ii) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.

(c)           Mechanics of Conversion. Upon the date of consummation of a Qualified Public Offering (the “Conversion Date”), the outstanding Series C Preferred Units shall be converted into the property referred to in subparagraph 4(b) automatically without any action by the Company or the holders of such Units and whether or not the certificates representing such Units are surrendered to the Company

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or its transfer agent for the Series C Preferred Units; provided that the Company shall not be obligated to issue to any holder certificates representing the Common Units issuable upon such conversion unless certificates representing the Series C Preferred Units, endorsed directly or through unit powers to the Company or in blank and accompanied with appropriate evidence of the signatory’s authority, are delivered to the Company or any transfer agent of the Company for the Series C Preferred Units. If the certificate representing Common Units issuable upon conversion of the Series C Preferred Units is to be issued in a name other than the name on the face of the certificate representing such Series C Preferred Units, such certificate shall be accompanied by such evidence of the assignment and such evidence of the signatory’s authority with respect thereto as deemed appropriate by the Company or its transfer agent for the Series C Preferred Units and such certificate shall be in proper form for transfer and endorsed directly or through unit powers to the Person in whose name the Common Units are to be issued or to the Company or in blank. Conversion shall be deemed to have been effected on the date of consummation of the Qualified Public Offering. Subject to the provisions of subparagraph 4(e)(vi), as promptly as practicable after the Conversion Date (and after surrender of the certificate or certificates representing the Series C Preferred Units to the Company or any transfer agent of the Company for the Series C Preferred Units in the case of any such conversion), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full Common Units to which such holder is entitled upon such conversion, rounded to the nearest whole Common Unit. The Person in whose name the certificate or certificates for Common Units are to be issued shall be deemed to have become a holder of record of such Common Units on the Conversion Date.

(d)           Fractional Units. If any fractional interest in a Common Unit would, except for the provisions of this subparagraph 4(d), be deliverable upon any conversion of Series C Preferred Units, the Company, in lieu of delivering such fractional Common Unit, shall pay an amount in cash to the holder of such fractional interest equal to the price per unit to the public in the Qualified Public Offering multiplied by such fractional interest as of the Conversion Date. All Common Units issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(e)           Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)            Common Units Issued at less than Conversion Price. If and whenever, on or after the date of this Designation, the Company issues or sells, or is deemed to have issued or sold, any Common Units (other than Excluded Units) for consideration per Unit less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such time by a fraction:

(1)           the numerator of which shall be (x) the number of Common Units outstanding immediately prior to such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to occur at such time and the conversion of all Convertible Securities (as defined below) that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time, plus (y) the number of Common Units which the aggregate consideration received by the Company for the total number of additional Common Units so issued or sold would purchase at the Conversion Price in effect immediately prior to such issue or sale; and

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(2)           the denominator of which shall be the number of Common Units outstanding immediately after such issue or sale (including all then outstanding Profits Units and Management Units, in either such case that are then Vested Units or that would become Vested Units pursuant to the Operating Agreement if a Liquidation Event were to occur at such time and the conversion of all Convertible Securities that are then convertible), but excluding Unvested Units that would be forfeited (or that could be repurchased by the Company for Original Cost or less) if a Liquidation Event were to occur at such time pursuant to the Operating Agreement.

For purposes of this subparagraph 4(e), “Excluded Units” means Common Units (in each case as adjusted for any unit splits, unit dividends, recapitalizations, conversions, combinations or similar transactions) (i) issued upon conversion of the Convertible Preferred Units, (ii) issued pursuant to one or more Approved Plans, and (iii) issued pursuant to unit splits, unit dividends, recapitalizations, reorganizations, conversions, mergers or consolidations contemplated by subparagraphs 4(e)(iii) or 4(e)(iv). For purposes of this subparagraph 4(e), outstanding Series C Preferred Units will be deemed convertible at all times into Common Units, where each Series C Preferred Unit is deemed convertible into the greatest whole number of Common Units which would be issuable upon conversion of such Series C Preferred Unit if the Series C Preferred Unit were then convertible at the Conversion Ratio then in effect.

(ii)           Options and Convertible Securities. For purposes of determining the adjusted Conversion Price under subparagraph 4(e)(i), the following shall be applicable:

(1)           If the Company in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Units or Equity Securities convertible or exchangeable, with or without consideration, into or for Common Units (“Convertible Securities”) and the price per share for which Common Units issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or grant. For purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Units are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(2)           If the Company in any manner issues or sells any Convertible Securities and the price per unit for which Common Units are issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such

5

issue or sale, then the maximum number of Common Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per unit on the date of such issuance or sale. For the purposes of this subparagraph, the “price per unit for which Common Units are issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Units are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this subparagraph 4(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)           If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Units changes at any time (other than pursuant to anti-dilution provisions that are no more favorable to the holders thereof than those contained herein), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had an adjustment been made upon the issuance of such Options or Convertible Securities still outstanding on the basis of such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(4)           Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           If any Common Unit, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Unit, Option or Convertible Security shall be deemed to be the net amount received by the Company for such Common Unit, Option or Convertible Security. In case any Common Unit, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Current Market Price of such Common Unit, Option or Convertible Security as of the date of receipt. If any Common Unit, Option or Convertible Security is issued in connection with any merger in which the Company is the surviving entity, the amount of consideration for such Common Unit, Option or Convertible Security shall be deemed to be the Current Market Price of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Unit, Option or Convertible Security, as the case may be.

(6)           In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no

6

specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(7)           The number of Common Units outstanding at any given time does not include units owned or held by or for the account of the Company or any Subsidiary of the Company, and the Disposition of any units so owned or held shall be considered an issue or sale of Common Units.

(8)           If the Company takes a record of the holders of Common Units for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Units, Options or Convertible Securities or (b) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)          Subdivision or Combination of Common Units. If the Company at any time subdivides (by any unit split, unit dividend, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced so that the conversion of the Series C Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units or other Equity Securities which, if the Series C Preferred Units had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such unit split, unit dividend, recapitalization, merger, consolidation or otherwise, and if the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(iv)          Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to paragraph 4, if at any time or from time to time there shall be a capital reorganization of the Common Units (other than a subdivision, combination, reclassification or exchange of units, provided for elsewhere in this subparagraph 4(e) or that constitutes a Liquidation Event), or a merger or consolidation of the Company with or into another entity then, as a part of such reorganization, merger, or consolidation, provision shall be made so that the holders of the Series C Preferred Units shall, after such reorganization, merger, or consolidation, be entitled to receive upon conversion of the Series C Preferred Units (i) the consideration payable pursuant to subparagraph 4(b)(i)(x) and (ii) Common Units (or other equity securities) of the Company or of the successor entity resulting from such merger or consolidation, other securities and/or property to which the Common Units issuable upon conversion of the Series C Preferred Units pursuant to subparagraph 4(b)(i)(y) at the then Conversion Ratio (as in effect immediately prior to such reorganization, merger or consolidation) would have been entitled to receive upon such reorganization, merger or consolidation if such Series C Preferred Units were then convertible at the Conversion Ratio at that time, and Common Units issuable in connection with a conversion of the Series C Preferred Units after such reorganization, merger or consolidation shall refer to the Common Units (or other equity securities), other securities and/or property to be issued in respect of Common Units in connection with such reorganization, merger or consolidation. If the holders of Common Units have the right to elect the kind and amount of consideration receivable upon consummation of such transaction, then the holders of the Series C Preferred Units, in connection with such transaction and at the same time holders of Common Units are allowed to make such election, shall be given the right to make a similar election with respect to the consideration into which the Series C Preferred Units shall thereafter be convertible.

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(v)           Certain Events; No Impairment. If any event occurs of the type contemplated by the provisions of this subparagraph 4(e) but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred Units. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Designation by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this subparagraph 4(e) and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series C Preferred Units against impairment.

(vi)          Timing of Issuance of Additional Common Units Upon Certain Adjustments. In any case in which the provisions of this subparagraph 4(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series C Preferred Units converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional Common Unit pursuant to subparagraph 4(d); provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Units, and such cash, upon the occurrence of the event requiring such adjustment.

(f)            Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4(e), the Company shall forthwith file, at the office of any transfer agent for the Series C Preferred Units and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series C Preferred Units at its address appearing on the Company’s records. Each such statement shall be signed by the Company’s Chief Financial Officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(g). The Company shall, upon written request at any time of any holder of any Series C Preferred Units, furnish or cause to be furnished to such holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, (ii) the Conversion Ratio at the time in effect, and (iii) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Series C Preferred Units if such Units were convertible at such time at the Conversion Ratio at that time in effect.

(g)           Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii) or (iv) of subparagraph 4(e), the Company shall give notice to each holder of Series C Preferred Units, in the manner set forth in subparagraph 4(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of units or other securities or property which shall be deliverable upon conversion of the Series C Preferred Units. Except as otherwise provided herein, (x) in the case of any action that would require the fixing of a record date, such notice shall be given at least five days prior to the date so fixed; and (y) in the case of all other action, such notice shall be given at least five days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

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(h)           Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance of delivery of Common Units upon conversion of any of the Series C Preferred Units or deemed issuances pursuant to this paragraph 4; provided that the Company shall not be required to pay any federal or state income takes or foreign or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Units in a name other than that of the holder of the Series C Preferred Units in respect of which such shares are registered with the Company.

(i)            Reservation of Common Units. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units, solely for the purpose of effecting the conversion of Series C Preferred Units, such number of Common Units as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Units, and if at any time the number of authorized but unissued Common Units shall not be sufficient to effect the conversion of all then outstanding Series C Preferred Units, the Company shall take such limited liability company action as may be necessary to increase its authorized but unissued Common Units to such number of Common Units as shall be sufficient for such purpose.

(j)            Notice. Any notice required by the provisions of this paragraph 4 to be given to the holders of the Series C Preferred Units shall be deemed given upon personal delivery, upon delivery by nationally recognized overnight delivery service with proof of receipt maintained, upon delivery by telecopy with receipt confirmed or five business days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Company’s books.

(k)           Registration of Transfer. The Company shall keep at its principal office a register for the registration of the Series C Preferred Units. Upon the surrender of any certificate representing Series C Preferred Units at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of Series C Preferred Units represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series C Preferred Units as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

(l)            Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing Series C Preferred Units and, in the case of any such loss, theft, or destruction, an indemnity reasonably satisfactory to the Company or, in the case of any mutilation, upon surrender of such certificate the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series C Preferred Units represented by such lost, stolen, destroyed, or mutilated certificate.

5.              Voting Rights.

(a)           General. The holders of Series C Preferred Units shall be entitled to vote with the holders of the Common Units on all matters submitted to a vote of Members or Unitholders of the Company, except as otherwise expressly provided by applicable Law, in the Memorandum of Association of the Company, the Articles of Association of the Company or the Operating Agreement (including any Series Designation of Preferred Units adopted in accordance with the Operating Agreement). Each holder of Series C Preferred Units shall be entitled to the number of votes equal to the largest number of full Common Units into which all Series C Preferred Units held of record by such holder could then be converted at the Conversion Ratio if the Series C Preferred Units were convertible at the record date for the determination of the Members or Unitholders entitled to vote on such matters or, if no such record

9

date is established, at the date such vote is taken or any written consent of Members or Unitholders is first executed. The holders of Series C Preferred Units shall be entitled to notice of any meeting of Members or Unitholders in accordance with the Operating Agreement.

(b)           Protective Provisions. So long as any Series C Preferred Units are outstanding, and in addition to any other vote required by applicable Law, the Company will not, without the approval of the holders of at least 75% of the then outstanding Series C Preferred Units (excluding Series C Preferred Units held by any Defaulting Investor (as defined in the Contribution Agreement)) given in writing (including by facsimile) or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, change, alter, modify or repeal (whether by merger, consolidation or otherwise) any of the designations, preferences or relative or other rights of the Series C Preferred Units, provided, however, that (i) any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of any holder of Series C Preferred Units, in its capacity as a holder of Series C Preferred Units, without similarly affecting the rights hereunder of all holders of Series C Preferred Units in their capacities as holders of Series C Preferred Units, shall not be effective as to such holder without such holder’s prior written consent, and (ii) subject to Section 15.5(iv) of the Operating Agreement, any such amendment, change, alteration, modification, or repeal that would adversely affect the rights of Blackstone (as defined in the Operating Agreement) shall not be effective as to Blackstone without Blackstone’s prior written consent.

6.              Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

7.              Severability of Provisions.

If any right, preference or limitation of the Series C Preferred Units set forth in this Designation (as such may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.              Status of Reacquired Units.

Any Series C Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled and shall cease to be part of the authorized Membership Interests (including Units) of the Company.

10

EXHIBIT C

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT C-1

REGISTERED AND FILED
AS NO. 133483 THIS 5th DAY
OF MARCH 2004
/s/ ASST. REGISTRAR OF COMPANIES
ASST. REGISTRAR OF COMPANIES
.	CAYMAN ISLANDS

MEMORANDUM OF ASSOCIATION

OF

KOSMOS ENERGY HOLDINGS

(Company Limited by Guarantee

and not having a share capital)

1.                                       The name of the Company is Kosmos Energy Holdings.

2.                                       The registered office will be situate at the offices of Huntlaw Corporate Services Ltd., P.O. Box 1350 GT, the Huntlaw Building, Fort Street, George Town in the Island of Grand Cayman or at such other place in the Cayman Islands as the directors may from time to time decide.

3.                                       The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2003 Revision).

4.                                       Except as prohibited or limited by the laws of the Cayman Islands, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person of full capacity or body corporate in any part of the world whether as principal, agent, contractor or otherwise irrespective of any question of corporate benefit as provided by Section 27 (2) of the Companies Law (2003 Revision).

5.                                       The liability of the Members is limited.

6.                                       Every Member (as defined in the Articles of Association) of the Company undertakes to contribute to the assets of the Company in the event of its being wound up while he is a Member, or within one year after he ceases to be a member, for the payment of the debts and liabilities of the company contracted before he ceases to be a Member, and the costs, charges and expenses of winding up the same, and for the adjustments of the rights of the contributories among themselves, such amount as may be required not exceeding One United States Dollar (US$1.00).

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

7.                                       The Company may exercise the power contained in Section 226 of the Companies Law (2003 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

The Subscriber whose name and address is subscribed herein is desirous of being formed into a Company limited by guarantee in pursuance of this Memorandum of Association, the Subscriber agrees to take a Membership Interest in the Company.

DATED the 5 day of March Two Thousand and Four.

NAME OF SUBSCRIBER	ADDRESS	OCCUPATION
Huntlaw Nominees Ltd.	P.O. Box 1350GT	Company
Grand Cayman
Cayman Islands

/s/ Sarah Bolton
Signed: Sarah Bolton

WITNESS TO THE ABOVE SIGNATURE:

/s/ Sally Castro
Sally Castro

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG	D. EVADNE EBANKS	REGISTRAR OF COMPANIES
	D. EVADNE EBANKS	EXEMPTED
	Asst. Registrar of Companies	CAYMAN ISLANDS

Date.	5th March 2004

2

EXHIBIT D-1

FORM OF COMMON UNIT CERTIFICATE

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT D-1-1

TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK

Common Units designated Management Units

No.	Units

KOSMOS ENERGY HOLDINGS, LLC

A Cayman Island Exempted Company limited
by guarantee but not having a share capital

This certificate certifies that [NAME IN ALL CAPS AND BOLD] is the owner of                 Management Units of the Common Units (the “Units”), constituting membership interests in Kosmos Energy Holdings, LLC, a Cayman Island Exempted Company limited by guarantee but not having a share capital (the “Company”).

The Units evidenced by this Certificate entitle the owner to certain rights and subject the owner to certain restrictions and covenants more particularly set forth in the Memorandum of Association and Articles of Association and Operating Agreement of the Company, as may be amended from time to time, as well as the Companies Law of the Cayman Islands. A copy of the Company’s Memorandum of Association and Articles of Association and Operating Agreement may be obtained from the Company upon request. This Certificate is not negotiable and cannot pass legal title to the Units. The Units can only be transferred upon compliance with the Operating Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of this            day of           , 200    .

,[Secretary/Assistant Secretary]	,[Chief Executive
Officer/President/
Vice President]

NO.

Kosmos Energy Holdings, LLC

Common Units
designated
Management Units

For           Units

Issued to

Dated:

From Whom Transferred

Dated

No. Original Certificate

No. Original Units

No. of Units Transferred

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

EXHIBIT D-2

FORM OF PROFITS UNIT CERTIFICATE

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT D-2-1

No. C   -

Kosmos Energy Holdings

Common Units

designated

$   units

For     Units

Issued to:

Dated:             , 20

From Whom Transferred

Dated

No. Original

Certificate

No. Original Units

No. of Units Transferred

TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK

Common Units designated $     Units

C   -

                    Units

KOSMOS ENERGY HOLDINGS

A Cayman Islands Exempted Company limited

by guarantee but not having a share capital

This certificate certifies that                             is the owner of                  Common Units designated $             Units (the “Units”), constituting membership interests in Kosmos Energy Holdings, a Cayman Islands. Exempted Company limited by guarantee but not having a share capital (the “Company”).

The Units evidenced by this Certificate entitle the owner to certain rights and subject the owner to certain restrictions and covenants more particularly set forth in the Memorandum of Association, Articles of Association, and Operating Agreement of the Company, as each may be amended from time to time, as well as the Companies Law of the Cayman Islands. A copy of the Company’s Memorandum of Association, Articles of Association, and Operating Agreement, as each may be amended from time to time, may be obtained from the Company upon request. This Certificate is not negotiable and cannot pass legal title to the Units. The Units can only be transferred upon compliance with the Articles of Association and the Operating Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of this       day of          , 20      .

William S. Hayes, Secretary	James C. Musselman, Chief Executive Officer and President

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “OPERATING AGREEMENT”), COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. THIS SECURITY IS SUBJECT TO FORFEITURE TO AND/OR REPURCHASE BY THE COMPANY UNDER THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.

EXHIBIT E-1

FORM OF SERIES A CONVERTIBLE
PREFERRED UNIT CERTIFICATE

KOSMOS ENERGY HOLDINGS

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK

A Delaware Limited Liability Company

No.	Units

KOSMOS ENERGY HOLDINGS, LLC

Series A Convertible Preferred Units

This certificate certifies that [NAME IN ALL CAPS AND BOLD] is the owner of                                       Series A Convertible Preferred Units (the “Units”), constituting membership interests in Kosmos Energy Holdings, LLC, a Delaware limited liability company (the “Company”).

The Units evidenced by this Certificate entitle the owner to certain rights and subject the owner to certain restrictions and covenants more particularly set forth in the Certificate of Formation and Limited Liability Company Agreement of the Company, as may be amended from time to time, as well as the Delaware Limited Liability Company Act. A copy of the Company’s Certificate of Formation and Limited Liability Company Agreement may be obtained from the Company upon request. This Certificate is not negotiable and cannot pass legal title to the Units. The Units can only be transferred upon compliance with the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of this       day of        , 200      .

, [Secretary/Assistant Secretary],	, [Chief Executive Officer/President/Vice President]

NO.

Kosmos Energy Holdings, LLC

Series A Convertible Preferred Units

For             Units

Issued to

Dated:

From Whom Transferred

Dated

No. Original Certificate

No. Original Units

No. of Units Transferred

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

EXHIBIT E-2

FORM OF SERIES B CONVERTIBLE
PREFERRED UNIT CERTIFICATE

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK

Series B Convertible Preferred Units

No. (Series B)	Units

KOSMOS ENERGY HOLDINGS

A Cayman Islands Exempted Company limited
by guarantee but not having a share capital

This certificate certifies that [NAME IN ALL CAPS AND BOLD], is the owner of                       Series B Convertible Preferred Units (the “Units”), constituting membership interests in Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”).

The Units evidenced by this Certificate entitle the owner to certain rights and subject the owner to certain restrictions and covenants more particularly set forth in the Memorandum of Association, Articles of Association, and Operating Agreement of the Company, as each may be amended from time to time, as well as the Companies Law of the Cayman Islands. A copy of the Company’s Memorandum of Association, Articles of Association, and Operating Agreement, as each may be amended from time to time, may be obtained from the Company upon request. This Certificate is not negotiable and cannot pass legal title to the Units. The Units can only be transferred upon compliance with the Articles of Association and the Operating Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of this      day of                   ,              .

William S. Hayes, Secretary	James C. Musselman, Chief Executive Officer and President

NO.      (Series B)

Kosmos Energy Holdings

Series B Convertible Preferred Units

For              Units

Issued to

Dated:                      ,

From Whom Transferred

Dated

No. Original Certificate

No. Original Units

No. of Units Transferred

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

EXHIBIT E-3

FORM OF SERIES C CONVERTIBLE
PREFERRED UNIT CERTIFICATE

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
EXHIBIT E-4

TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK

Series C Convertible Preferred Units

No. (Series C)	Units

KOSMOS ENERGY HOLDINGS

A Cayman Islands Exempted Company limited
by guarantee but not having a share capital

This certificate certifies that [NAME IN ALL CAPS AND BOLD], is the owner of                     Series C Convertible Preferred Units (the “Units”), constituting membership interests in Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”).

The Units evidenced by this Certificate entitle the owner to certain rights and subject the owner to certain restrictions and covenants more particularly set forth in the Memorandum of Association, Articles of Association, and Operating Agreement of the Company, as each may be amended from time to time, as well as the Companies Law of the Cayman Islands. A copy of the Company’s Memorandum of Association, Articles of Association, and Operating Agreement, as each may be amended from time to time, may be obtained from the Company upon request. This Certificate is not negotiable and cannot pass legal title to the Units. The Units can only be transferred upon compliance with the Articles of Association and the Operating Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of this      day of                          ,            .

William S. Hayes, Secretary	James C. Musselman, Chief Executive Officer and President

NO.         (Series C)

Kosmos Energy Holdings

Series C Convertible Preferred Units

For                Units

Issued to

Dated:               ,

From Whom Transferred

Dated

No. Original Certificate

No. Original Units

No. of Units Transferred

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

EXHIBIT F

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement is made this               day of                  , 200  , by and between                                    (the “Transferee”) and Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”), pursuant to the terms of that certain Fourth Amended and Restated Operating Agreement of the Company dated as of October 9  , 2009, including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Members and their respective spouses entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Membership Interests and Units;

WHEREAS, the Transferee is acquiring Membership Interests and Units issued by the Company or pursuant to a Disposition, in either case in accordance with the Agreement; and

WHEREAS, the Company and the Members have required in the Agreement that all Persons to whom Membership Interests and Units of the Company are transferred and all other Persons acquiring Membership Interests and Units must enter into an Addendum Agreement binding the Transferee and the Transferee’s spouse to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse and the Membership Interests and Units to be acquired by the Transferee as are imposed upon the Members under the Agreement and the Certificate.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Membership Interests and Units, the Transferee acknowledges and agrees as follows:

1.             The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring Membership Interests and Units subject to the terms and conditions of the Agreement and the Certificate.

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT F-1

2.             The Transferee agrees that the Membership Interests and Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement and the Certificate, and hereby joins in, and agrees to be bound, by, and shall have the benefit of, all of the terms and conditions of the Agreement and the Certificate to the same extent as if the Transferee were an original party to the Agreement or an initial Member, as the case may be; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee or the Transferee’s spouse as a Member unless and until the Transferee is duly admitted in accordance with the terms of the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

3.             The Transferee acknowledges, agrees and undertakes, in its capacity as a Member, and pursuant to paragraph 6 of the Memorandum, to contribute to the assets of the Company in the event of its being wound up while such Transferee is a Member, or within one year after such Transferee ceases to be a Member, for the payment of the debts and liabilities of the Company contracted before such Transferee ceases to be a Member, and the costs, charges and expenses of winding up the same, and for the adjustments of the rights of the contributories among themselves, such amount as may be required not exceeding one United States Dollar (US $1.00).

4.             With respect to Cayman Matters described in Section 11.7(d) of the Agreement, the Transferee hereby appoints each Warburg Nominee and each Blackstone Nominee named in Schedule II to the Agreement or the register of Managers of the Company as of the date of this Addendum Agreement as such Transferee’s time and lawful attorney-in-fact, proxy and agent, with full power of substitution and resubstitution, for such Transferee and in such Transferee’s name, place and stead and in any and all capacities, to vote such Transferee’s Units (or classes or series of Units) or any such Transferee’s capacity as a Member (including any class of Members) in the same manner as the Determining Holders with respect to such Cayman Matter, with all powers such Transferee would possess if present at any meeting of Members (including any class of Members) (or any adjournment or postponement thereof) at which such Cayman Matter is submitted for approval, and to execute on such Transferee’s behalf any written consent of Members (including any class of Members) or holders of Units (or classes or series of Units), including any unanimous written consent, approving or consenting to any such Cayman Matter approved or consented to by the Determining Holders, and further grants to such Nominees, and each of them, full power and authority to do and perform each and every act and thing necessary to be done, as fully to all intents and purposes as such Transferee might or could do in Person, hereby ratifying and confirming all that such Nominees, and any of

EXHIBIT F-2

them or their substitutes, may lawfully do or cause to be done by virtue hereof. The proxy granted hereby shall be irrevocable and shall remain valid for so long as such Transferee is a Member or holds Units. Such proxy shall constitute a proxy given for purposes of Section 8.3(h) and shall be deemed filed with the Secretary and the Board for purposes of Section 8.3(h). Notwithstanding the foregoing, nothing in this paragraph is intended to increase or decrease the rights of the Determining Members to take any action or consent to or approve any action or matter pursuant to this Agreement, including the rights of the parties to this Agreement pursuant to Section 15.5.

5.             The Transferee hereby acknowledges and agrees that the voting, consent and other rights of such Transferee as a Member as set forth in the Agreement, this Addendum Agreement and the Certificate arise by virtue of the Units held by such Transferee and attach to such Transferee’s Units as property rights rather than personal rights.

6.             Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

7.             The Transferee shall be a [Management/Investor] Unitholder for purposes of the Agreement.

8.             The spouse of the Transferee, if applicable, joins in the execution of this Addendum Agreement to acknowledge its fairness and that it is in such spouse’s best interests and confirms that he or she is aware of, understands, and consents to the provisions of the Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Membership Interests and Units subject to the Agreement from the coverage thereof and that his or her awareness, understanding, consent, and agreement is evidenced by his or her signature below.

EXHIBIT F-3

Transferee	Transferee’s Spouse

Address:

AGREED TO on behalf of the Members of the Company pursuant Section 5.1(b) or Section 5.1(e) of the Agreement.

KOSMOS ENERGY HOLDINGS

By:

Printed Name and Title

EXHIBIT F-4

EXHIBIT H

FORM OF SUBSTITUTION OF PROXY

Reference is made to that certain Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (the “Company”), dated as of October 9, 2009 (the “Operating Agreement”) by and among the Company and its Members. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Operating Agreement.

Pursuant to Section 11.7(d) of the Operating Agreement, [                                              ], a [Warburg][Blackstone] Nominee elected and designated as a Manager pursuant to Section 8.2(b) of the Operating Agreement, hereby appoints                         , who has been elected and designated as his replacement Nominee pursuant to the Operating Agreement, to serve as his substitute proxy, attorney-in-fact and agent, with full power of substitution and resubstitution, for all intents and purposes as are set forth in Section 11.7(d) of the Operating Agreement and in paragraph 4 of any Addendum Agreement.

[Name of Departing Nominee]

[Name of Replacement Nominee]

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT H-1

EXHIBIT I

REGISTRATION RIGHTS AGREEMENT

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

EXHIBIT I-1

Execution Copy

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 7, 2009, is by and among Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital and the expected predecessor company to the IPO Corporation (as hereinafter defined) (“Kosmos”), and each of the parties listed on Annex A (the “Initial Stockholders”, and as such Annex A is updated and amended pursuant to Section 12(c) hereof, the “Stockholders”), and amends and restates that certain Registration Rights Agreement, dated as of March 9, 2004, by and among Kosmos and the other parties thereto.

Whereas, the Initial Stockholders and Kosmos are parties to that certain Fourth Amended and Restated Operating Agreement of Kosmos of even date herewith, as the same may hereafter be amended from time to time (the “Operating Agreement”);

Whereas, if Kosmos elects to effect an underwritten public offering of equity securities, the Operating Agreement contemplates that Kosmos will convert or otherwise succeed into the IPO Corporation pursuant to Section 5.9 of the Operating Agreement and that in connection therewith the Members (as defined in the Operating Agreement) of Kosmos will receive Common Stock (as defined below); and

Whereas, Kosmos has agreed to bind the IPO Corporation (its successor) to provide registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement.

Now, therefore, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.               Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Operating Agreement:

“Blackstone Qualified Holder” shall mean each of Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P., and Blackstone Participation Partnership (Cayman) IV L.P., or any Person with whom any of the foregoing entities has agreed in writing (a copy of which writing has been received by the Corporation) shall be entitled to make a demand under Section 3.

“Common Stock” shall mean all shares hereafter authorized of any class of common stock of the Corporation which has the right (subject always to the rights of any class or series of preferred stock of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Contribution Agreement” shall mean that certain Second Amended and Restated Contribution Agreement of even date herewith by and among Kosmos and the Initial Stockholders, as the same may hereafter be amended from time to time.

“Corporation” shall mean the IPO Corporation or such other corporation as shall be the successor to the IPO Corporation.

“Defaulting Investor” shall have the meaning set forth in the Contribution Agreement.

“Demand Conditions” shall mean that (i) Blackstone or Warburg, as the case may be, owns at least 10% of the then outstanding Convertible Preferred Units, (ii) the Registrable Securities are to be sold in a firm commitment underwritten offering, and (iii) Blackstone or Warburg, as the case may be, has agreed to include in such offering the number of Registrable Securities that is equal to the lesser of (A) all of its Registrable Securities and (B) such maximum number or dollar amount of Registrable Securities that, in the opinion of the managing underwriter, can be sold on commercially reasonable terms (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights).

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Losses” shall have the meaning set forth in Section 8 hereof.

“Non-Consenting Investor” shall have the meaning set forth in the Contribution Agreement.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Preferred Stock” shall mean shares of the preferred stock of the Corporation initially issued in the IPO Conversion as provided in Section 5.9 of the Operating Agreement.

“Pre-QPO Demand Notice” shall have the meaning set forth in Section 3 hereof.

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“Pre-QPO Demand Registration” shall have the meaning set forth in Section 3 hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Holder” shall mean a Warburg Qualified Holder or a Blackstone Qualified Holder, as the case may be, or any of their respective Permitted Transferees (as defined in the Operating Agreement).

“Qualified Public Offering” means any firm commitment underwritten offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act (i) for which aggregate cash proceeds to be received by the Corporation from such offering (without deducting underwriting discounts, expenses and commissions) are at least $50,000,000 or for which aggregate cash proceeds to be received by a Qualified Holder from such offering (without deducting underwriting discounts, expenses and commissions) are at least $10,000,000, and (ii) pursuant to which such shares of common stock are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system.

“Registrable Securities” shall mean (i) all shares of Common Stock of the Corporation initially issued in the IPO Conversion as provided in Section 5.9 of the Operating Agreement, (ii) all shares of Common Stock issued and issuable upon conversion of outstanding shares of Preferred Stock (including any shares of Common Stock issued or distributed by way of dividend, stock split or other distribution in respect of such shares) held by the Stockholders and, subject to the next succeeding sentence and Section 12(c) hereof, any successor or assign of such shares, and (iii) the shares of Common Stock acquired by the Stockholders after the date hereof and prior to a Qualified Public Offering in accordance with the Operating Agreement. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) they shall have ceased to be outstanding, (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (v) they become eligible for resale pursuant to Rule 144(b)(1) (or any similar rule then in effect under the Securities Act) and the holder of such securities does not then beneficially own more than 2% of such class of securities. No Registrable Securities may

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be registered under more than one Registration Statement at any one time, or (vi) they become eligible for resale pursuant to Rule 144 (or any similar rule then in effect under the Securities Act) and the holder of such Registrable Securities does not then beneficially own more than 1% of such class of securities.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Supermajority Holders” shall have the meaning ascribed to such term in the Operating Agreement if the time in question is before the IPO Conversion, and thereafter shall mean, (i) if any shares of Preferred Stock are then outstanding, the holders of at least 75% of the outstanding Preferred Stock (excluding Preferred Stock held by any Defaulting Investor), or (ii) if no shares of Preferred Stock are then outstanding, the holders of at least 75% of the outstanding Registrable Securities then held by holders of Registrable Securities.

“underwritten registration or underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

“Warburg Qualified Holder” shall mean each of Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V., Warburg Pincus Germany International Partners, KG, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., Warburg Pincus Netherlands Private Equity VIII II, C.V. and Warburg Pincus Germany Private Equity VIII, KG, or any Person with whom any of the foregoing entities has agreed in writing (a copy of which writing has been received by the Corporation) shall be entitled to make a demand under Section 3.

Section 2.               Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities through its ownership of the Preferred Stock and such Person is a Stockholder.

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Section 3.               Demand Registrations.

(a)           Requests for Registration. Subject to the following paragraph of this Section 3(a), a Qualified Holder shall have the right by delivering a written notice to the Corporation (a “Demand Notice”) to require the Corporation to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (a “Demand Registration”); provided, however, that a Demand Notice may only be made (i) at any time after a Qualified Public Offering (except in the case of a Pre-QPO Demand Registration) and (ii) if the sale of the Registrable Securities requested to be registered by such Qualified Holder is reasonably expected to result in aggregate gross cash proceeds in excess of $10,000,000. Following receipt of a Demand Notice for a Demand Registration (or of a Pre-QPO Demand Notice for a Pre-QPO Demand Registration), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but not later than 30 days after such Demand Notice (or 60 days in the case of a Pre-QPO Demand Registration), and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

The Warburg Qualified Holders shall be entitled to an aggregate maximum of two Demand Registrations and the Blackstone Qualified Holders shall be entitled to an aggregate maximum of two Demand Registrations; provided, however, that Qualified Holders shall not be limited in the number of Demand Registrations that constitute “shelf” registrations as contemplated by the next succeeding sentence, and provided, further, that each of Blackstone and Warburg shall have the right by delivering a written notice to the Corporation (a “Pre-QPO Demand Notice”) to require the Corporation to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (each, a “Pre-QPO Demand Registration”); provided, however, that a Pre-QPO Demand Notice may only be made (i) at any time after March 9, 2011 and prior to the consummation of a Qualified Public Offering and (ii) so long as the Demand Conditions are satisfied by Blackstone or Warburg, as the case may be, as of the time of delivery to the Corporation of such Pre-QPO Demand Notice. After such time as the Corporation shall become eligible to use Form S-3 (or comparable form) for the registration under the Securities Act of any of its securities, each Qualified Holder shall be entitled to request that a Demand Registration be a “shelf” registration pursuant to Rule 415 under the Securities Act. Notwithstanding any other provisions of this Section 3, in no event shall more than one Demand Registration or Pre-QPO Demand Registration occur during any six-month period (measured from the effective date of the Registration Statement to the date of the next Demand Notice or Pre-QPO Demand Notice) or within 120 days after the effective date of a Registration Statement filed by the Corporation; provided that no Demand Registration or Pre-QPO Demand Registration may be prohibited for such 120-day period more often than once in a 12-month period.

No Demand Registration or Pre-QPO Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (i) does not become effective (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such

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Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period in which case such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration or Pre-QPO Demand Registration, as the case may be, in lieu thereof.

Within 10 days after receipt by the Corporation of a Demand Notice or a Pre-QPO Demand Notice, the Corporation shall give written notice (the “Notice”) of such Demand Notice or Pre-QPO Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within 10 days after such Notice is given by the Corporation to such holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement (except in the case of a requested “shelf” registration) with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration at the request of an underwriter of the Corporation or the Corporation pursuant to the provisions of this Agreement. The Corporation shall be required to maintain the effectiveness of a shelf Registration Statement with respect to any Demand Registration at all times after the effective date thereof until the earlier of such time that all Registrable Securities included in such Registration Statement have actually been sold or five years from such effectiveness; provided, however, that any Stockholder owning Common Stock that has been included on a shelf Registration Statement may request that such Common Stock be removed from such Registration Statement, in which event the Corporation shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Common Stock.

Notwithstanding anything contained herein to the contrary, the Corporation hereby agrees that (i) any Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities to allow for a distribution to, and resale by, the direct and indirect partners, members or stockholders of a holder of Registrable Securities (a “Partner Distribution”) and (ii) the Corporation shall, at the request of any holder of Registrable Securities seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and to otherwise take any action necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution.

(b)           Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration or a Pre-QPO Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or

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underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i)            first, pro rata among the holders of Registrable Securities; and

(ii)           second, the securities for which inclusion in such Demand Registration or Pre-QPO Demand Registration, as the case may be, was requested by the Corporation.

In connection with any Demand Registration or Pre-QPO Demand Registration to which the provisions of this subsection (b) apply, no securities other than Registrable Securities shall be covered by such Demand Registration or Pre-QPO Demand Registration except as provided in subsection (e)(ii) hereof, and such registration shall not reduce the number of available registrations under this Section 3 in the event that the Registration Statement excludes more than 25% of the aggregate number of Registrable Securities that holders requested be included.

(c)        Postponement of Demand Registration. The Corporation shall be entitled to postpone (but not more than once in any 12 month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Corporation shall so postpone the filing of a Registration Statement, the holder who made the Demand Registration or Pre-QPO Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations or Pre-QPO Demand Registrations to which such holder is entitled pursuant to the terms of this Agreement.

(d)        Use, and Suspension of Use, of Shelf Registration Statement. If the Corporation has filed a “shelf” Registration Statement and has included Registrable Securities

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therein, the Corporation shall be entitled to suspend (but not more than an aggregate of 90 days in any twelve month period), for a reasonable period of time not in excess of 90 days, the offer or sale of Registrable Securities pursuant to such Registration Statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such Registration Statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such Registration Statement and (ii) the Corporation delivers to the holders of Registrable Securities included in such Registration Statement a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such offer or sale would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). IN ADDITION, A HOLDER OF REGISTRABLE SECURITIES MAY NOT USE A SHELF REGISTRATION STATEMENT TO EFFECT THE SALE OF ANY SUCH SECURITIES AFTER THE 30TH DAY FOLLOWING THE EFFECTIVENESS OF SUCH SHELF REGISTRATION STATEMENT UNLESS SUCH HOLDER HAS GIVEN THE COMPANY AT LEAST TWO BUSINESS DAYS’ (AS DEFINED IN THE OPERATING AGREEMENT) ADVANCE WRITTEN NOTICE OF THE DATE OR DATES OF A PROPOSED SALE OF SUCH SECURITIES BY SUCH HOLDER PURSUANT TO SUCH REGISTRATION STATEMENT (WHICH NOTICE MAY BE GIVEN AS OFTEN AS SUCH HOLDER DESIRES).

(e)           Registration of Other Securities. Whenever the Corporation shall effect a Demand Registration or Pre-QPO Demand Registration pursuant to this Section 3 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such Demand Registration or Pre-QPO Demand Registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities requesting such registration in writing that it believes that the inclusion of such other securities would not adversely affect such offering or (ii) the inclusion of such other securities is approved by the affirmative vote of the holders of at least a majority of the Registrable Securities included in such Demand Registration or Pre-QPO Demand Registration, as the case may be, by the Qualified Holders requesting such Demand Registration or Pre-QPO Demand Registration, as the case may be.

Section 4.                                            Piggyback Registration.

(a)           Right to Piggyback. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock by and for the account of the Corporation (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee

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benefit or dividend reinvestment plan), whether or not for its own account, then, each such time, the Corporation shall give prompt written notice of such proposed filing at least fifteen (15) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement; provided, however, that any Stockholder owning Common Stock that has been included on such shelf Registration Statement may request that such Common Stock be removed from such Registration Statement, in which event the Corporation shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Common Stock.

(b)           Priority on Piggyback Registrations. The Corporation shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of capital stock, if any, of the Corporation included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities (other than the Corporation) and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation) and then, if necessary, reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

Notwithstanding anything contained herein to the contrary, the Corporation hereby agrees that (i) any Piggyback Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be requested by a holder of Registrable Securities to allow for a Partner Distribution and (ii) the Corporation shall, at the request of any holder of Registrable Securities

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seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and to otherwise take any action necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution.

Section 5.               Restrictions on Public Sale by Holders of Registrable Securities. Each Stockholder agrees, in connection with the Qualified Public Offering, and each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, or to give any Demand Notice or Pre-QPO Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Qualified Public Offering) or 90 days (with respect to any underwritten public offering other than the Qualified Public Offering made prior to the second anniversary of the Qualified Public Offering and thereafter 60 days rather than 90) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such public offering shall be made or such lesser period as is required by the managing underwriter, provided, however, that all officers and directors of the Corporation must be subject to similar restrictions.

Section 6.               Registration Procedures. If and whenever the Corporation is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)           Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof or the Corporation in accordance with the intended method or methods of distribution thereof (including, without limitation, a Partner Distribution), and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the

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Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration or Pre-QPO Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law.

(b)           Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)           Notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the

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qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)           If requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law.

(f)            Furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter).

(g)           Deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)           Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)            Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written

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representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities.

(j)            Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k)           Upon the occurrence of any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)            Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m)          Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n)           Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be quoted on the Nasdaq National Market or listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time quoted on the Nasdaq National Market or listed on such exchange, as the case may be.

(o)           Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents,

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if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) use its reasonable best efforts to obtain a report of the independent petroleum engineers of the Corporation relating to the oil and gas reserves of the Corporation included in such Registration Statement if the Corporation has had its reserves prepared, audited or reviewed by an independent petroleum engineer, such report to be in customary form and covering matters of the type customarily covered in such reports, (v) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section and (vi) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p)           Make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and, employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law, or (iii) such

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information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of law.

(q)           Comply with all applicable rules and regulations of the SEC and make available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Corporation after the effective date of a Registration Statement, which statements shall cover one of said 12 month periods.

(r)            Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Corporation’s business needs.

The Corporation may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v) or 6(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however that the Corporation shall extend the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.               Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A)

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with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters or oil and gas reserve reports required by this Agreement) and any other persons, including special experts retained by the Corporation, and (vii) fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the requesting Qualified Holders if such Registration Statement is pursuant to a Demand Registration or Pre-QPO Demand Registration and otherwise by the holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8.               Indemnification.

(a)           Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or

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Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification, or compliance, and will reimburse each such holder, each of its officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(b)           Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such directors, officers, partners, members, managers, stockholders, accountants, attorneys, employees, agents, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to

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amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)           Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d)           Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable

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considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.               Rule 144. After a Qualified Public Offering, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 10.              Underwritten Registrations. If any Demand Registration or Pre-QPO Demand Registration is an underwritten offering (including a Qualified Public Offering), the Qualified Holder making the demand shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Corporation, not to be unreasonably withheld. The Corporation shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

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No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the Demand Registration or Pre-QPO Demand Registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person.

Section 11.             Limitation on Subsequent Registration Rights. From and after March 9, 2004 and prior to the IPO Conversion Kosmos shall not, and from and after the IPO Conversion the Corporation shall not, without the prior written consent of the Supermajority Holders, enter into any agreement with any holder or prospective holder of any securities of Kosmos or the Corporation, as the case may be, giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration filed pursuant to Section 3 hereof, unless such rights are subordinate to those of the holders of Registrable Securities.

Section 12.             Miscellaneous.

(a)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Supermajority Holders; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Stockholder be adversely affected (without similarly adversely affecting the rights of all Stockholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)           Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Corporation, to the address of its principal executive offices. If to any Stockholder, at such Stockholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being

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sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c)           Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of the limited partners of a Stockholder who have received shares of Registrable Securities from a Stockholder pursuant to a Partner Distribution and shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed, if prior to the IPO Conversion, by Kosmos and, if after the IPO Conversion, by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement and Annex A shall be updated by the Corporation accordingly. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)            Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law principles thereof).

(g)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with

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respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)            Securities Held by the Corporation or its subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)            Termination. This Agreement shall terminate on the earlier of (i) ten years following the consummation of a Qualified Public Offering and (ii) when no Registrable Securities remain outstanding; provided that Sections 7 and 8 shall survive any termination hereof.

(k)           Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(l)            Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 12.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first above written.

KOSMOS ENERGY HOLDINGS

By:	/s/ W. Greg Dunlevy
Name:	W. Greg Dunlevy
Title:	Chief Financial Officer and Executive Vice President

Signature Page to Amended and Restated Registration Rights Agreement

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WPIP INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

Signature Page to Amended and Restated Registration Rights Agreement

WARBURG PINCUS NETHERLANDS PRIVATE

EQUITY VIII I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WP VIII INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

Signature Page to Amended and Restated Registration Rights Agreement

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Aassociates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

Signature Page to Amended and Restated Registration Rights Agreement

BLACKSTONE FAMILY INVESTMENTPARTNERSHIP (CAYMAN) IV-A SMD L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ David Foley
Name:	David Foley
Title:	Member

Signature Page to Amended and Restated Registration Rights Agreement

Annex A

STOCKHOLDERS

Warburg Pincus International Partners, L.P.

Warburg Pincus Netherlands International Partners I, C.V.

WP-WPIP Investors, L.P.

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII I, C.V.

WP-WP VIII Investors, L.P.

Blackstone Capital Partners (Cayman) IV L.P.

Blackstone Capital Partners (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.

Blackstone Participation Partnership (Cayman) IV L.P.

James C. Musselman

Musselman-Kosmos, Ltd.

Brian F. Maxted

W. Greg Dunlevy

Kiat Tze (Kenny) Goh

Paul Dailly

Adebayo O. Ogunlesi

John R. Kemp III

Christopher A. Wright

Sylvia J. Manor

Eric S. Hudgens

Philip Lowry

Katherine A. Kanschat

Scott L. Davis

Jan P. Hitchborn

Margaret Gorman

Tracey K. Henderson

George Sneed

Kristin Brumfield

Marvin M. Garrett

Mary Kay Krenzer

Nancy K. Lorts

Sanjaykumar Malani

Jon W. Cappon

Monica S. Shank

Grace K. Weisberg

Robert S. Brashier

Robert Miller

John Michael Hopkinson

Yaw Owusu

William S. Hayes

Annex A - 1

Kevin R. Black

Katie A. Mormon

Barbara Pearl

Tara M. Campbell

Erica S. Logan Hilton

Emma L. Byford

Doris B. McGuinness

Dennis C. McLaughlin

Kevin M. Hubble

Vickie L. Gammon

Eric J. Haas

Kelly A. Peterson (Huffman)

Stephen R. Sills

Steven J. Zrake

Yuliana Ryabova

Jennifer L. Roberts

Stephanie M. Allen

Chelsea G. Gilmore

Laurent M. Culembourg

Dennis P. Kucinskas

Heather L. Jank

Ryan A. Turner

Joseph L. Matthews

Brian A. Progar

Darran J. Lucas

Ralph H. Jones

Edward Glenn Cummings

Linda R. Correll

Edwin M. Ferguson

Thomas Oscar Fulford

Kina L. Jones

Tara A. Birkinbine

Lisa L. Fowler

Scott A. Bergeron

Sheri J. Collins

Wesley Jay Neeley

David Anderson Mormon

Jeffrey T. Elliott

Deandra R. Lee

Dalby Family Holdings, LP

2008 Carnegie, Ltd.

Exhibit A - 2

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this            day of                            , 20    , by and between                                     (the “New Stockholder”) and [Kosmos (the “Company”)] [the Corporation (the “Corporation”)], pursuant to an Amended and Restated Registration Rights Agreement dated as of October     , 2009 (the “Agreement”), between and among the Kosmos and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, [Kosmos has agreed to bind the IPO Corporation (its successor)][the Corporation has agreed] to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, Kosmos and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

[Amend Annex A of Agreement if necessary to reflect appropriate schedule for new Stockholder.]

New Stockholder

Address:

Exhibit A - 3

AGREED TO on behalf of [Kosmos][the Corporation] pursuant to Section 12(c) of the Agreement.

[KOSMOS][THE CORPORATION]

By:

Printed Name and Title

Exhibit A - 4

SCHEDULE I
MEMBERS

Warburg Pincus International Partners, L.P.

Warburg Pincus Netherlands International Partners I, C.V.

WP-WPIP Investors, L.P.

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII I, C.V.

WP-WP VIII Investors, L.P.

Blackstone Capital Partners (Cayman) IV L.P.

Blackstone Capital Partners (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.

Blackstone Participation Partnership (Cayman) IV L.P.

James C. Musselman

Musselman-Kosmos, Ltd.

Brian F. Maxted

W. Greg Dunlevy

Kiat Tze (Kenny) Goh

Paul Dailly

Adebayo O. Ogunlesi

John R. Kemp III

Christopher A. Wright

Sylvia J. Manor

Eric S. Hudgens

Philip Lowry

Katherine A. Kanschat

Scott L. Davis

Jan P. Hitchborn

Margaret Gorman

Tracey K. Henderson

George Sneed

Kristin Brumfield

Marvin M. Garrett

Mary Kay Krenzer

Nancy K. Lorts

Sanjaykumar Malani

Jon W. Cappon

Monica S. Shank

Grace K. Weisberg

Robert S. Brashier

Robert Miller

John Michael Hopkinson

Yaw Owusu

William S. Hayes

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

SCHEDULE I - PAGE 1

Kevin R. Black

Katie A. Mormon

Barbara Pearl

Tara M. Campbell

Erica S. Logan Hilton

Emma L. Byford

Doris B. McGuinness

Dennis C. McLaughlin

Kevin M. Hubble

Vickie L. Gammon

Eric J. Haas

Kelly A. Peterson (Huffman)

Stephen R. Sills

Steven J. Zrake

Yuliana Ryabova

Jennifer L. Roberts

Stephanie M. Allen

Chelsea G. Gilmore

Laurent M. Culembourg

Dennis P. Kucinskas

Heather L. Jank

Ryan A. Turner

Joseph L. Matthews

Brian A. Progar

Darran J. Lucas

Ralph H. Jones

Edward Glenn Cummings

Linda R. Correll

Edwin M. Ferguson

Thomas Oscar Fulford

Kina L. Jones

Tara A. Birkinbine

Lisa L. Fowler

Scott A. Bergeron

Sheri J. Collins

Wesley Jay Neeley

David Anderson Mormon

Jeffrey T. Elliott

Deandra R. Lee

Dalby Family Holdings, LP

2008 Carnegie, Ltd.

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

SCHEDULE I - PAGE 2

SCHEDULE II
MANAGERS

Jeffrey A. Harris (Warburg Nominee)

David B. Krieger (Warburg Nominee)

David I. Foley (Blackstone Nominee)

Prakash A. Melwani (Blackstone Nominee)

James C. Musselman (Management Nominee)

Chris Wright (Independent Nominee)

John Kemp (Independent Nominee)

Adebayo Ogunlesi (Independent Nominee)

Andrew Johnson (Independent Director)

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

SCHEDULE II - PAGE 1

SCHEDULE III
INDEPENDENT THIRD PARTY VALUATION FIRMS

1.             JP Morgan Chase

2.             Deutsche Bank

3.             Barclays

4.             Banc of America Securities

5.             Morgan Stanley

6.             Citigroup

7.             Credit Suisse

8.             Goldman Sachs

KOSMOS ENERGY HOLDINGS
FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

SCHEDULE III - PAGE 1

Kosmos – Sharing Ratio Vesting Formula (Shares and $ in Millions)	Schedule IV

Assumptions

	Series A	Series B		Series C
Commitment Amount	$300	$500		$250
Price per Unit	$10.00	$25.00		$28.25
Invested Amount	$300	$500		$250
Units Outstanding, as Converted	30.000	20.000		8.850

Quarterly Compounded Interest Rate < 12/31/2010	7.19%	7.19%		7.19%
Weighted-Average Hold Period (Years)	3.49	1.83		0.79
Accreted Value	$384	$568		$264

Illustrative Gross Exit Date/Value		12/31/10	/	$4,000

Unit Structure

	Participation Threshold	# of F/D Units Outstanding	Applicable Sharing Ratio		# of F/D Units Outstanding
A Pref. Units, as Converted	$0.00	30.000	1.000	Defined	30.000
$0.00 Units (=existing Mgmt. Units)	$0.00	2.660	1.000	$300/$300	2.660
$0.85 Units (=existing TH Units)	$0.85	0.840	1.000	$300/$300	0.840
$5.00 Units	$5.00	2.133	1.000	$300/$300	2.133
$10.00 Units	$10.00	1.012	1.000	$300/$300	1.012
$15.00 Units	$15.00	0.305	1.000	$300/$300	0.305

B Pref. Units, as Converted	$15.00	20.000	1.000	Defined	20.000
$15.00 Units	$15.00	2.333	1.000	$500/$500	2.333
$27.50 Units	$27.50	1.567	1.000	$500/$500	1.567
$40.00 Units	$40.00	2.500	1.000	$500/$500	2.500
$65.00 Units	$65.00	2.500	1.000	$500/$500	2.500
$90.00 Units	$90.00	2.500	1.000	$500/$500	2.500

C Pref. Units, as Converted	$18.25	8.850	1.000	Defined	8.850
C1 Units	$18.25	2.500	1.000	Defined	2.500

Section 7.1(a)(III) worksheet

	1st TH	2nd TH	3rd TH	4th TH	5th TH	6th TH	7th TH	8th TH	9th TH	10th TH
Up to:	$0.85	$5.00	$10.00	$15.00	$18.25	$27.50	$40.00	$65.00	$90.00	NA

Series A Pref. Units	30.000	30.000	30.000	30.000	30.000	30.000	30.000	30.000	30.000	30.000
$0.00 Units	2.660	2.660	2.660	2.660	2.660	2.660	2.660	2.660	2.660	2.660
$0.85 Units	0.000	0.840	0.840	0.840	0.840	0.840	0.840	0.840	0.840	0.840
$5.00 Units	0.000	0.000	2.133	2.133	2.133	2.133	2.133	2.133	2.133	2.133
$10.00 Units	0.000	0.000	0.000	1.012	1.012	1.012	1.012	1.012	1.012	1.012
$15.00 Units	0.000	0.000	0.000	0.000	0.305	0.305	0.305	0.305	0.305	0.305
Series B Pref. Units	0.000	0.000	0.000	0.000	20.000	20.000	20.000	20.000	20.000	20.000
$15.00 Units	0.000	0.000	0.000	0.000	2.333	2.333	2.333	2.333	2.333	2.333
Series C Pref. Units	0.000	0.000	0.000	0.000	0.000	8.850	8.850	8.850	8.850	8.850
C1 Units	0.000	0.000	0.000	0.000	0.000	2.500	2.500	2.500	2.500	2.500
$27.50 Units	0.000	0.000	0.000	0.000	0.000	0.000	1.567	1.567	1.567	1.567
$40.00 Units	0.000	0.000	0.000	0.000	0.000	0.000	0.000	2.500	2.500	2.500
$65.00 Units	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	2.500	2.500
$90.00 Units	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	2.500
Total Participating	32.660	33.500	35.633	36.645	59.283	70.633	72.200	74.700	77.200	79.700

Section 7.1(a)(III) Distribution Waterfall

	$	% of Tler
Accreted Value
Gross Exit Value	$4,000

Series A Accreted Value	$(384)	31.552%
Series B Accreted Value	(568)	46.718%
Series C Accreted Value	(264)	21.730%
Subtotal	$(1,216)	100.000%
Remaining for Participation	$2,784

Until First Threshold ($0.85)
Net Participating Units	= 30.000 + 2.660	32.660
Amount to Allocate	= Min. of [32.660 * ($0.85 - $0.00)] or [Remaining Proceeds]	$(28)

Series A Pref. Units	= (30.000/32.660) * [Amount to Allocate]	$(26)	91.855%
$0.00 Units	= (2.660/32.660) * [Amount to Allocate]	(2)	8.145%
Subtotal		$(28)	100.000%
Remaining for Participation		$2,757

Until Next Threshold ($5.00)
Net Participating Units	= [above ] + 0.840	33.500
Amount to Allocate	= Min. of [33.500 * ($5.00 - $0.85)] or [Remaining Proceeds]	$(139)

Series A Pref. Units	= (30.000/33.500) * [Amount to Allocate]	$(125)	89.552%
$0.00 Units	= (2.660/33.500) * [Amount to Allocate]	(11)	7.940%
$0.85 Units	= (0.840/33.500) * [Amount to Allocate]	(3)	2.507%
Subtotal		$(139)	100.000%
Remaining for Participation		$2,618

Until Next Threshold ($10.00)
Net Participating Units	= [above ] + 2.133	35.633
Amount to Allocate	= Min. of [35.633 * ($10.00 - $5.00)] or [Remaining Proceeds]	$(178)

Series A Pref. Units	= (30.000/35.633) * [Amount to Allocate]	$(150)	84.191%
$0.00 Units	= (2.660/35.633) * [Amount to Allocate]	(13)	7.465%
$0.85 Units	= (0.840/35.633) * [Amount to Allocate]	(4)	2.357%
$5.00 Units	= (2.133/35.633) * [Amount to Allocate)	(11)	5.987%
Subtotal		$(178)	100.000%
Remaining for Participation		$2,439

Until Next Threshold ($15,00)
Net Participating Units	= [above ] + 1.012	36.645
Amount to Allocate	= Min. of [36.645 * ($15.00 - $10.00)] or [Remaining Proceeds]	$(183)

Series A Pref. Units	= (30.000/36.645) * [Amount to Allocate]	$(150)	81.866%
$0.00 Units	= (2.660/36.645) * [Amount to Allocate]	(13)	7.259%
$0.85 Units	= (0.840/36.645) * [Amount to Allocate]	(4)	2.292%
$5.00 Units	= (2.133/36.645) * [Amount to Allocate]	(11)	5.822%
$10.00 Units	= (1.012/36.645) * [Amount to Allocate]	(5)	2.761%
Subtotal		$(183)	100.000%
Remaining for Participation		$2,256

Until Next Threshold ($18.25)
Net Participating Units	= [above ] + 0.305 + 20.000 + 2.333	59.283
Amount to Allocate	= Min. of [59.283 * ($18.25 - $15.00)] or [Remaining Proceeds]	$(193)

Series A Pref. Units	= (30.000/59.283) * [Amount to Allocate]	$(98)	50.604%
$0.00 Units	= (2.660/59.283) * [Amount to Allocate]	(9)	4.487%
$0.85 Units	= (0.840/59.283) * [Amount to Allocate]	(3)	1.417%
$5.00 Units	= (2.133/59.283) * [Amount to Allocate]	(7)	3.599%
$10.00 Units	= (1.012/59.283) * [Amount to Allocate]	(3)	1.707%
$15.00 Units	= (0.305/59.283) * [Amount to Allocate]	(1)	0.514%
Series B Pref. Units	= (20.000/59.283) * [Amount to Allocate]	(65)	33.736%
$15.00 Units	= (2.333/59.283) * [Amount to Allocate]	(8)	3.936%
Subtotal		$(193)	100.000%
Remaining for Participation		$2,064

Until Next Threshold ($27.50)
Net Participating Units	= [above ] + 8.850 + 2.500	70.633
Amount to Allocate	= Min. of [70.633 * ($27.50 - $18.25)] or [Remaining Proceeds]	$(653)

Series A Pref. Units	= (30.000/70.633) * [Amount to Allocate]	$(278)	42.473%
$0.00 Units	= (2.660/70.633) * [Amount to Allocate]	(25)	3.766%
$0.85 Units	= (0.840/70.633) * [Amount to Allocate]	(8)	1.189%
$5.00 Units	= (2.133/70.633) * [Amount to Allocate]	(20)	3.020%
$10.00 Units	= (1.012/70.633) * [Amount to Allocate]	(9)	1.433%
$15.00 Units	= (0.305/70.633) * [Amount to Allocate]	(3)	0.431%
Series B Pref. Units	= (20.000/70.633) * [Amount to Allocate]	(185)	28.315%
$15.00 Units	= (2.333/70.633) * [Amount to Allocate]	(22)	3.303%
Series C Pref. Units	= (8.850/70.633) * [Amount to Allocate]	(82)	12.529%
C1 Units	= (2.500/70.633) * [Amount to Allocate]	(23)	3.539%
Subtotal		$(653)	100.000%
Remaining for Participation		$1,410

Until Next Threshold ($40.00)
Net Participating Units	= [above ] + 1.587	72.200
Amount to Allocate	= Min. of [72.200 * ($40.00 - $27.50)] or [Remaining Proceeds]	$(902)

Series A Pref. Units	= (30.000/72.200) * [Amount to Allocate]	$(375)	41.552%
$0.00 Units	= (2.660/72.200) * [Amount to Allocate]	(33)	3.684%
$0.85 Units	= (0.840/72.200) * [Amount to Allocate]	(11)	1.163%
$5.00 Units	= (2.133/72.200) * [Amount to Allocate]	(27)	2.955%
$10.00 Units	= (1.012/72.200) * [Amount to Allocate]	(13)	1.401%
$15.00 Units	= (0.305/72.200) * [Amount to Allocate]	(4)	0.422%
Series B Pref. Units	= (20.000/72.200) * [Amount to Allocate]	(250)	27.701%
$15.00 Units	= (2.333/72.200) * [Amount to Allocate]	(29)	3.232%
Series C Pref. Units	= (8.850/72.200) * [Amount to Allocate]	(111)	12.257%
C1 Units	= (2.500/72.200) * [Amount to Allocate]	(31)	3.463%
$27.50 Units	= (1.567/72.200) * [Amount to Allocate]	(20)	2.170%
Subtotal		$(902)	100.000%
Remaining for Participation		$508

Until Next Threshold ($65.00)
Net Participating Units	= [above ] + 2.500	74.700
Amount to Allocate	= Min. of [74.700 * ($65.00 - $40.00)] or [Remaining Proceeds]	$(508)

Series A Pref. Units	= (30.000/74.700) * [Amount to Allocate]	$(204)	40.161%
$0.00 Units	= (2.660/74.700) * [Amount to Allocate]	(18)	3.561%
$0.85 Units	= (0.840/74.700) * [Amount to Allocate]	(6)	1.125%
$5.00 Units	= (2.133/74.700) * [Amount to Allocate]	(14)	2.856%
$10.00 Units	= (1.012/74.700) * [Amount to Allocate]	(7)	1.355%
$15.00 Units	= (0.305/74.700) * [Amount to Allocate]	(2)	0.408%
Series B Pref. Units	= (20.000/74.700) * [Amount to Allocate]	(136)	26.774%
$15.00 Units	= (2.333/74.700) * [Amount to Allocate]	(16)	3.124%
Series C Pref. Units	= (8.850/74.700) * [Amount to Allocate]	(60)	11.847%
C1 Units	= (8.850/74.700) * [Amount to Allocate]	(17)	3.347%
$27.50 Units	= (1.567/74.700) * [Amount to Allocate]	(11)	2.097%
$40.00 Units	= (2.500/74.700) * [Amount to Allocate]	(17)	3.347%
Subtotal		$(508)	100.000%
Remaining for Participation		$0

Until Next Threshold ($90.00)
Net Participating Units	= [above ] + 2.500	77.200
Amount to Allocate	= Min. of [77.200 * ($90.00 - $65.00)] or [Remaining Proceeds]	$0

Series A Pref. Units	= (30.000/77.200) * [Amount to Allocate]
$0.00 Units	= (2.660/77.200) * [Amount to Allocate]	$0	NA
$0.85 Units	= (0.840/77.200) * [Amount to Allocate]	0	NA
$5.00 Units	= (2.133/77.200) * [Amount to Allocate]	0	NA
$10.00 Units	= (1.012/77.200) * [Amount to Allocate]	0	NA
$15.00 Units	= (0.305/77.200) * [Amount to Allocate]	0	NA
Series B Pref. Units	= (20.000/77.200) * [Amount to Allocate]	0	NA
$15.00 Units	= (2.333/77.200) * [Amount to Allocate]	0	NA
Series C Pref. Units	= (8.850/77.200) * [Amount to Allocate]	0	NA
C1 Units	= (8.850/77.200) * [Amount to Allocate]	0	NA
$27.50 Units	= (1.567/77.200) * [Amount to Allocate]	0	NA
$40.00 Units	= (2.500/77.200) * [Amount to Allocate]	0	NA
$65.00 Units	= (2.500/77.200) * [Amount to Allocate]	0	NA
Subtotal		$0	NA
Remaining for Participation		$0

Above Last Threshold ($90.00)
Net Participating Units	= [above ] + 2.500	79.700
Amount to Allocate	= [Remaining Proceeds]	$0

Series A Pref. Units	= (30.000/79.700) * [Amount to Allocate]	$0	NA
$0.00 Units	= (2.660/79.700) * [Amount to Allocate]	0	NA
$0.85 Units	= (0.840/79.700) * [Amount to Allocate]	0	NA
$5.00 Units	= (2.133/79.700) * [Amount to Allocate]	0	NA
$10.00 Units	= (1.012/79.700) * [Amount to Allocate]	0	NA
$15.00 Units	= (0.305/79.700) * [Amount to Allocate]	0	NA
Series B Pref. Units	= (20.000/79.700) * [Amount to Allocate]	0	NA
$15.00 Units	= (2.333/79.700) * [Amount to Allocate]	0	NA
Series C Pref. Units	= (8.850/79.700) * [Amount to Allocate]	0	NA
C1 Units	= (8.850/79.700) * [Amount to Allocate]	0	NA
$27.50 Units	= (1.567/79.700) * [Amount to Allocate]	0	NA
$40.00 Units	= (2.500/79.700) * [Amount to Allocate]	0	NA
$65.00 Units	= (2.500/79.700) * [Amount to Allocate]	0	NA
$90.00 Units	= (2.500/79.700) * [Amount to Allocate]	0	NA
Subtotal		$0	NA
Remaining for Participation		$0

Summary of Distributions

	WP Funds	BCAP Funds	Mgmt.	Total $MM	Total per Unit

Series A
Series A Accreted Value	$(206)	$(169)	$(9)	$(384)	$(12.79)
Series A Pref. Units	(755)	(618)	(31)	(1,404)	(46.80)
Subtotal Series A	$(961)	$(786)	$(40)	$(1,787)	$(59.58)

Series B
Series B Accreted Value	$(306)	$(250)	$(12)	$(568)	$(28.40)
Series B Pref. Units	(342)	(280)	(13)	(636)	(31.80)
Subtotal Series B	$(648)	$(530)	$(25)	$(1,204)	$(60.19)

Series C
Series C Accreted Value	$(142)	$(116)	$(6)	$(264)	$(29.85)
Series C Pref. Units	(136)	(111)	(5)	(253)	(28.55)
Cl Units	(38)	(31)	(2)	(71)	(28.55)
Subtotal Series C	$(316)	$(259)	$(13)	$(588)	$(66.46)*

* not additive

Management
$0.00 Units	$0	$0	$(124)	$(124)	$(46.80)
$0.85 Units	0	0	(39)	(39)	(45,95)
$5.00 Units	0	0	(89)	(89)	(41.80)
$10.00 Units	0	0	(37)	(37)	(36.80)
$15.00 Units	0	0	(10)	(10)	(31.80)
$15.00 Units	0	0	(74)	(74)	(31.80)
$27.50 Units	0	0	(30)	(30)	(19.30)
$40.00 Units	0	0	(17)	(17)	(6.80)
$65.00 Units	0	0	0	0	0.00
$90.00 Units	0	0	0	0	0.00
Subtotal Mgmt Incentives	$0	$0	$(421)	$(421)	NA

Total
Subtotal Series A	$(961)	$(786)	$(40)	$(1,787)
Subtotal Series B	(648)	(530)	(25)	(1,204)
Subtotal Series C	(316)	(259)	(13)	(588)
Subtotal Mgmt Incentives	0	0	(421)	(421)
Total	$(1,926)	$(1,576)	$(498)	$(4,000)

Execution Version

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

KOSMOS ENERGY HOLDINGS

This First Amendment (this “Amendment”) to the Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee, dated as of December 17, 2010, is adopted, executed and agreed to by the parties hereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Operating Agreement (defined below).

WHEREAS, the Company and the Members entered into the Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings (the “Operating Agreement”) on October 9, 2009;

WHEREAS, pursuant to Section 15.5 of the Operating Agreement, the Company and the Members executing this Amendment, constituting the Supermajority Holders and a majority of the outstanding Profits Units, desire to amend the Operating Agreement; and

WHEREAS, this Amendment will be in force and effect and become binding on the current Members of the Company and their respective spouses by the execution hereof by the required signatories to effect the amendment of the Operating Agreement.

NOW, THEREFORE, in consideration of the mutual promises and benefits set forth herein, the Operating Agreement is hereby amended as follows:

1.                                     The following subsection (e) is added to the end of Section 11.1 of the Operating Agreement:

“(e)                               Notwithstanding anything to the contrary herein, the Board may, with the prior written consent of the Supermajority Holders, partially or fully accelerate the vesting of any Unitholder’s Unvested Units and thereby convert them into Vested Units.”

2.                                     The definition of “Qualified Public Offering” shall be deleted and replaced in its entirety by the following:

“Qualified Public Offering” means the first firm commitment underwritten offering by the IPO Corporation of common stock to the public pursuant to an effective registration statement under the Securities Act (i) for which aggregate cash proceeds to be received by the Corporation from such offering (without deducting underwriting discounts, expenses and commissions) are at least $50,000,000 or for which aggregate cash proceeds to be received by a Qualified Holder from such offering (without deducting underwriting discounts, expenses and commissions) are at least $10,000,000, and (ii) pursuant to which such shares of common stock are authorized and approved for listing on the New York Stock

Exchange or admitted to trading and quoted in the Nasdaq National Market system.

3.                                     Except as amended by this Amendment, which shall be effective as of the date hereof, the terms and provisions of the Operating Agreement are and shall remain in full force and effect.

4.                                     This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single agreement

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

THE “COMPANY”

KOSMOS ENERGY HOLDINGS

By:	/s/ W. Greg Dunlevy
	Name:	W. Greg Dunlevy
	Title:	Executive Vice President & CFO

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]

MEMBERS:

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By: Warburg Pincus Partners LLC, its General Partner
By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

WP-WPIP INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]

WARBURG PINCUS NETHERLANDS PRIVATE
EQUITY VIII I, C.V.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

WP-WP VIII INVESTORS, L.P.

By: Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name: Jeffrey A. Harris
Title: Partner

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name: Prakash Melwani
Title: member

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name: Prakash Melwani
Title: member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name: Prakash Melwani
Title: member

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]

BLACKSTONE FAMILY INVESTMENTPARTNERSHIP (CAYMAN) IV-A SMD L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name: Prakash Melwani
Title: member

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) IV L.P.

By: Blackstone Management Associates (Cayman) IV L.P.

By: Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name: Prakash Melwani
Title: member

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]

/s/ James C. Musselman
JAMES C. MUSSELMAN

/s/ Brian F. Maxted
BRIAN F. MAXTED

/s/ W. Greg Dunlevy
W. GREG DUNLEVY

/s/ Paul Dailly
PAUL DAILLY

/s/ Kiat Tze Goh
KIAT TZE GOH

[Signature page to First Amendment to

Fourth Amended and Restated Operating Agreement]